UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )
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FirstMerit Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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III Cascade Plaza
Akron, Ohio 44308

March 9, 2011

To Our Shareholders:

You are cordially invited to attend the 2011 Annual Meeting of Shareholders of FirstMerit Corporation (“FirstMerit” or the “Company”) to be held on April 20, 2011, at 10:00 a.m., local time, at the John S. Knight Convention Center, 77 E. Mill Street, Akron, Ohio 44308.

At the Annual Meeting, you will be asked to: (i) elect 12 directors whose terms will expire at the Annual Meeting in 2012; (ii) ratify the appointment of Ernst & Young LLP as FirstMerit’s independent registered public accounting firm for the fiscal year ending December 31, 2011; (iii) consider an advisory vote on executive compensation; (iv) consider an advisory vote on the frequency of holding an advisory vote on executive compensation; and (v) consider the adoption and approval of the Company’s 2011 Equity Incentive Plan.

Your vote on these matters is important, regardless of the number of shares you own, and all shareholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. In order to ensure that your shares are represented, I urge you to execute and return the enclosed proxy, or that you submit your proxy by telephone or Internet promptly.

Sincerely,

Paul G. Greig
Chairman, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
PROPOSAL ONE -- ELECTION OF DIRECTORS
NOMINEES FOR ELECTION AS DIRECTORS (Term Expiring in 2012)
COMPENSATION DISCUSSION AND ANALYSIS
THE COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION AND OTHER INFORMATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSAL TWO -- RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL THREE -- ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL FOUR -- ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL FIVE -- ADOPTION AND APPROVAL OF FIRSTMERIT’S 2011 EQUITY INCENTIVE PLAN
INCORPORATION BY REFERENCE
APPENDIX A

FirstMerit Corporation
III Cascade Plaza
Akron, Ohio 44308

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Wednesday, April 20, 2011

The Annual Meeting of Shareholders of FirstMerit Corporation (“FirstMerit” or the “Company”), will be held at the John S. Knight Convention Center, 77 E. Mill Street, Akron, Ohio 44308, on Wednesday, April 20, 2011, at 10:00 a.m., local time, for the following purposes:

1.	To elect twelve directors;

2.	To ratify the appointment of Ernst & Young LLP as FirstMerit’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

3.	To hold an advisory vote on executive compensation;

4.	To hold an advisory vote on the frequency of holding an advisory vote on executive compensation;

5.	To approve the adoption of the 2011 Equity Incentive Plan; and

6.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on February 22, 2011, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Your Board of Directors recommends that you vote: (i) “FOR” the election of each of the director nominees: (ii) “FOR” the ratification of the appointment of Ernst & Young LLP as FirstMerit’s independent registered public accounting firm for the fiscal year ending December 31, 2011; (iii) “FOR” approval of the compensation of the Company’s named executive officers; (iv) “FOR” a frequency of “3 YEARS” for holding an advisory vote on executive compensation; and (v) “FOR’’ the approval of the adoption of the 2011 Equity Incentive Plan.

By Order of the Board of Directors,

Judith A. Steiner
Executive Vice President, General Counsel and Secretary

Akron, Ohio

March 9, 2011

FirstMerit Corporation

PROXY STATEMENT

March 9, 2011

This proxy statement is furnished in connection with the solicitation by the Board of Directors of FirstMerit Corporation (“FirstMerit” or the “Company”), an Ohio corporation, of the accompanying proxy to be voted at the 2011 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, April 20, 2011, at 10:00 a.m., local time, and at any adjournment thereof. The mailing address of the principal executive offices of FirstMerit is III Cascade Plaza, Akron, Ohio 44308; telephone number (330) 996-6300. To obtain directions to attend the Annual Meeting, please contact Investor Relations at (330) 384-7020. This proxy statement, together with the related proxy and FirstMerit’s 2010 Annual Report to Shareholders (the “Annual Report”), are being mailed to the shareholders of the Company on or about March 9, 2011. FirstMerit® is a registered trademark of the Company.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

When and Where will the Annual Meeting be Held?

The Annual Meeting will be held on Wednesday, April 20, 2011, at 10:00 a.m., local time, at the John S. Knight Convention Center, 77 E. Mill Street, Akron, Ohio 44308.

Why did I Receive these Proxy Materials?

You have received these proxy materials because FirstMerit’s Board of Directors is soliciting a proxy to vote your shares at the Annual Meeting. This proxy statement contains information that FirstMerit is required to provide to you under the rules of the Securities and Exchange Commission (the “Commission”) and is intended to assist you in voting your shares.

Who may Vote at the Annual Meeting?

FirstMerit’s Board of Directors has set February 22, 2011 as the “record date” for the Annual Meeting. This means that only shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. At the close of business on February 22, 2011, there were 108,768,784 shares of FirstMerit common stock, no par value, outstanding. Each common share entitles the holder to one vote on each item to be voted upon at the Annual Meeting and there is no cumulative voting.

What is the Difference between Holding Common Shares as a “Shareholder of Record” and as a “Beneficial Owner”?

If your common shares are registered directly in your name, you are considered the “shareholder of record” of those shares. FirstMerit has sent these proxy materials directly to all “shareholders of record.” Alternatively, if your common shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, which is sometimes called “street name,” then you are the “beneficial owner” of those shares, and these proxy materials were forwarded to you by that organization. The organization holding your common shares is the shareholder of record for purposes of voting the shares at the Annual Meeting. As the beneficial owner, you have the right to direct that organization how to vote the common shares held in your account by following the voting instructions the organization provides to you.

How do I Vote?

Shareholders of record may vote on matters that are properly presented at the Annual Meeting in four ways:

•	By completing the accompanying proxy and returning it in the envelope provided;

•	By submitting your vote telephonically;

•	By submitting your vote electronically via the Internet; or

•	By attending the Annual Meeting and casting your vote in person.

For the Annual Meeting, FirstMerit is offering shareholders of record the opportunity to vote their shares electronically through the Internet or by telephone. Instead of submitting the enclosed proxy by mail, shareholders of record may vote by telephone or via the Internet by following the procedures described on the enclosed proxy. In order to vote via telephone or the Internet, please have the enclosed proxy in hand, and call the number or go to the website listed on the proxy and follow the instructions. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting through the Internet should understand that they may bear certain costs associated with Internet access, such as usage charges from their Internet service providers. The deadline for voting through the Internet or by telephone is 11:59 p.m., local time, Akron, Ohio, on April 19, 2011.

If you hold your shares in street name, you should follow the voting instructions provided to you by the organization that holds your shares. If you plan to attend the Annual Meeting and vote in person, ballots will be available. If your shares are held in the name of your broker, bank or other shareholder of record, you must bring a legal proxy from the shareholder of record indicating that you were the beneficial owner of the shares on February 22, 2011 in order to vote in person.

What if My Common Shares are Held through the FirstMerit Corporation and Affiliates Employees’ Salary Savings Retirement Plan?

If you participate in the FirstMerit Corporation and Affiliates Employees’ Salary Savings Retirement Plan (the “401(k) Plan”) and have money invested in the FirstMerit common stock fund, you can instruct the trustee of the 401(k) Plan how to vote those shares.

How will My Common Shares be Voted?

If you vote by mail, through the Internet, by telephone or in person, your shares will be voted as you direct. If you submit a valid proxy prior to the Annual Meeting, but do not complete the voting instructions, your shares will be voted:

•	“FOR” the election of each of the director nominees listed under “PROPOSAL ONE — ELECTION OF DIRECTORS;”

•	“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 under “PROPOSAL TWO — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM;”

•	“FOR” the approval of the compensation of FirstMerit’s named executive officers under “PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION;”

•	“FOR” a frequency of “3 YEARS” under “PROPOSAL FOUR — ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION;” and

•	“FOR” the approval of FirstMerit’s 2011 Equity Incentive Plan (the “2011 Incentive Plan”) under “PROPOSAL FIVE — ADOPTION AND APPROVAL OF FIRSTMERIT’S 2011 EQUITY INCENTIVE PLAN.”

Can Other Matters be Decided at the Annual Meeting?

On the date that this proxy statement was printed, FirstMerit did not know of any matters to be raised at the Annual Meeting other than those included in this proxy statement. If you submit a valid proxy and other matters are properly presented for consideration at the Annual Meeting, then the individuals appointed as proxies will have the discretion to vote on those matters for you.

May I Revoke or Change My Vote?

Yes, proxies may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by:

•	the execution of a later dated proxy with respect to the same shares;

•	the execution of a later casted Internet or telephone vote with respect to the same shares;

•	giving notice in writing to the Corporate Secretary at FirstMerit Corporation, III Cascade Plaza, Akron, Ohio 44308; or

•	notifying the Corporate Secretary in person at the Annual Meeting.

If your common shares are held in street name and you wish to revoke your proxy, you should follow the instructions provided to you by the record holder of your shares. If you wish to revoke your proxy in person at the Annual Meeting, you must bring a legal proxy from the shareholder of record indicating that you were the beneficial owner of the common shares on February 22, 2011. Attending the Annual Meeting will not, by itself, revoke your proxy.

Who Pays the Cost of Proxy Solicitation?

The accompanying proxy is solicited by and on behalf of the Board of Directors of FirstMerit, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by FirstMerit. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, facsimile and electronic mail by directors, officers and employees of FirstMerit. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of common shares held of record by such persons, and FirstMerit will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. FirstMerit has engaged Innisfree M&A Incorporated to aid in the solicitation of proxies in order to assure a sufficient return of votes on the proposals to be presented at the Annual Meeting. The costs of such services are estimated at $15,000, plus reasonable distribution and mailing costs.

How Many Common Shares Must be Represented at the Annual Meeting in Order to Constitute a Quorum?

At least 54,384,392 common shares must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. Street name holders generally cannot vote their common shares directly and must instead instruct the broker, bank or other shareholder of record how to vote their shares using the voting instructions provided by it. If a street name holder does not provide timely instructions, the broker or other nominee may have the authority to vote on some proposals but not others. If the broker or other nominee votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner, this results in a broker non-vote. Broker non-votes on a matter are counted as present for purposes of establishing a quorum for the meeting, but are not considered entitled to vote on that particular matter. Consequently, broker non-votes generally do not have the same effect as a negative vote on the matter.

What are the Voting Requirements to Elect the Directors and to Approve the Other Proposals in this Proxy Statement?

The vote required to approve each of the proposals that are scheduled to be presented at the Annual Meeting is as follows:

Proposal	Vote Required

• PROPOSAL ONE — ELECTION OF DIRECTORS	• Election of the director nominees requires the affirmative vote of the holders of a plurality of the common shares present, represented and entitled to vote at the Annual Meeting. Broker non-votes and proxies marked “WITHHOLD AUTHORITY” will not be counted toward the election of directors or toward the election of individual nominees and, thus, will have no effect other than that they will be counted for establishing a quorum.

• PROPOSAL TWO — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
•   The proposal to ratify the appointment of FirstMerit’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the common shares present, represented and entitled to vote at the Annual Meeting. Shareholders may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on Proposal Two. Broker non-votes will not be counted for the purpose of determining whether Proposal Two has been approved. Abstentions will be counted as present and entitled to vote for purposes of Proposal Two and, thus, will have the same effect as a vote against Proposal Two.

• PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION	• The proposal to approve the resolution regarding the compensation of FirstMerit’s named executive officers requires the affirmative vote of the holders of a majority of the common shares present, represented and entitled to vote at the Annual Meeting. Shareholders may vote “FOR,” “AGAINST’’ or “ABSTAIN’’ from voting on Proposal Three. Broker non-votes will not be counted for the purpose of determining whether Proposal Three has been approved. Abstentions will be counted as present and entitled to vote for purposes of Proposal Three and, thus, will have the same effect as a vote against Proposal Three. As this is an advisory vote, the outcome of the vote is not binding on the Compensation Committee or the Board of Directors with respect to future executive compensation decisions, including those relating to the Company’s named executive officers, or otherwise. However, the Compensation Committee and the Board of Directors expect to take into account the outcome of the vote when considering future executive compensation decisions.

Proposal	Vote Required

• PROPOSAL FOUR — ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION	• The proposal to determine the frequency of holding an advisory vote on FirstMerit’s executive compensation requires the affirmative vote of the holders of a plurality of the common shares present, represented and entitled to vote at the Annual Meeting. Shareholders may vote for “1 YEAR,” “2 YEARS,” “3 YEARS,” or “ABSTAIN.” Broker non-votes and proxies marked “ABSTAIN’’ will not be counted toward the frequency of any specified time period and, thus, will have no effect other than that they will be counted for establishing a quorum. As this is an advisory vote, it is not binding on the Compensation Committee or the Board of Directors and the Board may decide that it is in the best interests of FirstMerit and its shareholders to hold an advisory vote more or less frequently than the preference receiving the highest number of votes. However, the Compensation Committee and the Board of Directors expect to take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

• PROPOSAL FIVE — ADOPTION AND APPROVAL OF FIRSTMERIT’S 2011 EQUITY INCENTIVE PLAN	• The proposal to approve the 2011 Incentive Plan requires the affirmative vote of the holders of a majority of the common shares present, represented and entitled to vote at the Annual Meeting. Shareholders may vote ‘‘FOR,” “AGAINST,” or “ABSTAIN” from voting on Proposal Five. Broker non-votes will not be counted for the purpose of determining whether Proposal Five has been approved. Abstentions will be counted as present and entitled to vote for purposes of Proposal Five and, thus, will have the same effect as a vote against Proposal Five.

Under Ohio law, FirstMerit’s Second Amended and Restated Articles of Incorporation, as amended (the “Articles”), and its Second Amended and Restated Code of Regulations (the “Regulations”), the nominees for election as directors who receive the greatest number of votes cast will be elected directors. Each shareholder will be entitled to cast one vote for each share owned, and shareholders may not cumulate votes. Shares as to which the authority to vote is withheld are not counted toward the election of directors; however, in February 2007, the Board of Directors adopted a “Majority Vote Withheld Policy” in the event that “WITHHOLD AUTHORITY” has been indicated by a majority of the votes cast with respect to any director in an uncontested election. A detailed summary of this policy is set forth under the caption “CORPORATE GOVERNANCE — Policies of the Board of Directors” beginning on page 10 of this proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON APRIL 20, 2011

The proxy statement, Form 10-K for the year ended December 31, 2010 and the 2010 Annual Report are available at www.proxydocs.com/fmer.

CORPORATE GOVERNANCE

The Board of Directors — Independence

The Board of Directors of FirstMerit is currently comprised of 12 members, all of which are nominees for re-election at the Annual Meeting. Additional information regarding each director nominee is set forth in “PROPOSAL 1 — ELECTION OF DIRECTORS” beginning on page 15 of this proxy statement. In 2010, the Board of Directors affirmatively determined that all of the directors listed below are “independent directors” under the rules of The NASDAQ Stock Market LLC ( “NASDAQ”):

Steven H. Baer	Richard Colella
Karen S. Belden	Gina D. France
R. Cary Blair	Terry L. Haines
John C. Blickle	J. Michael Hochschwender
Robert W. Briggs	Clifford J. Isroff

The only current directors of FirstMerit that have not been deemed independent by the Board of Directors are Philip A. Lloyd II and Paul G. Greig, FirstMerit’s Chairman, President and Chief Executive Officer (“CEO”).

During 2010, certain current directors and executive officers of FirstMerit, and their associates, were customers of, and had banking transactions with, various subsidiaries of FirstMerit, including the Company’s subsidiary bank (and its wealth management services) and FirstMerit’s mortgage subsidiary. All relationships between any director or executive officer and FirstMerit or any of its subsidiaries are conducted in the ordinary course of business. FirstMerit encourages its directors and executive officers to maintain these relationships and expects that these transactions will continue in the future. All loans and loan commitments included in such transactions, including equipment leasing transactions, were made and will be made: (i) in the ordinary course of business; (ii) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to FirstMerit; and (iii) without more than the normal risk of collectability or present other unfavorable features. After reviewing the details of these relationships, the Board of Directors has determined that such relationships do not interfere with the exercise of a director’s independent judgment in carrying out the responsibilities of any director.

In assessing the independence of directors, the Board of Directors considered the business relationships between FirstMerit and its directors or their affiliated businesses, other than ordinary banking relationships. Where business relationships other than ordinary banking relationships existed, the Board of Directors evaluated the scope and nature of each business relationship. The business relationships between FirstMerit and its directors or the directors’ affiliated companies that were considered by the Board of Directors were: (i) Mr. Baer’s position as a member of Rally Capital Services, LLC (“Rally Capital”), a consulting firm that provided financial consulting and operational services to certain borrowers of Company subsidiaries during 2010; (ii) Mr. Colella’s position as a partner in the law firm of Colella & Weir, P.L.L, which performed legal services for FirstMerit and its subsidiaries during 2010; (iii) Mr. Briggs position as Chairman Emeritus with the law firm of Buckingham, Doolittle & Burroughs, LLP (“Buckingham”), which performed legal services for FirstMerit and its subsidiaries in 2010; and (iv) Mr. Lloyd’s position as Of Counsel with the law firm of Vorys, Sater, Seymour and Pease LLP (“Vorys”), which performed legal services for FirstMerit and its subsidiaries in 2010. In reviewing the independence of Mr. Baer, the Board of Directors determined that all fees paid to Rally Capital during 2010 or any of the past three fiscal years did not exceed 5% of Rally Capital’s annual consolidated gross revenues. In reviewing the independence of Mr. Colella, the Board of Directors considered the relationship between FirstMerit and Colella & Weir, P.L.L and determined such firm received fees of less than $200,000 for the performance of legal services in 2010. In reviewing the independence of Mr. Briggs, the Board of Directors considered the relationship between FirstMerit and Buckingham and determined such firm received fees of less than $200,000 for the performance of legal services in 2010. With regard to Messrs. Baer, Collela and Briggs, the Board of Directors is of the opinion that their respective relationships do not interfere with their exercise of independent judgment in carrying out their duties as directors and, therefore, concluded that they should be considered to be independent. Finally, in reviewing the independence of Mr. Lloyd, the Board of Directors determined that the fees received by Vorys were less than 5% of the firm’s gross revenues and that Mr. Lloyd’s compensation from Vorys is not directly or indirectly related to the legal fees generated by FirstMerit. Although the Board of Directors determined that Mr. Lloyd does not have a direct or indirect material interest in the legal fees paid by FirstMerit to Vorys and is of the opinion that his relationship with Vorys does not interfere with his exercise of independent judgment in carrying out his responsibilities as a director, the Board nonetheless concluded that Mr. Lloyd’s relationship gives rise to an appearance of a potential conflict and, therefore, determined that he should not be considered an independent director.

Certain Relationships and Related Transactions

Under FirstMerit’s Insider Activities Policy, the Audit Committee has delegated to the Corporate Governance and Nominating Committee the responsibility of reviewing and approving all related party transactions. The Insider Activities Policy is a written policy that covers all transactions that are reportable under Item 404 of Regulation S-K. Extensions of credit by FirstMerit and its banking subsidiaries to “insiders” of FirstMerit and its subsidiaries are also regulated by Regulation O adopted under the Federal Reserve Act and the Federal Deposit Insurance Corporation Improvement Act. It is FirstMerit’s policy that any transactions with persons whom Regulation O defines as “insiders” (i.e., executive officers, directors, principal shareholders and their related interests) are engaged in the same manner as transactions conducted with all members of the public. Transactions are reviewed by the Corporate Governance and Nominating Committee either on a case-by-case basis or, in the case of an ongoing relationship (such as the legal services provided by the law firms identified above) are approved at the outset of the relationship and may be periodically reviewed. All loans to insiders of FirstMerit: (i) are made in the ordinary course of business; (ii) are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company; and (iii) do not involve more than the normal risk of collectibility or present other unfavorable features.

Director Steven H. Baer is a member of Rally Capital, a consulting firm that provided financial consulting and operational services to certain borrowers of Company subsidiaries during 2010. During fiscal 2010, FirstMerit Bank, N.A. (“FirstMerit Bank”), a wholly-owned subsidiary of FirstMerit, paid a total of approximately $173,000 to Rally Capital.

Attendance at Meetings

The Board of Directors held 11 meetings during 2010. All incumbent directors attended at least 75% of the total of all meetings of the Board of Directors and any committees thereof on which such director served during the year. In accordance with FirstMerit’s Corporate Governance Guidelines (the “Corporate Governance Guidelines”), directors are expected to attend all meetings of the Board of Directors, although it is understood that, on occasion, a director may not be able to attend a meeting. Directors are encouraged to attend the Annual Meeting. All of the members of the Board of Directors attended the 2010 Annual Meeting held on April 21, 2010.

Board Leadership and Lead Independent Director

Since his appointment as President and CEO in 2006, Paul G. Greig has also served as Chairman of the Board of Directors. The Board of Directors believes that Mr. Greig is best situated to serve as Chairman of the Board of Directors based upon his significant leadership position with FirstMerit and his in-depth familiarity with the Company’s business and industry. In addition, the Board of Directors believes that Mr. Greig’s combined roles as Chairman and CEO position him to effectively identify FirstMerit’s strategic priorities and lead Board discussions on the execution of Company strategy. While each of FirstMerit’s non-employee directors brings unique experience, oversight and expertise from outside the Company and its industry, Mr. Greig’s company-specific experience and expertise allow him to effectively direct Board discussions and focus Board decision-making on those items most important to the Company’s overall success. The Board of Directors believes that the combined role of Chairman and CEO helps promote FirstMerit’s overall strategic development and facilitates the efficient flow of information between management and the Board.

While the Board of Directors believes that having a combined Chairman and CEO is essential to FirstMerit’s overall strategic development, the Board is also aware that one of its responsibilities is to oversee Company management and make performance, risk and compensation related decisions regarding management. In order to appropriately balance the Board of Directors’ focus on strategic development with its management oversight responsibilities, the Board of Directors created the position of Lead Independent Director in 2003, with Clifford J. Isroff serving as Lead Independent Director since that time. As Lead Independent Director, Mr. Isroff is responsible for chairing the Board of Directors’ Executive Committee and for presiding at all executive sessions of the Board. In addition, Mr. Isroff acts as an active liaison between management and FirstMerit’s non-employee directors, maintaining frequent contact both with Mr. Greig to advise him on the progress of the Board of Directors’ committee meetings, and with individual non-employee directors concerning recent developments affecting the Company. Through the role of an active, engaged Lead Independent Director, it is the opinion of the Board of Directors that its leadership structure is appropriately balanced between promoting FirstMerit’s strategic development with the Board’s management oversight function. The Board of Directors also believes that its leadership structure has created an environment of open, efficient communication between the Board and management, enabling the Board to maintain an active, informed role in risk management by being able to monitor and manage those matters that may present significant risks to FirstMerit.

Committees of the Board of Directors

The Board of Directors conducts its business through meetings of the Board and the following committees: (i) Audit Committee; (ii) Compensation Committee; (iii) Corporate Governance and Nominating Committee; (iv) Executive Committee; and (v) Risk Management Committee. Each committee meets on a regular basis and reports their deliberations and actions to the full Board of Directors. Each of the committees has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the committee in its work.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee the accounting and financial reporting process of FirstMerit. The Audit Committee members currently are John C. Blickle (Chair), Karen S. Belden, Gina D. France and J. Michael Hochschwender. The Board has determined that it has two “audit committee financial experts” serving on its Audit Committee. John C. Blickle and Gina D. France each have been determined to have the attributes listed in the definition of “audit committee financial expert” set forth in the Instruction to Item 407(d)(5)(i) of Regulation S-K and in the NASDAQ listing requirements. Mr. Blickle acquired these attributes through education and experience as a certified public accountant. Ms. France acquired these attributes through education and her experience in the investment banking industry. All of the Audit Committee members are considered independent for purposes of NASDAQ listing requirements. The Audit Committee operates under a written charter, which is reviewed annually by the Audit Committee and the Board of Directors to reflect current Commission and NASDAQ rules, requirements and best corporate practices. A copy of the current Audit Committee Charter is available on FirstMerit’s website at www.firstmerit.com. The Audit Committee held 11 meetings during 2010.

Compensation Committee

The Compensation Committee establishes policies and levels of reasonable compensation for directors, officers and employees of FirstMerit and its subsidiaries, and administers (among other plans): (i) FirstMerit’s equity plans; (ii) the Executive Cash Incentive Plan (the “ICP”); (iii) the Amended and Restated Executive Deferred Compensation Plan (the “Executive Deferred Compensation Plan”); (iv) the Executive Life Insurance Program; and (v) the Amended and Restated Director Deferred Compensation Plan (the “Director Deferred Compensation Plan”). In addition, the Compensation Committee is involved in administering: (a) the Pension Program for Employees of FirstMerit Corporation and Affiliates (the “Pension Plan”); (b) the Executive Supplemental Retirement Plan (the “SERP”); (c) the 2008 Supplemental Executive Retirement Plan (the “2008 SERP”); (d) the Unfunded Supplemental Benefit Plan (the “Excess Plan”); (e) the 2008 Unfunded Supplemental Benefit Plan (the “2008 Excess Plan”); and (f) the 401(k) Plan. The Compensation Committee operates under a written charter, which is reviewed annually by the Compensation Committee and the Board of Directors to reflect current Commission and NASDAQ rules, requirements and best corporate practices. A copy of the current Compensation Committee Charter is available on FirstMerit’s website at www.firstmerit.com.

Pursuant to the terms of its charter, the Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee. In addition, the Compensation Committee may invite such members of management to its meetings, as it may deem desirable or appropriate, consistent with the maintenance of the confidentiality of compensation discussions. However, FirstMerit’s CEO may not be in attendance during any portion of a meeting where the CEO’s performance or compensation are discussed, unless specifically invited by the Compensation Committee. Pursuant to its charter, the Compensation Committee has the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. As permitted by the Compensation Committee Charter, the Compensation Committee retained the services of Gough Management Company (“Gough”), in order to provide the Compensation Committee with independent advice on executive compensation matters and to assist in its review of the compensation recommendations presented by management. During 2010, Gough: (i) prepared information for the Compensation Committee on competitive compensation levels and practices; (ii) compiled information relating to CEO compensation from selected peer banks; (iii) commented on ICP performance measures, including performance parameters and payouts; (iv) aided in determining long-term equity awards; and (v) assisted the Compensation Committee in reviewing the executive compensation recommendations presented by management. Pursuant to the terms of its retention, Gough reports directly to the Compensation Committee, which retains sole authority to select, retain, terminate and approve the fees and other retention terms of its relationship with Gough. The members of the Compensation Committee are R. Cary Blair (Chair), John C. Blickle, Terry L. Haines, J. Michael Hochschwender and Clifford J. Isroff. All members of the Compensation Committee are considered independent for purposes of NASDAQ listing requirements. The Compensation Committee held seven meetings in 2010. Additional information regarding the Compensation Committee’s role is set forth in the “COMPENSATION DISCUSSION AND ANALYSIS” section of this proxy statement, beginning on page 21.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee’s purpose is to: (i) identify and recommend individuals to the Board of Directors for nomination as members of the Board and its committees; (ii) develop and recommend to the Board of Directors a set of corporate governance principles applicable to FirstMerit; (iii) lead the Board of Directors in its annual review of the Board’s performance; and (iv) review, evaluate and approve all related party transactions. The Corporate Governance and Nominating Committee consists of Gina D. France (Chair), John C. Blickle, Terry L. Haines and Clifford J. Isroff. All members of the Corporate Governance and Nominating Committee are independent for purposes of NASDAQ listing requirements. The Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee and the Corporate Governance Guidelines, both of which are reviewed annually by the Committee and the Board of Directors to reflect current Commission and NASDAQ rules, requirements and best corporate practices. Copies of the Corporate Governance and Nominating Committee Charter and the Corporate Governance Guidelines are available on FirstMerit’s website at www.firstmerit.com. The Corporate Governance and Nominating Committee held five meetings in 2010.

Executive Committee

The Executive Committee evaluates and responds to management’s recommendations concerning strategic planning, management and mergers and acquisitions. Additionally, the Executive Committee is authorized to act on behalf of the Board of Directors when the Board is not in session, except in certain limited circumstances. The members of the Executive Committee are Clifford J. Isroff (Chair), R. Cary Blair, John C. Blickle, Robert W. Briggs, Paul G. Greig and Philip A. Lloyd II. During 2010, the Executive Committee held 13 meetings.

Risk Management Committee

The Risk Management Committee oversees management’s implementation and enforcement of FirstMerit’s framework for managing risk throughout the Company and its subsidiaries, including monitoring the lending activities of FirstMerit’s subsidiaries in order to help assure such activities are conducted in accordance with FirstMerit’s overall credit policies. Towards this end, the Risk Management Committee monitors the level and trend of key risks to FirstMerit and its subsidiaries and oversees management’s implementation and enforcement of the Company’s risk management framework. The members of the Risk Management Committee are Philip A. Lloyd II (Chair), Steven H. Baer, Karen S. Belden, Robert W. Briggs, Richard Colella and Clifford J. Isroff. The Risk Management Committee held eight meetings during 2010. The Risk Management Committee operates under a written charter, a copy of which is available on FirstMerit’s website at www.firstmerit.com. Additional information regarding the Risk Management Committee’s role is set forth in the “COMPENSATION DISCUSSION AND ANALYSIS” section of this proxy statement, beginning on page 21.

Policies of the Board of Directors

Majority Withheld Vote

The Board of Directors recognizes that, under the Articles and the Regulations, director nominees who receive the greatest number of shareholder votes are automatically elected to the Board of Directors, regardless of whether the votes in favor of such nominees constitute a majority of the voting power of FirstMerit. Nevertheless, it is the policy of the Board of Directors that, in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”), should promptly tender his or her resignation to the Chairman of the Board. Thereafter, the Board of Directors will consider the resignation offer and whether to accept it or reject it. In considering whether to accept or reject the tendered resignation, the Board of Directors will consider all information and factors deemed relevant, including, without limitation: (i) the reasons (if any) given by shareholders as to why they withheld their votes; (ii) the qualifications and performance of the tendering director(s); and (iii) his or her contributions to the Board of Directors and FirstMerit. The Board of Directors will act on any tendered resignation within 90 days following certification of the shareholder vote. Following the Board of Directors’ determination, FirstMerit will promptly disclose the Board’s decision whether to accept or reject the director’s resignation offer (and, if applicable, the reasons for rejecting the resignation offer) in a press release and in a Current Report on Form 8-K. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Board’s consideration or action regarding whether to accept or decline the resignation offer. If a majority of the Board of Directors receive a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote will consider the resignation offers and whether to accept or reject them.

Incentive Compensation “Clawback”

To protect the interests of FirstMerit and its shareholders, the Board of Directors has implemented a policy for the clawback of incentive payments in the event an executive officer’s conduct leads to a restatement of the Company’s financial results. If the Board of Directors learns of any misconduct by an executive officer that contributed to FirstMerit having to materially restate all or a significant portion of its financial statements, the Board of Directors shall take such action as it deems necessary to address the misconduct, prevent its recurrence and, if appropriate, based on all relevant facts and circumstances, pursue remedies it deems appropriate against the wrongdoer. In determining what remedies to pursue, the Board of Directors shall take into account all relevant factors and whether such restatement was the result of negligent, intentional or gross misconduct of the executive officer. The Board of Directors will, to the full extent permitted by applicable law, in all appropriate cases, require reimbursement of any bonus paid or incentive compensation awarded to an executive officer, and/or effect the cancellation of unvested equity awards previously granted to the executive officer if: (i) the amount of the bonus or incentive compensation was calculated based on the achievement of financial results that were subsequently the subject of a material restatement; (ii) the executive officer engaged in intentional misconduct that caused or partially caused the need for the restatement; and (iii) the amount of the bonus or incentive compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded. FirstMerit may pursue other actions, such as dismissal, legal action for breach of fiduciary duty or other means to enforce the executive officer’s obligations to the Company, as may be appropriate under the particular circumstances. In determining the appropriate action, the Board of Directors may take into account penalties or punishments imposed by third parties, such as law enforcement agencies, regulators or other authorities, although FirstMerit’s power to determine appropriate remedial action is in addition to, and not in replacement of, remedies pursued by such entities.

Shareholder Rights Plans

The Board of Directors evaluated and allowed FirstMerit’s shareholder rights plan to expire by its terms in 2006. The Board of Directors discussed at that time and confirmed its belief that it is important to retain the flexibility to adopt a shareholder rights plan in the future and to do so in advance of obtaining shareholder approval. At such time, the Board of Directors considered that rights plans can be effective to protect shareholders and FirstMerit from abusive takeover tactics and ensure that each shareholder is treated fairly in a potential acquisition of the Company. The Board of Directors noted that such plans have been effective in connection with bids for control of other companies by giving directors time to evaluate offers, investigate alternatives and take steps necessary to maximize shareholder value. The Board of Directors also has determined that adopting and disclosing a shareholder rights plan policy would be a matter of good corporate governance and of interest to FirstMerit’s shareholders.

It is the policy of the Board of Directors that it will adopt a shareholder rights plan only if either:

•	FirstMerit’s shareholders have approved the adoption of the shareholder rights plan in advance; or

•	at least a majority of the independent directors of the Board of Directors, in the exercise of their fiduciary responsibilities, determines that it is in the best interests of the shareholders under the circumstances to adopt a shareholder rights plan without the delay that would result from seeking advance shareholder approval; provided that, if such a plan has a stated term longer than 12 months, the Board will put the plan to a shareholder ratification vote within 12 months after it is adopted or the plan will expire automatically one year after it is adopted. If a shareholder rights plan is put to a shareholder vote by the Board of Directors and is not approved by a majority of the votes cast on the matter, then such plan will terminate immediately after the vote has been certified by the inspector of elections.

Director Nominations

The Corporate Governance and Nominating Committee will consider candidates for directors of FirstMerit, including those recommended by a shareholder who submits the person’s name and qualifications in writing. The Corporate Governance and Nominating Committee has no specific minimum qualifications for a recommended candidate, and does not consider shareholder recommended candidates differently from other candidates that are suggested by Board members, executive officers or other sources. The Corporate Governance and Nominating Committee considers:

•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	current knowledge and contacts in the communities in which FirstMerit does business;

•	ability and willingness to commit adequate time to Board and committee matters;

•	the fit of the individual’s skills with those of other directors and potential directors in building a Board that is effective and responsive to the needs of FirstMerit;

•	diversity of viewpoints, background, experience and other demographics; and

•	the ability of the nominee to satisfy the independence requirements of NASDAQ.

As listed above, diversity of viewpoints, background, experience and other demographics is one of several criteria on which the Corporate Governance and Nominating Committee bases its evaluation of potential candidates for director positions. The inclusion of diversity in the listed criteria reflects the Board of Director’s belief that diversity is an important component of an effective Board and the Corporate Governance and Nominating Committee considers diversity aspects when it evaluates director candidates and their specific skills, expertise and background.

Under the Corporate Governance Guidelines, a director who is age 72 or older at the time of election shall not stand for re-election; provided, however, the Corporate Governance and Nominating Committee retains the authority to recommend to the Board of Directors that a director age 72 or older may stand for re-election. The Corporate Governance and Nominating Committee makes its recommendation to the Board of Directors, and nominees are selected by the Board of Directors.

Under the Regulations, a shareholder entitled to vote for the election of directors who intends to nominate a director for election must deliver written notice to the Secretary of FirstMerit no later than: (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Pursuant to the Corporate Governance Guidelines, each shareholder notice must include the following information regarding a director candidate:

1.	The name and address of the candidate;

2.	The number and class of all shares of each class of stock of FirstMerit owned of record and beneficially owned by the candidate, as reported to the nominating shareholder by the candidate;

3.	The information required of director nominees under Item 401(a), (d), (e), and (f) of Regulation S-K (relating to the nature and existence of certain business, family, and/or legal relationships between the candidate and FirstMerit, as well as the candidate’s prior business and directorship experience);

4.	The information required of nominees under Item 404(a) of Regulation S-K (relating to the nature and existence of current or potential related party transactions between the candidate and FirstMerit);

5.	A description of why the candidate meets the director criteria set forth in the Corporate Governance Guidelines;

6.	The consent of the candidate to serve as a director of FirstMerit if so elected;

7.	Any written or oral agreement or understanding with the nominating shareholder or any other person that relates in any way to FirstMerit or how the candidate would vote or serve as a director;

8.	Whether the candidate has been or is currently subject to any enforcement action or penalty or, to the candidate’s knowledge, is currently under any investigation that could lead to such an enforcement action or penalty or criminal actions; and

9.	All financial and business relationships of the candidate, or of any organization of which the candidate is an executive officer or principal shareholder or otherwise controls, with FirstMerit, the nominating shareholder or, to the candidate’s knowledge, any other shareholder of the Company that is acting in concert with the nominating shareholder.

In addition, the shareholder notice must also include the following information regarding the shareholder making the nomination:

A.	The name and address of the shareholder making the nomination;

B.	The number and class of all shares of each class of stock of FirstMerit owned of record and beneficially owned by the shareholder;

C.	A representation that the shareholder is a holder of record of FirstMerit common shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice;

D.	A description of any arrangements between the shareholder and the candidate pursuant to which the nominations are to be made;

E.	A description of any relationships, including business relationships, between the shareholder and the candidate;

F.	Whether the shareholder is acting in concert with any person with respect to FirstMerit common shares;

G.	Whether the shareholder owns, holds or has the power to vote, individually or in concert with any other person, 5% or more of any class of voting stock of any other organization that competes with FirstMerit;

H.	The information required by Item 401(f) of Regulation S-K (relating to the nature and existence of certain legal proceedings involving FirstMerit and the nominating shareholder) and whether the shareholder has been or is currently subject to any enforcement action or penalty or, to the shareholder’s knowledge, is currently under any investigation that could lead to such an enforcement action or penalty or criminal action;

I.	Whether the shareholder is acting on behalf of, or at the request of, any other shareholder; and

J.	If the shareholder is other than an individual: (i) the names of the shareholder’s five most senior executive officers (or persons performing similar roles); (ii) the names and addresses of each person that has a 10% or more voting, ownership or economic interest in the shareholder and the respective amounts of such interests; (iii) the names and addresses of each person that would be deemed to control the shareholder; and (iv) the name and address of any advisor to the shareholder that has the principal responsibility for its investment or voting decisions.

In the case of any investment fund or similar organization that is a nominating shareholder, these shareholder disclosure obligations shall also apply to the principal advisor to the fund. Also, if the shareholder is other than an individual, these disclosure requirements apply to the shareholder’s principal shareholders, CEO, and other controlling parties.

If a nominating shareholder or director candidate believes that information supplied in response to any of the above inquiries is confidential, the shareholder or nominee may request confidential treatment for such information. In such event, the information shall be maintained on a confidential basis unless the Corporate Governance and Nominating Committee is advised by counsel that disclosure is appropriate in connection with the solicitation of proxies relating to the director candidate.

In the event that it is subsequently determined that any of the information provided by the candidate or nominating shareholder is materially inaccurate, a director candidate who provided the materially inaccurate information or whose nominating shareholder provided the materially inaccurate information shall be required to resign from the Board of Directors, and, in the event of a refusal to resign, such a determination shall constitute “good cause” for removal from the Board, unless it is determined by the Corporate Governance and Nominating Committee that the inaccuracy was inadvertent.

Shareholder Proposals

Any proposals to be considered for inclusion in the proxy materials to be provided to shareholders of FirstMerit for its 2012 Annual Meeting may be made only by a qualified shareholder and must be received by FirstMerit no later than November 9, 2011.

If a shareholder intends to submit a proposal at FirstMerit’s 2011 Annual Meeting that is not eligible for inclusion in the proxy materials relating to the meeting, and the shareholder fails to give the Company notice in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by January 24, 2012, then the proxy holders will be allowed to use their discretionary authority with respect to such proposal if the proposal is properly raised at the Company’s Annual Meeting in 2012. The submission of such a notice does not ensure that a proposal can be raised at FirstMerit’s Annual Meeting.

Shareholder Communications with Directors

All written communications addressed to an individual director at the address of FirstMerit or one of the offices of a subsidiary of the Company, except those clearly of a marketing nature, will be forwarded directly to the director. All written communications addressed to the Board of Directors at the address of FirstMerit or one of the offices of a subsidiary of the Company will be presented to the full Board of Directors at a meeting of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires FirstMerit’s directors, officers and persons who own beneficially more than ten percent of its common shares (“Section 16 Filers”) to file reports of ownership and transactions in the common shares with the Commission and to furnish FirstMerit with copies of all such forms filed. FirstMerit understands from the information provided to the Company by its Section 16 Filers that the following transactions were not timely filed: (i) a Form 4 report filed on March 2, 2010 by William P. Richgels regarding the sale of common shares; (ii) two Form 4 reports filed on June 16, 2010 and December 7, 2010 by J. Michael Hochschwender regarding the purchase of shares by the J. Michael Hochschwender Trust; and (iii) a disposition of common shares by Terry L. Haines on December 28, 2010, which was subsequently reported on a Form 5 report filed on February 2, 2011.

PROPOSAL ONE — ELECTION OF DIRECTORS

The Regulations provide that the number of directors is determined by a resolution adopted by shareholders. Presently, the shareholders have fixed the number of directors at 15 and there are currently 12 directors in office, all of which have a term expiring at the Annual Meeting. Under the Corporate Governance Guidelines, a director who is age 72 or older at the time of election shall not stand for re-election unless the Corporate Governance and Nominating Committee determines that it is in the best interest of FirstMerit for such director to stand for re-election. Messrs. Colella and Isroff, whose terms as director expire at the Annual Meeting, have each reached the age of 72. However, the Corporate Governance and Nominating Committee and the Board of Directors have determined to nominate Messrs. Collella and Isroff for re-election based upon their significant accomplishments and leadership contributions as directors of FirstMerit. The Board of Directors has nominated each of the 12 director nominees for re-election and to serve as directors with a term expiring at the 2012 Annual Meeting.

Proxies cannot be voted for a greater number of persons than the number of nominees named in the proxy statement. If any nominee should become unavailable to serve for any reason, it is intended that votes will be cast for a substitute nominee designated by the Corporate Governance and Nominating Committee and approved by the Board. The Corporate Governance and Nominating Committee has no reason to believe that any nominee named will be unable to serve if elected.

The following information, as of February 22, 2011, with respect to the age, principal occupation or employment, other affiliations and business experience during the last five years of each director nominee, has been furnished to FirstMerit by each director. In addition, the following information provides the Corporate Governance and Nominating Committee’s evaluation regarding re-nomination of each of the director nominees and the key attributes, skills, and qualifications presented by each director nominee. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED BELOW.

NOMINEES FOR ELECTION AS DIRECTORS
(Term Expiring in 2012)

Steven H. Baer, Age 61

Mr. Baer has served as a director of FirstMerit since 2007 and is a member of the Risk Management Committee. Mr. Baer currently is a member of Rally Capital, LLC, Chicago, Illinois, a private investment banking and financial consulting firm, and holds a BSBA. and an MSBA. in Economics from the University of Denver. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Baer has developed through his educational background in economics and his professional experiences in commercial banking, real estate and investment banking allow him to provide continued financial and regional business expertise to the Board of Directors and has nominated him for re-election.

Karen S. Belden, Age 68

Ms. Belden has served as a director of FirstMerit since 1996 and is a member of the Company’s Audit and Risk Management Committees. Ms. Belden currently is a realtor with DeHoff Realtors, Canton, Ohio and is active with the Stark County, Ohio Board of Realtors. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Ms. Belden has developed through her extensive experience in the real estate field, as well as her knowledge of the northeast Ohio business community and markets, and her experience as a director of FirstMerit, allow her to provide continued local business and real estate expertise to the Board of Directors and has nominated her for re-election.

R. Cary Blair, Age 71

Mr. Blair has served as a director of FirstMerit since 1996 and is a member of the Company’s Compensation and Executive Committees. Formerly, Mr. Blair served as Chairman and CEO of the Westfield Group, Westfield Center, Ohio, a group of financial services and insurance companies, and as a director for The Davey Tree Expert Company, a public company provider of horticultural services based in Kent, Ohio. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Blair has developed through his leadership experience in the financial services and insurance fields and his experiences as a director of FirstMerit and The Davey Tree Expert Company, allow him to provide continued financial and regional business expertise to the Board of Directors and has nominated him for re-election.

John C. Blickle, Age 60

Mr. Blickle has served as a director of FirstMerit since 1990 and is a member of the Company’s Audit, Compensation, Corporate Governance and Nominating and Executive Committees. Mr. Blickle is the President of Rubber City Arches, LLC, Akron, Ohio, which is the owner and operator of 22 McDonald’s franchises located throughout northeast Ohio. Previously, Mr. Blickle served in the accounting field and has extensive public accounting experience qualifying him as a financial expert for purposes of serving on and chairing the Audit Committee of the Board of Directors. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Blickle has developed through his educational background in business and accounting, his business and leadership experiences in the northeast Ohio market, as well as his knowledge and experience as a director of FirstMerit, allow him to provide continued accounting, local business and corporate governance expertise to the Board of Directors and has nominated him for re-election.

Robert W. Briggs, Age 69

Mr. Briggs has served as a director of FirstMerit since 1996 and is a member of the Company’s Executive and Risk Management Committees. Mr. Briggs is the President of the GAR Foundation, Chair-elect of the John S. and James L. Knight Foundation, and a Partner and Chairman Emeritus of the law firm of Buckingham, Doolittle & Burroughs, LLP, Akron, Ohio. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Briggs has developed through his education and experiences in the legal field generally and in the northeast Ohio business market, his leadership roles in philanthropic foundations, as well as his knowledge and experience as a director of FirstMerit, allow him to provide continued legal and local business expertise to the Board of Directors and has nominated him for re-election.

Richard Colella, Age 75

Mr. Colella has served as a director of FirstMerit since 1998 and is a member of the Company’s Risk Management Committee. Mr. Colella is the Managing Partner of the law firm of Colella & Weir, P.L.L., Lorain, Ohio. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Colella has developed through his education and experiences in the legal field generally and in the northeast Ohio business market, as well as his knowledge and experience as a director of FirstMerit, allow him to provide continued legal and local business expertise to the Board of Directors and has nominated him for re-election.

Gina D. France, Age 52

Ms. France has served as a director of FirstMerit since 2004 and is a member of the Company’s Audit and Corporate Governance and Nominating Committees. Ms. France is the President of France Strategic Partners LLC, Medina, Ohio, a private strategic and transaction advisory firm. Previously, Ms. France served as an investment banker with Lehman Brothers and a managing director of Ernst & Young LLP, providing her with education and business experiences qualifying her as a financial expert for purposes of serving on the Audit Committee of the Board of Directors. Ms. France holds a Master of Management (Finance) degree from the J.L. Kellogg Graduate School of Management at Northwestern University. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Ms. France has developed through her education and leadership experiences in the investment banking, accounting and financial services industries, allow her to provide continued financial and regional business expertise to the Board of Directors and has nominated her for re-election.

Paul G. Greig, Age 55

Mr. Greig has served as Chairman, President and CEO of FirstMerit since 2006 and is a member of the Company’s Executive Committee. Mr. Greig is also the Chairman, President and CEO of FirstMerit Bank. Prior to joining FirstMerit, Mr. Greig served as President and CEO of Charter One Bank, Illinois from 2005-2006 and President and CEO of Bank One, Wisconsin from 1999-2005. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Greig has developed through his education and experiences in the banking and financial services industries, as well as his significant leadership positions with FirstMerit, allow him to provide continued business and leadership insight to the Board of Directors and has nominated him for re-election.

Terry L. Haines, Age 64

Mr. Haines has served as a director of FirstMerit since 1991 and is a member of the Company’s Compensation and Corporate Governance and Nominating Committees. Mr. Haines is currently retired and serves as a director of Ameron International Corporation, a public company producer of fiberglass-composite piping, concrete and steel pipe systems and specialized construction products. Formerly, Mr. Haines served as Chairman, President and CEO of A. Schulman, Inc., Akron, Ohio, a public company manufacturer and wholesaler of plastic materials. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Haines has developed through his public company leadership experiences, his knowledge of the northeast Ohio business market, as well as his knowledge and experience as a director of FirstMerit, allow him to provide continued regional business and public company leadership expertise to the Board of Directors and has nominated him for re-election.

J. Michael Hochschwender, Age 50

Mr. Hochschwender has served as a director of FirstMerit since 2005 and is a member of the Company’s Audit and Compensation Committees. Mr. Hochschwender is the President and CEO of The Smithers Group, Akron, Ohio, a private group of companies that provides technology-based services to global clientele in a broad range of industries, and holds an M.B.A. from the Wharton School of Business, University of Pennsylvania. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Hochschwender has developed through his education and business leadership experiences in the northeast Ohio business market allow him to provide continued regional business and leadership expertise to the Board of Directors and has nominated him for re-election.

Clifford J. Isroff, Age 74

Mr. Isroff has served as a director of FirstMerit since 1981 and has served as the Company’s Lead Independent Director since 2003. Mr. Isroff is a member of FirstMerit’s Compensation, Corporate Governance and Nominating, Executive and Risk Management Committees. Mr. Isroff is currently retired and is actively involved with a number of significant non-profit organizations in the northeast Ohio area. Formerly, Mr. Isroff was the Chairman and Secretary of I Corp., Akron, Ohio, a manufacturing holding company, as well as the President and Chief Operating Officer of Sterling Jewelers, Akron, Ohio, which was acquired by Signet Group plc. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Isroff has developed through his leadership and business experiences in the northeast Ohio business market, as well as experience as a director of FirstMerit and his exemplary service as the Company’s Lead Independent Director, allow him to provide continued local business and corporate governance expertise to the Board of Directors and has nominated him for re-election.

Philip A. Lloyd II, Age 64

Mr. Lloyd has served as a director of FirstMerit since 1988 and is a member of the Company’s Risk Management and Executive Committees. Mr. Lloyd currently is Of Counsel with the Vorys law firm, Akron, Ohio. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Lloyd has developed through his education and extensive experiences in the legal field and the northeast Ohio business market, his knowledge and experience as a director of FirstMerit, as well as his significant ownership interest in FirstMerit, allows him to provide continued legal and local business expertise to the Board of Directors and has nominated him for re-election.

BENEFICIAL OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of February 22, 2011 (except as otherwise indicated by footnote) regarding the beneficial ownership of the common shares of FirstMerit by each director, each of the named executive officers of the Company appearing in the Summary Compensation Table, all directors, named executive officers and other executive officers of FirstMerit as a group and by each person known to the Company to own 5% or more of its common shares. Unless otherwise indicated, each beneficial owner has sole power to vote and dispose of the number of shares set forth in the table:

		Number of Common Shares(1)			Percent of
Name	Sole Voting(2)(3)	Shared Voting	Options	Total	Class(4)

Steven H. Baer	4,932	—	—	4,932	*
Karen S. Belden	32,123	—	27,396	59,519	*
R. Cary Blair	34,930	9,124	27,396	64,228	*
John C. Blickle	30,380	32,640	27,396	90,416	*
Robert W. Briggs	18,166	—	27,396	45,562	*
Richard Colella	18,476	810	27,396	46,682	*
Gina D. France	6,688	—	9,132	15,820	*
Paul G. Greig	212,278	—	50,734	263,012	*
Terry L. Haines	45,040	—	27,396	72,436	*
J. Michael Hochschwender	10,467	2,021	6,088	18,576	*
Clifford J. Isroff	14,705	11,685	27,396	53,786	*
Philip A. Lloyd II (5)	61,544	418,067	27,396	507,007	*
Terrence E. Bichsel	63,900	—	190,759	254.659	*
William P. Richgels	48,333	—	15,220	63,553	*
David G. Goodall	17,765	—	—	17,765	*
Larry A. Shoff	36,578	—	127,747	164,325	*
All directors, named executive officers and other executive officers as a group (20 persons)	764,520	476,249	734,080	1,974,849	1.80%

5% Or Greater Shareholders
BlackRock, Inc., 40 East 52nd Street, New York, New York 10022 (6)				9,456,677	8.69%
Artisan Partners Holdings LP, 875 East Wisconsin Ave., Suite 800, Milwaukee, Wisconsin 53202 (7)				6,917,700	6.36%
Capital World Investors, 333 South Hope Street, Los Angeles, California 90071 (8)				5,495,000	5.05%
FMR LLC, 82 Devonshire Street, Boston, Massachusetts 02109 (9)				5,456,845	5.02%

*	Indicates less than 1% beneficial ownership.

(1)	The amounts shown represent the total outstanding common shares beneficially owned by the individuals and the common shares issuable upon the exercise of stock options within the next 60 days.

(2)	Includes the following number of restricted common shares for which the person has the right to vote, but not dispose of such common shares: (i) 1,017 by Messrs. Baer, Blair, Blickle, Briggs, Colella, Haines, Hochschwender, Isroff, Lloyd and Mses. Belden and France; (ii) 115,772 by Mr. Greig; (iii) 22,118 by Messrs. Bichsel and Richgels; (iv) 17,620 by Mr. Goodall; (v) 10,705 by Mr. Shoff; and (vi) 238,962 by all executive officers and directors as a group.

(3)	Excludes the following number of common shares deemed to be held under FirstMerit’s Director Deferred Compensation Plan and Executive Deferred Compensation Plan for which the person does not have the right to vote or dispose of such common shares: (i) 19,013 by Ms. Belden; (ii) 63,447 by Mr. Blickle; (iii) 12,555 by Mr. Briggs; (iv) 6,324 by Mr. Colella; (v) 9,326 by Ms. France; (vi) 31,942 by Mr. Haines;

(vii) 10,522 by Mr. Hochschwender; (viii) 52,138 by Mr. Bichsel; (ix) 67 by Mr. Goodall; and (x) 208,976 by all executive officers and directors as a group.

(4)	For all directors and executive officers, the percentage of class is based upon the sum of 108,768,784 common shares issued and outstanding on February 22, 2011 and the number of common shares, if any, as to which the named individual or group has the right to acquire beneficial ownership upon the exercise of options within 60 days of February 22, 2011. For all entities that are listed as beneficial owners of 5% or more of the common shares, the percentage of class is based upon 108,768,784 common shares issued and outstanding on February 22, 2011.

(5)	Mr. Lloyd disclaims beneficial ownership with respect to 254,713 common shares held by his spouse directly and 50,010 held by McDowell Family LLC, of which Mr. Lloyd’s spouse is a managing member. The reported beneficial ownership of Mr. Lloyd also includes 108,343 common shares held directly by Mr. Lloyd’s two adult daughters, for whom Mr. Lloyd holds a general power of attorney.

(6)	As reported in a Schedule 13G/A filed with the Commission on February 4, 2011 by BlackRock, Inc. The Schedule 13G/A discloses that the reporting entity had sole voting power and sole dispositive power as to all 9,456,677 shares.

(7)	As reported in a Schedule 13G filed with the Commission on February 10, 2011 by Artisan Partners Holdings LP (“Artisan Holdings”), Artisan Investment Corporation, the general partner of Artisan Holdings (“Artisan Corp.”), Artisan Partners Limited Partnership (“Artisan Partners”), Artisan Investments GP LLC, the general partner of Artisan Partners (“Artisan Investments”), ZFIC, Inc., the sole stockholder of Artisan Corp. (“ZFIC”), and Andrew A. Ziegler and Carlene M. Ziegler, the principal shareholders of ZFIC. The Schedule 13G indicates that Artisan Holdings, Artisan Corp., Artisan Partners, Artisan Investments, ZFIC and Andrew A. Ziegler and Carlene M. Ziegler have shared dispositive power over all 6,917,700 common shares and shared voting power with respect to 6,619,800 shares.

(8)	As reported in a Schedule 13G/A filed with the Commission on February 14, 2011 by Capital World Investors and The Income Fund of America. The Schedule 13G/A indicates that Capital World Investors has sole voting and dispositive power over all 5,495,000 common shares. Capital World Investors is deemed to be the beneficial owner of such common shares as a result of Capital Research and Management Company (“CRMC”), of which Capital World Investors is a division, acting as an investment adviser to various companies registered under the Investment Company Act of 1940 (“Investment Company Act”). The Income Fund of America, an investment company under the Investment Company Act, is advised by CRMC.

(9)	As reported in a Schedule 13G filed with the Commission on February 14, 2011 by FMR LLC (“FMR”) and Edward C. Johnson 3d, chairman of FMR. The Schedule 13G indicates that FMR has sole voting power as to 603,645 common shares and sole dispositive power as to all 5,456,845 shares. The Schedule 13G indicates that Mr. Johnson and various family members, through their ownership of FMR voting common stock and the execution of a shareholders’ voting agreement, may be deemed to form a controlling group with respect to FMR. The Schedule 13G indicates that 4,853,000 common shares are beneficially owned by Fidelity Management & Research Company (“Fidelity”) as a result of acting as an investment adviser to several investment companies (“ICs”). Mr. Johnson and FMR, through its control of Fidelity, and the ICs each have sole dispositive power as to all such shares. Neither Mr. Johnson nor FMR has sole voting power as to such shares, as such power resides with the ICs’ Boards of Trustees and is carried out by Fidelity under written guidelines established by such Boards. The Schedule 13G indicates that 46,450 common shares are beneficially owned by Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR, as a result of its serving as investment adviser to certain institutional accounts, non-U.S. mutual funds or investment companies. Mr. Johnson and FMR, through its control of PGALLC, each has sole dispositive and sole voting power as to all such shares. The Schedule 13G also indicates that 557,195 common shares are beneficially owned by Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR, as a result of its serving as investment manager of certain institutional accounts. Mr. Johnson and FMR, through its control of PGATC, each has sole dispositive power over all such shares and sole voting power as to 557,195 common shares.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The following Compensation Discussion and Analysis provides information regarding the compensation programs for FirstMerit’s named executive officers, including: (i) the overall objectives of the Company’s compensation program and what it is designed to reward; (ii) each element of compensation that is provided; and (iii) an explanation of the Compensation Committee’s decisions regarding FirstMerit’s named executive officers. For 2010, FirstMerit’s named executive officers were:

Name	Title

Paul G. Greig	Chairman, President and Chief Executive Officer
Terrence E. Bichsel	Executive Vice President and Chief Financial Officer
William P. Richgels	Executive Vice President and Chief Credit Officer
David G. Goodall	Executive Vice President — Commercial Banking
Larry A. Shoff	Executive Vice President and Chief Information Officer

Compensation Committee’s Philosophy on Executive Compensation

FirstMerit’s business vision is to meet the full range of financial service needs of retail banking, commercial banking and wealth customers. FirstMerit strives to exceed its customers’ expectations through exceptional service experiences at every point of contact and through products and services that deliver what customers care about most. To achieve this vision, FirstMerit must continually align its business processes with customer preferences, and it must attract, retain and properly motivate exceptional financial services executives and employees to provide services to its customers.

FirstMerit’s executive compensation program is designed to deliver a full spectrum of pay, benefits, career development and work environment for the Company’s executive officers. For FirstMerit and its shareholders, the Compensation Committee seeks to maximize the Company’s return from its investment by structuring its executive compensation programs to include performance-based, at-risk pay components aligned to strategic and financial performance objectives as well as risk mitigation and retention related components. For the executive, their compensation package is intended to represent a fair and competitive executive compensation program with the objective of achieving a meaningful work experience that includes personal fulfillment, wealth accumulation, competitive pay and job security. Ultimately, it is the goal of the Compensation Committee to structure an executive compensation program that promotes FirstMerit’s long-term success and provides an optimal scenario for FirstMerit’s shareholders, business partners, customers and executives.

Within this context, the four major objectives of the executive compensation program are:

•	Attraction and Retention — Attract and retain senior executives with large bank and managerial experience to preserve and increase shareholder value by strengthening the core financial performance metrics that ultimately drive shareholder value;

•	Alignment — Link executive compensation rewards with increases in shareholder value and its drivers and ultimately align shareholder and executive interests by achieving meaningful executive share ownership levels;

•	Motivation — Motivate executives to be accountable for, and accomplish, the strategic and financial objectives approved by the Board of Directors; and

•	Risk-Balanced — Effectively design, develop and monitor compensation programs that appropriately balance risk and financial results with the ultimate goal of creating and maintaining compensation programs that promote the safety and soundness of FirstMerit.

The Role of the Compensation Committee in Determining Executive Compensation

Compensation for the named executive officers is determined under programs adopted by the Compensation Committee and approved by the Board of Directors. The Compensation Committee establishes FirstMerit’s executive compensation philosophy, policy, elements and strategy and reviews proposed executive compensation proposals for approval by the Board of Directors. Specifically, the Compensation Committee:

•	approves executive officer salary adjustments, except for the CEO, which is recommended by the Compensation Committee and approved by the Board of Directors;

•	approves participation in the ICP;

•	assesses FirstMerit’s corporate performance results, as well as individual performance results for the CEO and other named executive officers, when applicable, in determining awards under the ICP;

•	oversees employee and executive benefit plans and perquisites; and

•	assesses and monitors the performance of FirstMerit’s compensation programs and regularly reviews the design, function and potential risk components of such programs.

In addition, the Compensation Committee recommends to the Board of Directors for approval: (i) the corporate performance measures and targets for the ICP; (ii) the annual ICP award for the CEO; (iii) annual equity award grants for executives and other employees; (iv) executive benefits, retirement plans and perquisites; and (v) executive employment, severance, change in control and displacement agreements.

Guiding Principles

The Compensation Committee’s executive compensation philosophy is based upon the following guiding principles:

•	Pay Prominence: The Compensation Committee seeks to manage pay to help communicate desired results, influence management to make decisions that produce those results, and reward management for achieving such results. The following key elements are ways the Compensation Committee keeps pay prominent:

•	Attraction and Retention: FirstMerit competes in its primary markets with regional and national banking organizations that are significantly larger and that can provide more attractive compensation packages to top executive talent. Given FirstMerit’s strong performance in a challenging economic environment, the Compensation Committee recognizes the need to provide competitive overall compensation opportunities to retain the Company’s high-performing executives and attract new executive talent to FirstMerit.

•	Motivation: Pay is used to motivate management to focus on key financial and strategic goals by providing compensation above competitive levels for outstanding annual and long-term performance and below competitive levels when performance is less than expected.

•	Performance Management: Performance assessment criteria for each executive is structured to be consistent with areas of performance related to achieving FirstMerit’s short and long-term objectives.

•	Controllability: The Compensation Committee seeks to structure the attainment of ICP awards based upon financial performance measures that management has the ability to impact and influence.

•	Explicitness: Compensation opportunities and the performance expectations to earn such opportunities are explicitly communicated, with goals and payout schedules established in advance for all incentive plans.

•	Differentiation: Pay is managed to ensure material differences occur for significantly different levels of performance achievement.

•	Comparative Framework: The Compensation Committee compares FirstMerit’s executive compensation levels with data sources that reflect its business (i.e., commercial and retail banking) in its markets and accounts for the size of its operations (e.g., total assets). Such data sources include industry specific compensation surveys and an analysis of pay levels provided to comparable executives at selected peer group financial institutions.

•	Pay Positioning: The targeted total direct compensation (salary, annual incentive and long-term incentives) and benefits package (including certain perquisites) for each executive is positioned above the assessed median competitive level, taking into account the relative responsibilities of the executive officer involved, when targeted performance is achieved. Actual total direct compensation in any given year may be above or below the target level based on corporate and individual performance.

•	Risk-Balanced Compensation: While the use of incentive compensation programs is an important element in FirstMerit’s overall compensation philosophy, it is understood that incentive compensation programs, if not properly structured, could expose the Company to compensation-related enterprise risks. Therefore, FirstMerit seeks to structure, implement and monitor sound incentive compensation programs that promote the safety and soundness of the Company.

•	Share Ownership Guidelines: The Compensation Committee encourages executive officers to maintain share ownership in order to ensure that each executive’s long-term interests are closely aligned with those of FirstMerit’s shareholders. Accordingly, the Compensation Committee expects that each executive officer will achieve established share ownership levels, expressed as a multiple of the executive’s annual base salary, within five years after the individual becomes an executive officer. The Compensation Committee annually monitors whether an executive officer has achieved or is making progress toward achieving FirstMerit’s share ownership guidelines. In determining whether executive officers have achieved or are making progress toward these guidelines, the Compensation Committee considers the following: (i) common shares deemed to be held by the executive officer in the Executive Deferred Plan; (ii) common shares held for the executive officer in the 401(k) Plan; (iii) common shares beneficially owned by the executive officer (but excluding options whether or not exercisable); and (iv) restricted common shares held by the executive officer.

Outside Executive Compensation Consultants

As permitted by the Compensation Committee Charter, the Compensation Committee retained the services of Gough, in order to provide the Compensation Committee with independent advice on executive compensation matters and to assist in its review of the compensation recommendations presented by management. During 2010, Gough: (i) prepared information for the Compensation Committee on competitive compensation levels and practices; (ii) compiled information relating to CEO compensation from selected peer banks; (iii) commented on ICP performance measures, including performance parameters and payouts; (iv) aided in determining long-term equity awards; and (v) assisted the Compensation Committee in reviewing the executive compensation recommendations presented by management. Pursuant to the terms of its retention, Gough reports directly to the Compensation Committee, which retains sole authority to select, retain, terminate and approve the fees and other retention terms of its relationship with Gough.

In addition, management employed Hewitt Associates LLC (“Hewitt”) in 2010 to provide advice to management on the administration of certain of FirstMerit’s benefit plans and programs. Specifically, management retained the services of Hewitt to provide advice regarding the implementation of FirstMerit’s executive retirement plans and programs and to provide assistance to management in the administration of the Company’s other retirement plans and programs, which are generally available to all FirstMerit employees. Pursuant to the terms of its retention, Hewitt reports directly to management.

Policy on Executive Compensation

Each executive officer’s compensation opportunity is designed to be competitive with that offered by financial services institutions with operations that are similar in asset size and operation to that of FirstMerit or which are competitive within FirstMerit’s primary markets, even though many competitors in FirstMerit’s primary markets are significantly larger in size and operation. Given the strong relative financial performance of FirstMerit during the recent challenging economic conditions, and because there is strong demand for talented financial services executives associated with successful financial institutions, the Compensation Committee believes that providing a market competitive compensation opportunity is imperative to retaining the Company’s highly qualified executive officers who have been an integral part of FirstMerit successes. Generally, this means that each executive officer’s total targeted compensation opportunity is established within the third quartile of compensation paid to similarly situated executive officers at comparable financial services institutions, with appropriate adjustments made for FirstMerit’s relative asset size and overall performance and regionally competitive market demands. Individual opportunities may be above or below this general target level at times for a variety of reasons, including individual and corporate performance, recruiting and retention initiatives and internal equity concerns. The other elements of FirstMerit’s executive compensation package are also designed to be comparable to the benefits provided to executives within the banking industry. The Compensation Committee annually reviews a “tally sheet” summarizing all aspects of each executive officer’s compensation.

Through the use of incentive-based compensation opportunities, individual and corporate performance ultimately determines whether total compensation received by any FirstMerit executive officer reaches the median level. For annual incentives, the payout for each named executive officer is targeted at the median but may be up to 75th percentile depending on the individual circumstances and assessment, with performance generally resulting in payments from 0 to 175% of the target payout based on performance. When assessed individual performance is not appropriately reflected within the parameters determined at the beginning of the year, the Compensation Committee has the authority to make discretionary awards. For long-term incentives, the Compensation Committee has generally awarded restricted common shares, which vest in one-third annual increments after the grant date. It is the Compensation Committee’s policy to provide grant levels that approximate the median of executive position grant levels at comparable financial services institutions, but actual annual grants may vary from this policy based on the performance of FirstMerit and/or the individual. Benefits for executives are intended to reflect FirstMerit’s overall approach to providing benefits to its broad employee population, as well as to be generally competitive with market executive benefit practices. Health care coverage for executives is the same as for all employees.

Peer Group Evaluation and Executive Officer Compensation Benchmarks

To assist the Compensation Committee in evaluating the competitiveness of Mr. Greig’s targeted total direct compensation opportunity for 2010, Gough provided the Compensation Committee with competitive market data in 2010 comparing Mr. Greig’s compensation positioning to those of a specific group of comparison companies. The peer group used for compensation comparison purposes was a selected group of 14 comparable publicly traded financial services institutions (the “2010 Peer Group”). In determining the 2010 Peer Group, Gough selected financial services institutions that were either similarly situated or similar in size to FirstMerit. The 2010 Peer Group utilized by the Compensation Committee for benchmarking Mr. Greig’s total direct compensation opportunity consists of:

• Associated Banc-Corp	• Old National Bancorp
• BOK Financial Corp.	• TCF Financial Corporation
• Commerce Bancshares	• TrustMark Corporation
• City National Corp.	• UMB Financial Corporation
• Cullen-Frost Bankers	• Valley National Corporation
• First Midwest Bancorp, Inc.	• Wintrust Financial Corporation
• F.N.B. Corporation	• Whitney Holding Corporation

The 2010 Peer Group included the same companies as in fiscal 2009 except: (i) Citizens Republic Bancorp, Corus Bancshares, Inc. Huntington Bancshares Incorporated and Park National Corporation were removed; and (ii) Associated Banc-Corp, BOK Financial Corp., Commerce Bancshares, City National Corp. and Cullen-Frost Bankers have been added.

In order to evaluate the competitiveness of the targeted total direct compensation opportunity provided to FirstMerit’s named executive officers in 2010, excluding the CEO, the Company evaluated compensation survey data developed from surveys from leading human resources/executive compensation consulting firms, which included data from a number of financial services institutions similar to FirstMerit. In evaluating the targeted total direct compensation opportunity provided to FirstMerit’s named executive officers, management individually compared each executive to the compensation survey data and evaluated the positioning of each executive officer in accordance with the Compensation Committee’s established philosophy.

Review of 2010 Named Executive Officer Compensation

As the Compensation Committee reviewed its executive compensation program and made decisions throughout 2010, the Committee considered a number of factors in evaluating the performance of FirstMerit’s named executive officers. These factors included, amongst others: (i) FirstMerit’s actual results against the ICP performance targets set during February 2010; (ii) the Company’s relative performance against geographic competitors and similarly situated financial institutions; (iii) compensation provided to executive officers in prior years; and (iv) FirstMerit’s substantial acquisition, integration and capital raising activities during 2010.

How did FirstMerit Perform Relative to Other Financial Institutions During 2010?

In evaluating FirstMerit’s relative performance vis-à-vis its broader market competitors during 2010, the Compensation Committee reviewed a number of performance statistics and measures, including the following:

	Financial Performance Relative to Peer Institutions(1)
	2010		2009		2008
	FirstMerit	Peers	FirstMerit	Peers	FirstMerit	Peers

Net Interest Margin	3.97%	3.70%	3.58%	3.51%	3.72%	3.62%
Efficiency Ratio	64.85%	61.01%	62.95%	61.79%	58.78%	59.41%
Net Charge-Offs/Average Loans	1.23%	2.29%	1.22%	2.00%	0.68%	0.98%
Return on Average Assets	0.76%	0.25%	0.76%	−0.85%	1.13%	0.07%
Return on Average Equity	7.82%	2.51%	8.09%	−7.13%	12.76%	1.61%

	Comparison of Total Shareholder Returns/
	Annual Shareholder Returns to Peer Institutions(1)
	1 Year	2 Year	3 Year	5 Year

Total Shareholder Returns
FirstMerit	1.72%	5.56%	14.87%	−1.51%
Peer Average	23.16%	−8.86%	−13.57%	−34.79%
Average Annual Shareholder Returns
FirstMerit	1.72%	2.74%	4.73%	−0.30%
Peer Average	23.16%	−4.53%	−4.74%	−8.19%

(1)	Source: SNL Financial and Bloomberg Finance. Peer financial institutions include the following financial institutions that are generally utilized by management in presenting comparative financial information to industry analysts and investors as being representative of FirstMerit’s most relevant geographic and broader market competitors: (i) Huntington Bancshares, Inc.; (ii) Associated Banc-Corp; (iii) Fulton Financial Corporation; (iv) TCF Financial Corporation; (v) Citizens Republic Bancorp; (vi) Park National Corporation; (vii) First Commonwealth Financial Corporation; (viii) Old National Bancorp; (ix) MB Financial, Inc.; and (x) F.N.B Corporation.

The Compensation Committee believes that FirstMerit’s strong historic and current relative performance is the result of management’s focus on credit quality and its refusal to adopt risky lending practices in pursuit of short-term gains, which was a primary reason for FirstMerit’s exceptional relative and stable performance during the financial crisis that began in 2008.

How Did FirstMerit Perform Relative to Certain Strategic Initiatives?

In addition to FirstMerit’s strong financial performance, the Compensation Committee also considered the following significant strategic accomplishments during 2010:

•	Expansion of FirstMerit’s Footprint in the Chicago Market. During 2010, FirstMerit completed the following acquisitions, which established a Chicago footprint for the Company consisting of 47 branch locations:

•	First Bank — FirstMerit completed the acquisition of certain assets and the transfer of certain liabilities with respect to 24 branches of First Bank. The acquisition included the assumption by FirstMerit Bank of approximately $1.2 billion in deposits and the purchase by FirstMerit Bank of $330.4 million of loans and certain other assets of First Bank associated with the acquired branch locations, based on then available financial information.

•	George Washington Savings Bank — FirstMerit Bank assumed substantially all the deposits and acquired assets with a fair value of approximately $369.3 million, including $177.8 million of loans, and $408.4 million in liabilities, including $400.7 million of deposits of George Washington Savings Bank (“George Washington”) from the FDIC, as receiver for George Washington, pursuant to the terms of a purchase and assumption agreement with the FDIC. In addition, as part of the acquisition, FirstMerit Bank received a cash payment from the FDIC of approximately $40.2 million.

•	Midwest Bank and Trust Company — FirstMerit Bank assumed substantially all of the deposits and certain identified liabilities and acquired substantially all of the loans and certain other assets of Midwest Bank and Trust Company (“Midwest Bank”) from the FDIC, pursuant to the terms of a purchase and assumption agreement with the FDIC. FirstMerit Bank acquired assets with a fair value of approximately $3.0 billion, including $1.8 billion of loans, and $3.0 billion in liabilities, including $2.3 billion of deposits. In addition, as part of the acquisition, FirstMerit Bank made a cash payment to the FDIC of approximately $227.5 million.

•	FirstMerit’s Raising of Significant Tier 1 Capital. During 2010, FirstMerit successfully raised over $419 million of Tier 1 capital in two separate offerings. During the quarter ended March 31, 2010, FirstMerit sold 3.9 million common shares with an average value of $20.91 per share through an “at the market” program, whereby Credit Suisse Securities (USA), LLC and RBC Capital Markets Corporation, as sales agents, sold a small number of shares over a period of time at market prices. In addition, during the quarter ended June 30, 2010, FirstMerit completed the sale of a total of 17,600,160 common shares at $19.00 per share in a public underwritten offering, the net proceeds of which were used for general corporate purposes, including increasing FirstMerit Bank’s capital position after the Midwest Bank acquisition.

•	Successful Integration of Acquired Assets. Throughout 2010, FirstMerit’s executive officers led the Company’s successful integration of the acquired assets from First Bank, George Washington and Midwest Bank, including significant efforts with respect to branch operations, financial products and sales, commercial and consumer lending, credit risk evaluation and controls, and information technology integration.

What Were the Key Decisions Made in 2010 by the Compensation Committee?

With respect to FirstMerit’s named executive officers, the Compensation Committee:

(1) evaluated and determined base salary adjustments to occur during the year;

(2) established 2010 ICP performance metrics and parameters (threshold, target and maximum) in February, 2010, as well as the target and varied cash awards that could be earned by FirstMerit’s executive officers under the ICP for 2010;

(3) modified the ICP award pool to amend the manner in which discretionary ICP award adjustments could be determined;

(4) adopted a retention bonus plan in order to further the Company’s employee retention initiatives; and

(5) issued long-term incentive awards of restricted stock.

How did the Compensation Committee Determine the 2010 Base Salary for each Named Executive Officer?

For each named executive officer, the Compensation Committee reviews base salary levels and seeks to adjust executive officer salaries based upon outstanding individual performance and FirstMerit’s overall compensation philosophy of providing a base salary opportunity at the median salary level of the 2010 Peer Group for the CEO and the median salary level for the broader survey group for the other executive officers.

For all executive officers who directly report to the CEO, Mr. Greig evaluates each executive officer to determine whether a base salary increase or decrease is merited based upon individual performance. During early 2010, Mr. Greig evaluated each of FirstMerit’s named executive officers on a variety of factors including leadership performance, strategic planning and execution, communication abilities, business knowledge and awareness and accountability. In regards to each of the named executive officers, Mr. Greig noted the exemplary performance of each individual in their capacities with FirstMerit and their individual efforts relating to the Company’s acquisition activities. Mr. Greig presented his executive officer reviews to the Compensation Committee and made base salary recommendations for each executive officer. Upon receiving Mr. Greig’s recommendations, the Compensation Committee reviewed the proposed base salary modifications and approved Mr. Greig’s recommendations. For the named executive officers, FirstMerit awarded the following base salary adjustments, which became effective as of July 1, 2010: (i) Messrs Bichsel and Richgels were each awarded a base salary increase of 3.9%; (ii) Mr. Goodall was awarded a base salary increase of 2.4%; and (iii) Mr. Shoff was awarded a base salary increase of 2.5%.

In addition, as a result of FirstMerit’s acquisition and integration activities during the course of 2010, as well as to further maintain market competiveness, in August 2010 Mr. Greig determined that certain executive officers of the Company merited additional base salary increases as a result of their significant time commitment to FirstMerit’s acquisition efforts and excellent job performance. Mr. Greig presented these further base salary increases to the Compensation Committee, which upon receiving Mr. Greig’s recommendations, reviewed the proposed base salary modifications and approved Mr. Greig’s recommendations. For the named executive officers, FirstMerit awarded Messrs. Bichsel and Richgels an additional base salary increase of 5.05% and Mr. Goodall an additional base salary increase of 4.13%, each of which became effective as of September 1, 2010. Ultimately, the Compensation Committee retains sole authority to determine base salaries for each named executive officer evaluated by Mr. Greig and may revise executive base salaries as it deems appropriate in its judgment.

In regards to the CEO, during 2010 the Compensation Committee undertook a separate evaluation of Mr. Greig to determine whether a base salary adjustment was appropriate. In undertaking its evaluation of Mr. Greig, the Compensation Committee evaluated Mr. Greig based upon the individual performance factors described above as well as FirstMerit’s overall financial and strategic performance in 2010 and reviewed written evaluations from every member of the Board of Directors. In addition, the Compensation Committee reviewed the compensation paid to the CEOs of the 2010 Peer Group at the median and 75th percentile level. Thereafter, the Compensation Committee presented its performance evaluation of Mr. Greig to the full Board of Directors who recommended that Mr. Greig receive a base salary increase of 3.88% for 2010, which became effective as of July 1, 2010. Pursuant to the Compensation Committee’s Charter, all base salary increases regarding the CEO must be approved by the Board of Directors. The actual base salaries paid in 2010 to the named executive officers are reflected in the Salary Column of the Summary Compensation Table.

What were the Target Incentive Compensation Opportunities for FirstMerit’s Named Executive Officers?

The Compensation Committee determines ICP awards for the named executive officers by reference to pre-assigned target percentages of base salary for each executive position, which are designed to produce target incentive compensation at the 75th percentile of competitive market levels. The Compensation Committee believes that these awards strike an appropriate balance between providing “at-risk” pay that is contingent upon performance without creating compensation opportunities that can lead to excessive risk-

taking. For 2010, the Compensation Committee established the following threshold, target and maximum bonus opportunities for each named executive officer, along with the respective weighting of corporate and line-of-business goals:

	2010 ICP Opportunity(1)
Named Executive Officer	Threshold	Target	Maximum	ICP Metric Components

Paul G. Greig	25%	100%	175%	Corporate: 100%
Terrence E. Bichsel	15%	60%	100%	Corporate: 100%
William P. Richgels	15%	60%	100%	Corporate: 100%
David G. Goodall	15%	60%	100%	Corporate: 50%; Line of Business: 50%
Larry A. Shoff	14%	55%	90%	Corporate: 100%

(1)	2010 ICP opportunities for each named executive officer are expressed as a percentage of base salary.

How did the Compensation Committee determine the Corporate Performance Metrics and Targets for the ICP?

In conjunction with establishing the target ICP percentages and weighting for each named executive officer, the Compensation Committee selected performance metrics for evaluating corporate performance, along with the respective weighting for each metric and the threshold, target and maximum performance goal levels. In selecting performance metrics for 2010, the Compensation Committee sought to establish corporate performance metrics that focused the named executive officers on the key drivers of shareholder value and emphasized both the short and long-term financial and strategic goals of FirstMerit. In addition, the Compensation Committee sought to select ICP metrics and weights that would create a natural balance and not encourage executives to expose FirstMerit to imprudent risk. In particular, the Compensation Committee determined to continue to place an emphasis on credit quality, so that the ICP would discourage imprudent actions that might temporarily increase revenue or net income but might adversely affect credit quality. The Compensation Committee also determined that retaining the same metrics used in 2009 helped provide consistency in furtherance of the principles of alignment with shareholder value and the pursuit of overall performance objectives. In light of such objectives, the Compensation Committee established the following ICP corporate performance metrics for 2010, along with the corresponding weight for each metric:

Performance Metric	Weighting

Credit Quality (Provision for Loan Losses)	33%
Revenue	30%
Net Income	25%
Efficiency Ratio	12%

Having set the applicable corporate performance metrics, in February 2010 the Compensation Committee initially established the following threshold, target and maximum performance goals for each corporate performance metric (expressed as a % of target, except for efficiency ratio) in February, 2010, based on FirstMerit’s current budget, as management’s forecasted performance for the Company: (i) Credit Quality (Target — $105.23 million, Threshold — 105.0%, Maximum — 90.0%); (ii) Revenue (Target — $590.10 million, Threshold — 98.5%, Maximum — 102.0%); (iii) Net Income (Target — $82.88 million, Threshold — 88.0%, Maximum — 108.0%); and (iv) Efficiency Ratio (Target — 63.50%, Threshold — 66.68%, Maximum — 60.33%). For corporate performance falling in between the threshold, target and maximum performance levels, FirstMerit awards ICP amounts on an interpolated basis.

Do Line-of-Business Executives have Different Performance Goals?

In addition to the four primary ICP corporate performance metrics, the Compensation Committee established specific line-of-business goals for executive officers who oversee reporting business segments of FirstMerit. In selecting line-of-business metrics, the Compensation Committee sought to select metrics that were key derivatives of FirstMerit’s overall corporate performance, in order to align the performance goals of each line-of-business executive with those of executives with only corporate responsibility.

For Mr. Goodall, the Compensation Committee established the following initial line-of-business metrics with their respective weighting and threshold, target and maximum performance goals (expressed as a % of target, except for Commercial Credit Quality) in February, 2010: (i) Commercial Net Income (Weighting — 13.33%, Target — $89.35 million, Threshold — 93.0%, Maximum — 105%); (ii) Commercial Loan Revenue (Weighting — 6.66%, Target — $125.28 million, Threshold — 96.0%, Maximum — 103.0%,); (iii) Commercial Non-Interest Income (Weighting — 6.66%, Target — $43.48 million, Threshold — 96.0%, Maximum — 103.0%,); (iv) Commercial Funds Revenue (Weighting — 6.66%, Target — $51.31 million, Threshold — 96.0%, Maximum — 103.0%,); and (v) Commercial Credit Quality (Weighting — 16.66%, Target — $31.30 million, Threshold — 115.0%, Maximum — 97.0%).

How did FirstMerit Perform Against the Metrics for the ICP?

Upon the completion of 2010, the Compensation Committee evaluated FirstMerit’s corporate performance to calculate the awards payable under the ICP. For 2010, FirstMerit recorded the following financial performance relative to the Compensation Committee’s established ICP performance metrics: (i) Credit Quality ($88.21 million, or 83.83% of target, for a maximum payout on this metric); (ii) Revenue ($678.37 million, or 114.96% of target, for a maximum payout on this metric); (iii) Net Income ($102.38 million, or 123.53% of target, for a maximum payout on this metric); and (iv) Efficiency Ratio (64.97%, or below the target of 63.50%, for a payout between threshold and target on this metric). The Compensation Committee considered whether to adjust financial results used to determine payouts under the ICP performance targets in light of the two FDIC-assisted acquisitions which were not anticipated at the beginning of the year. The Committee decided that such adjustments were not necessary for executive officer participants in light of their strategic responsibilities and significant execution risks, but considered adjustments for other participants who lacked such strategic responsibilities. The Committee reserves the ability to consider the impact of future acquisitions under the facts and circumstances at the time.

In regards to lines-of-business, FirstMerit recorded the following performance in 2010 relative to the Compensation Committee’s established line-of-business goals for the Company’s Commercial Banking segment: (i) Commercial Net Income ($119.08 million, or 133.28% of target, for a maximum payout on this metric); (ii) Commercial Loan Revenue ($179.75 million, or 143.48% of target, for a maximum payout on this metric); (iii) Commercial Non-Interest Income ($46.96 million, or 108.01% of target, for a maximum payout on this metric); (iv) Commercial Funds Revenue ($58.86 million, or 114.74% of target, for a maximum payout on this metric); and (v) Commercial Credit Quality ($49.96 million, or 159.60% of target, which resulted in achievement below the threshold level).

The formulaic ICP awards paid in 2010 to the named executive officers are reflected in the Non-Equity Compensation column of the Summary Compensation Table.

Did the Compensation Committee Award Discretionary Bonuses for 2010 Performance?

In addition to the formulaic parameters of FirstMerit’s ICP framework, the Compensation Committee has the discretion to increase or decrease annual ICP awards based upon an executive’s individual performance during the performance period and their commitment to FirstMerit’s continued success. It is the opinion of the Compensation Committee that discretionary flexibility in administration of the ICP is imperative to allow the Committee to reward particular individual efforts that are not otherwise captured by the ICP as established at the outset of the year and to help retain the continued commitment of such key performers, or to reduce payments to executive officers whose individual performance (or whose area of responsibility) underperformed.

On August 19, 2010, the Board of Directors approved the adoption of an amendment to the ICP to modify the manner in which discretionary adjustments may be determined. Previously, the Compensation Committee had authority to approve discretionary adjustments to participant awards, as determined by the Committee based upon individual and business results, not to exceed in the aggregate: (i) $1,000,000 for all participants other than the CEO; and (ii) $250,000 for the CEO. As amended, the aggregate annual discretionary adjustment permissible under the ICP was modified to be the product of: (i) the sum of the base salaries of all participants in the ICP (including the CEO); and (ii) 23%. Based upon the salary levels of ICP participants as of December 31, 2010, the percentage-based aggregate maximum discretionary adjustment allowable for 2010 was approximately $2,446,275. It is the opinion of the Board of Directors that the new methodology appropriately accounts for fluctuations in the number of participants in the ICP and changes in FirstMerit’s other compensation programs and provides greater flexibility to appropriately reward participants for their efforts in light of unknown variables related to the economy in general and the financial industries segment in particular.

Based on the corporate performance of the Company for 2010 and the corresponding calculations of awards payable under the ICP pursuant to the objective performance metrics, the Compensation Committee determined that no discretionary adjustments for its executive officers was warranted, except for Mr. Greig, who received a discretionary increase in his ICP as a result of the strongest evaluation of a CEO by the Board of Directors in recent Company’s history, and Mr. Goodall, who received a discretionary increase in his ICP award as a result of his significant contributions to the successful integration of FirstMerit’s commercial lending operations in its new Chicago markets. Formulaic ICP awards paid in 2010 to the named executive officers are reflected in the Non-Equity Compensation column of the Summary Compensation Table. The discretionary ICP awards for Messrs. Greig and Goodall, which were approved by the Compensation Committee, are included in the Bonus column of the Summary Compensation Table.

Why did FirstMerit Issue Retention Bonuses in 2010?

On February 17, 2010, FirstMerit adopted a retention bonus plan (the “Retention Plan”) for fiscal 2010 in order to further employee retention initiatives with regards to certain key employees. Based upon a review of FirstMerit’s strong relative financial performance over the last several years, particularly within its geographic market and in its industry segment, the Compensation Committee determined that retaining its executive team was a high priority. The Compensation Committee believed that FirstMerit’s recent successes and its announced entry into a new geographic market in Chicago, each attained in a challenging economy and a difficult industry segment, were making the Company vulnerable to having its key executives recruited by competitors seeking similar success. The Compensation Committee’s awareness was heightened by FirstMerit’s recent successes in recruiting executive talent from larger competitive institutions with less positive financial results. In addition, based upon the scope of the First Bank and George Washington acquisitions, as well as anticipated continued acquisition activity, the Compensation Committee determined that keeping its executive team intact was critical to ensure timely, effective integration of the acquisitions, including significant integration efforts with regard to branch operations, financial products and sales, credit risk management and information technology. Finally, the Compensation Committee determined that certain executives merited additional compensation in order to reward their efforts in pursuing and evaluating prior acquisition opportunities, including extensive due diligence efforts in connection therewith.

Accordingly, to provide officers with further incentive to remain with FirstMerit, the Compensation Committee approved the Retention Plan for fiscal 2010, the terms of which were described in the Company’s Current Report on Form 8-K filed on February 22, 2010. Pursuant to its terms, the Retention Plan paid cash bonuses to a limited group of officers on June 30 and September 30 of 2010, although any officer who voluntarily terminates employment prior to the first anniversary of the grant date is required to return the bonus payment in its entirety. Awards under the Retention Plan were granted to each of the named executive officers on or about March 1, 2010 and are included in the Bonus column of the Summary Compensation Table.

Did the Compensation Committee Make Equity Awards?

On April 21, 2010, the Board of Directors approved and issued the long-term equity incentive awards for FirstMerit’s executive officers for fiscal 2010. Consistent with recent practice, the Board of Directors determined that all long-term incentive awards for 2010 would be comprised solely of restricted common shares. The long-term equity incentive award target grant for each named executive officer was generally set in accordance with the 50th percentile of market, or in the case of Mr. Greig, the 2010 Peer Group, with adjustments based upon individual and corporate performance. The long-term incentive target amounts established in 2010 for each named executive officer (as a percentage of each named executive officer’s salary grade midpoint) are as follows: (i) 200% of base salary for Mr. Greig; (ii) 100% for Messrs. Bichsel and Richgels; and (iii) 70% for Messrs. Goodall and Mr. Shoff. Actual restricted stock grants in 2010 varied from the guideline number of shares to individual executives based upon FirstMerit’s 2009 corporate performance and the Compensation Committee’s objective and subjective assessment of individual contributions to FirstMerit in 2009 and expected contributions in 2010. In regards to the named executive officers (excluding the CEO), the only discretionary award adjustment was a decrease of 200 shares for Mr. Goodall, as a result of his new position and limited tenure with FirstMerit. Long-term equity awards issued during 2010 to the named executive officers of FirstMerit are reflected in the All Other Stock Awards Column of the Grants of Plan Based Awards Table.

As in the past, dividend payments on restricted share grants are paid to the executive officers before the restrictions on the grants lapse. The Compensation Committee believes that making current dividends further aligns the interests of the executive officers with the interests of FirstMerit’s shareholders. These payments ensure that executive officers are immediately affected by an decrease or increase in FirstMerit’s dividend payments.

Does the Compensation Committee Have Policies Regarding Equity Award Minimum Vesting Requirements and the Timing of Equity Award Grants?

While not required under the provisions of the 2006 Equity Plan, the Compensation Committee has a policy and consistent practice of requiring that all equity award grants issued to executive officers of FirstMerit have a minimum vesting schedule of at least one year. In addition, the Board of Directors has a policy against and consistent practice of not timing equity award grants to executive officers and non-employee directors of FirstMerit with the release of material non-public information.

Does FirstMerit Have Change in Control Agreements and/or Displacement Agreements?

To promote stability among certain key officers, the Board of Directors has traditionally authorized FirstMerit to enter into change in control and displacement agreements with each of its named executive officers. The Compensation Committee believes these agreements serve the best interests of FirstMerit and its shareholders by ensuring that, if a change in control or certain significant acquisitions were ever under consideration, the named executive officers would be able to advise the Board of Directors dispassionately about the potential transaction and implement the decisions of the Board without being unduly influenced by personal economic concerns. In addition, it is the opinion of the Board of Directors that these agreements are an important aspect of attracting and retaining the executive talent needed to lead FirstMerit, particularly through the critical period leading up to a potential merger, acquisition or change in control event.

Change in Control Agreements

Historically, FirstMerit’s change in control agreements have provided benefits to covered executives in the event of their termination following a change in control. However, in 2009, FirstMerit executed amended and restated change in control agreements with certain of its executive officers which provide certain benefits upon the occurrence of: (i) a change in control; or (ii) certain termination events following a change in control. In determining to implement the amended change in control agreements, the Compensation Committee sought to restructure FirstMerit’s change in control benefits so as to ensure the benefits provided under the amended change in control agreements would not constitute “golden parachute” payments under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) or the provisions of the Capital Purchase Program established under the Emergency Economic Stabilization Act of 2008, which were applicable to the Company at the time. As adopted, the Compensation Committee believes that the amended change in control agreements are, by design and operation, consistent with its compensation philosophy and business strategy and are an essential component of FirstMerit’s efforts to promote executive retention and continuity of management. Additional information regarding the benefits provided by FirstMerit’s amended change in control agreements can be found under the caption “Executive Compensation And Other Information — Executive Agreements” beginning on page 44 of this proxy statement. While the Compensation Committee intends to monitor the costs and benefits of maintaining the amended change in control agreements, at present the Compensation Committee believes the costs that would be incurred in modifying these agreements outweigh any potential benefit given the low probability that a triggering event will occur in the foreseeable future.

Displacement Agreements

In addition to the amended change in control agreements, FirstMerit maintains displacement agreements (the “Displacement Agreements”) with each of its named executive officers. Pursuant to the Displacement Agreements, “Displacement” is defined as the termination of a covered executive’s employment with FirstMerit as a consequence of a merger, acquisition or other like transaction, either before or after the closing of the transaction, where no change in control of the Company has occurred. Generally, the benefits provided to covered executives under the Displacement Agreements are substantially similar to those provided to executives whose employment is terminated following a change in control event. Additional information regarding the benefits provided by FirstMerit’s Displacement Agreements can be found under the caption “EXECUTIVE COMPENSATION AND OTHER INFORMATION — Executive Agreements” beginning on page 44 of this proxy statement. In regards to the named executive officers, all Displacement Agreements were executed prior to 2010.

Does the Company Have a Policy for “Clawing-Back” Bonus Payments?

As set forth under the caption “Corporate Governance — Policies of the Board of Directors” beginning on page 10 of this proxy statement, the Board of Directors has adopted a policy relating to the “claw-back” of incentive compensation paid to executive officers in the event of certain restatements of FirstMerit’s financial statements. Under such policy, the Board of Directors will, to the full extent permitted by applicable law, in all appropriate cases, require reimbursement of any bonus paid or incentive compensation awarded to an executive officer, and/or effect the cancellation of unvested equity awards previously granted to the executive officer if: (i) the amount of the bonus or incentive compensation was calculated based on the achievement of financial results that were subsequently the subject of a material restatement; (ii) the executive officer engaged in intentional misconduct that caused or partially caused the need for the restatement; and (iii) the amount of the bonus or incentive compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded.

Does the Company Have a Policy on Perquisites?

The Compensation Committee periodically reviews the perquisites it makes available to its executive officers and generally attempts to keep such benefits to a minimum. During 2009, the Compensation Committee reviewed its practice of reimbursing executive officers for tax preparation fees and determined that beginning in 2010 the Company would no longer provide these reimbursements to executive officers, excluding Mr. Greig, due to relatively small dollar expenditure and the attendant administrative costs. However, since executive officers are still required by FirstMerit policy to have their taxes professionally prepared at their own expense, the Compensation Committee determined that their 2010 base salaries should be increased to offset preparation costs.

FirstMerit generally does not reimburse country club dues for its executive officers other than Mr. Greig, whose employment agreement requires payment of certain club dues. However, FirstMerit continues to maintain two corporate country club memberships, which officers of the Company, including certain named executive officers, are able to use. Although the Compensation Committee believes that these corporate memberships are used almost exclusively for business matters, each named executive officer who has privileges through a corporate membership is allocated as compensation a portion of the cost incurred by FirstMerit for such membership and FirstMerit does not pay or reimburse officers for any personal use.

Does the Compensation Committee Provide Tax Gross-Ups for Certain Tax and Other Compensation?

Historically, when reimbursement for items required by the Compensation Committee for executive officers has resulted in taxable income for an executive officer, FirstMerit has also paid for income taxes arising from such requirement or perquisite.

Does the Compensation Committee Consider the Deductibility of Executive Compensation?

The Compensation Committee has reviewed the qualifying compensation regulations issued by the Internal Revenue Service (the “IRS”) under Section 162(m) of the Code, which provide that no deduction is allowed for applicable employee remuneration paid by a publicly held corporation to its CEO or any of its other four highest paid officers, to the extent that the remuneration paid to such employees exceeds $1.0 million for the applicable taxable year, unless certain conditions are met. Compensation pursuant to certain stock option plans and other performance-based compensation may be excluded from the Section 162(m) limitations. During 2010, FirstMerit believes that compensation to covered employees only exceeded the $1.0 million limit with respect to Messrs. Greig, Bichsel and Richgels. While in general the Compensation Committee attempts to design its compensatory arrangements to preserve the deductibility of executive compensation, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers. Neither FirstMerit nor any of its subsidiaries has a policy requiring that compensation paid to a covered officer be deductible under Section 162(m). The Board of Directors, however, does carefully consider the after-tax cost and value to FirstMerit and its subsidiaries of all compensation.

It is FirstMerit’s position that stock options awarded under certain of its stock option plans, including the 2006 Equity Plan, the Amended and Restated 2002 Stock Plan, the Amended and Restated 1999 Stock Option Plan and the Amended and Restated 1997 Stock Option Plan, will not count toward the Section 162(m) limit. Stock options still outstanding under earlier FirstMerit stock plans and restricted share awards and dividend units are not, however, treated as exempt from the calculation. Amounts deferred by executives under the Executive Deferred Plan will not count toward the Section 162(m) limit.

Are FirstMerit’s Named Executive Officers in Compliance with the Company’s Share Ownership Guidelines?

The Compensation Committee has adopted Common Share ownership guidelines for the executive officers of FirstMerit. These guidelines require that, within a five year period from the date a person becomes an executive officer, the CEO will maintain share ownership in value equal to approximately five times his or her base salary, while all other executive officers are expected to hold shares in value equal to approximately two and one half times their base salary. As has been stated previously, the Compensation Committee bases a large part of its compensation philosophy on aligning the interests of FirstMerit’s executive officers with those of the Company’s shareholders and ownership is a highly desired result. As of December 31, 2010, each named executive officer was either in compliance with the share ownership guidelines or has not completed a fifth year of employment.

Has the Compensation Committee Examined Whether FirstMerit’s Compensation Programs Encourage Excessive Risk-Taking?

FirstMerit’s governance and organizational structure has traditionally incorporated a substantial risk management component through the establishment of a Risk Management Committee of the Board of Directors, the appointment of a Chief Risk Officer and Assistant Risk Officer, the utilization of a risk committee of management comprised of appropriate officers of the Company, establishment of an Enterprise Risk Management Committee of FirstMerit Bank, the Company’s principal operating subsidiary, and maintenance of a risk management department of FirstMerit Bank independent of the business units.

During 2010, the Company undertook a comprehensive risk-analysis process to assess the risk components of its incentive compensation programs and practices. The process was performed in order to determine whether the Company’s compensation programs encourage excessive risk-taking, and was conducted in contemplation of the joint guidance issued by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, and the Office of Thrift

Supervision regarding incentive compensation and risk management at banking organizations (the “Joint Guidance”). The process involved officers from the areas of Human Resources, Enterprise Risk, Internal Audit and Legal.

The assessment process included an analysis of each major incentive compensation plan, with particular focus on plans which had the potential to pose inordinate risk to the Company. Mitigating factors, structural checks and balances, and key controls were evaluated in connection with such plans. Ultimately, key risk management personnel presented a report to each of the Compensation and Risk Management Committees of the Board of Directors, which concluded that FirstMerit’s incentive compensation plans appropriately balance risk and reward, are compatible with effective controls and risk management, are adequately supported by appropriate corporate governance practices, and overall are consistent with safe and sound banking practices and do not pose unnecessary or undue risk to the Company.

Based upon the results of such assessment, the Compensation and Risk Management Committees was able to determine that the risks arising from FirstMerit’s compensation policies and practices were not reasonably likely to have a material adverse effect on the Company and the Compensation Committee believes that the Company’s governance and organizational structures, in conjunction with its risk-mitigation framework, allows FirstMerit to continue to objectively assess risk as it relates to all employee compensation programs and plans.

What Changes Does FirstMerit Foresee Making To Its Compensation Policies and Programs in 2011?

The Compensation Committee is currently evaluating the structure of the ICP and considering whether it remains consistent with certain of the Committee’s guiding principles, particularly performance management and controllability. The Compensation Committee is reviewing whether the rapidly evolving regulatory framework and increasingly uncertain short-term economic forecasts decrease the effectiveness of a purely objective annual incentive plan based entirely on financial achievements measured against performance metrics set at the beginning of each year. The Compensation Committee is considering whether significant deviations from projected economic forecasts or unexpected effects of new regulations may distort management performance if measured solely against predetermined objective financial metrics and whether, in the current environment, it can more effectively balance performance, risk and rewards using more qualitative evaluative elements, relative performance measures and discretionary authority to appropriately recognize strong or weak management performance.

THE COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with FirstMerit’s management. Based upon this review and discussion, the Compensation Committee recommends to the Board of Directors that this Compensation Discussion and Analysis be included in FirstMerit’s proxy statement and Annual Report on Form 10-K.

Compensation Committee:

R. Cary Blair, Chair
John C. Blickle
Terry L. Haines
J. Michael Hochschwender
Clifford J. Isroff

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, none of the members of the Compensation Committee was an officer or employee of FirstMerit or any of its subsidiaries or formerly an officer of the Company or any of its subsidiaries. None of such directors had any business or financial relationship with FirstMerit requiring disclosure in this proxy statement.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The following table provides certain summary information concerning the compensation paid or accrued by FirstMerit and its subsidiaries to or on behalf of its named executive officers. The table shows the compensation attributable to FirstMerit’s named executive officers during 2010.

Summary Compensation Table

						Change in Pension
						Value and
						Non-Qualified
					Non-Equity	Deferred
Name and				Stock	Incentive Plan	Compensation	All Other
Principal Position	Year	Salary($)(1)	Bonus($)(2)	Awards($)(3)	Compensation($)(4)	Earnings($)(5)	Compensation($)		Total($)

Paul G. Greig	2010	$750,725	$691,927	$2,000,000	$1,238,073	$627,261	$202,273	(6)	$5,510,259
Chairman, President	2009	$731,088	$250,000	$1,599,992	$113,246	$2,833,715	$379,259		$5,907,300
and Chief Executive Officer	2008	$708,509	$250,000	$1,599,988	$758,352	$1,174,930	$362,734		$4,854,513
Terrence E. Bichsel	2010	$361,050	$126,970	$347,993	$352,274	$514,281	$44,779	(7)	$1,747,347
Exec. V.P. and Chief	2009	$345,650	$112,500	$379,993	$32,126	$409,582	$66,809		$1,346,660
Financial Officer	2008	$333,075	$49,236	$379,982	$194,764	$364,987	$70,393		$1,392,437
William P. Richgels	2010	$361,050	$126,970	$347,993	$352,274	$653,093	$72,819	(8)	$1,914,199
Exec. V.P. and Chief	2009	$345,650	$112,500	$379,993	$32,126	$172,598	$74,068		$1,116,935
Credit Officer	2008	$334,750	$49,236	$379,982	$194,764	$455,717	$102,084		$1,516,533
David G. Goodall	2010	$307,883	$110,315	$179,984	$232,597	$0	$96,958	(9)	$927,737
Exec. V.P.,	2009	$206,667	$50,000	$195,400	$141,088	$0	$25,805		$618,960
Commercial Banking
Larry A. Shoff	2010	$284,250	$133,236	$184,000	$235,207	$272,571	$20,900	(10)	$1,130,164
Exec. V.P. and Chief	2009	$279,425	$40,000	$149,994	$23,886	$260,363	$29,164		$782,832
Information Officer	2008	$273,300	$36,221	$99,988	$143,779	$62,134	$39,284		$654,706

(1)	Salary includes amounts earned and the deferred portion of salary under the 401(k) Plan or Executive Deferred Plan.

(2)	The Bonus column sets forth the amounts paid to the named executive officer, other than Messrs. Greig and Goodall, as a retention bonus during 2010. In regards to Mr. Greig, amount reflects: (i) a $400,000 retention bonus paid during 2010; and (ii) a $291,927 discretionary increase to his incentive compensation award as recommended and approved by the Board of Directors. In regards to Mr. Goodall, amount reflects: (i) a $92,912 retention bonus paid during 2010; and (ii) a $17,403 discretionary increase to his incentive compensation award as recommended by the CEO and approved by the Compensation Committee.

(3)	Amounts shown reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards granted during such fiscal year. Assumptions used in the calculation of these amounts are included in Note 13 “Share-Based Compensation” to the Consolidated Financial Statements included in FirstMerit’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

(4)	The non-equity incentive plan compensation includes amounts earned under the ICP as a result of achieving the goals specified for the designated year.

(5)	The amounts in this column reflect the actuarial increase in the present value of the named executive officer’s benefits under all pension plans established by FirstMerit, determined using interest rate and mortality rate assumptions consistent with those used in FirstMerit’s financial statements, and including amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested.

(6)	For Mr. Greig, amount includes $100,526 for dividend or dividend equivalents on restricted stock, $45,419 for contributions made by FirstMerit to Mr. Greig’s accounts under the Excess Plan and 401(k) Plan, $28,100 related to life insurance premiums paid by FirstMerit and $17,451 in insurance and perquisite-related tax payments. Amount also includes payments made on Mr. Greig’s behalf for country club dues, long-term disability and accidental death and dismemberment insurance and tax preparation fees.

(7)	For Mr. Bichsel, amount includes $21,135 for dividend or dividend equivalents on restricted stock, $17,762 related to life insurance premiums paid by FirstMerit and $4,640 in insurance-related tax payments.

(8)	For Mr. Richgels, amount includes amount includes $22,196 for dividend or dividend equivalents on restricted stock, $18,979 for contributions made by FirstMerit to Mr. Richgels’ accounts under the Excess Plan and 401(k) Plan, $17,900 related to life insurance premiums paid by FirstMerit and $7,160 in insurance-related tax payments.

(9)	For Mr. Goodall, amount includes amount includes $10,058 for dividend or dividend equivalents on restricted stock, $70,444 for contributions made by FirstMerit to Mr. Goodall’s accounts under the 2008 Excess Plan, the 2008 SERP and 401(k) Plan, $6,258 related to life insurance premiums paid by FirstMerit and $2,503 in insurance-related tax payments.

(10)	For Mr. Shoff, amount includes amount includes $7,421 for dividend or dividend equivalents on restricted stock, $8,871 related to life insurance premiums paid by FirstMerit and $1,909 in insurance-related tax payments.

Grants of Plan Based Awards

						Grant Date
					All Other Stock	Fair Value of
		Estimated Possible Payouts Under			Awards: Number of	Stock Awards
		Non-Equity Incentive Plan Awards			Shares of Stock	and Option
Name	Grant Date	Threshold($)	Target($)	Maximum($)	or Units(#)(1)	Awards($)(2)

Paul G. Greig	04/21/2010	$191,250	$765,000	$1,338,750	84,674	$2,000,000
Terrence E. Bichsel	04/21/2010	$57,000	$228,000	$380,000	14,733	$347,993
William P. Richgels	04/21/2010	$57,000	$228,000	$380,000	14,733	$347,993
David G. Goodall	04/21/2010	$44,800	$192,000	$320,000	7,620	$179,984
Larry A. Shoff	04/21/2010	$40,278	$158,235	$258,930	7,790	$184,000

(1)	Awards of restricted stock, which vests ratably on the first three anniversaries of the award grant date. The grant date fair value of such awards is equal to the closing price of FirstMerit’s common shares on the date of grant, which was $23.62 per share on April 21, 2010.

(2)	The grant date fair value of such awards is equal to the closing price of FirstMerit’s common shares on the date of grant, which was $23.62 per share on April 21, 2010.

2010 Named Executive Officer Compensation Components

Base Salary

For each named executive officer, the Compensation Committee reviews base salary levels annually, and seeks to adjust executive officer salaries based upon outstanding individual performance and FirstMerit’s overall compensation philosophy of providing a base salary opportunity at the median salary level. For all executive officers who directly report to the CEO, Mr. Greig evaluates each executive officer and presents base salary recommendations for Compensation Committee approval. In regards to Mr. Greig, the Compensation Committee undertakes a separate evaluation of Mr. Greig to determine whether a base salary adjustment is appropriate and, thereafter, presents its performance evaluation of Mr. Greig to the full Board for approval.

FirstMerit has a policy of not retroactively applying base salary increases to the beginning of the calendar year. The base salaries paid in 2010 to the named executive officers are reflected in the Salary column of the Summary Compensation Table. For a complete description regarding the base salary adjustments implemented for FirstMerit’s named executive officers in 2010, see page 27 of the Compensation Discussion and Analysis.

Executive Cash Incentive Plan

FirstMerit’s ICP awards cash payment at the end of each fiscal year to approximately 45 employees of the Company and its subsidiaries based upon the achievement of corporate and line-of-business goals established by the Compensation Committee. As described in the Compensation Discussion and Analysis on page 27 of this proxy statement, during February 2010, the Compensation Committee approved corporate and line-of-business performance measures for the ICP and established initial threshold, target and maximum performance targets for each metric. Upon the completion of 2010, the Compensation Committee evaluated FirstMerit’s corporate performance to calculate the awards payable under the ICP. The formulaic ICP awards paid in 2010 to the named executive officers are reflected in the Non-Equity Compensation column of the Summary Compensation Table.

In addition to the formulaic parameters of FirstMerit’s ICP framework, the Compensation Committee has the discretion to increase or decrease annual ICP awards based upon an executive’s individual performance during the performance period and their commitment to FirstMerit’s continued success. Based on the corporate performance of the Company for 2010 and the corresponding calculations of awards payable under the ICP pursuant to the objective performance metrics, the Compensation Committee determined that no discretionary adjustments for its executive officers was warranted, except for Mr. Greig, who received a discretionary increase in his ICP as a result of the strongest evaluation of a CEO by the Board of Directors in recent Company’s history, and Mr. Goodall, who received a discretionary increase in his ICP award as a result of his significant contributions to the integration of FirstMerit’s commercial lending operations in its new Chicago markets. The discretionary ICP awards for Messrs. Greig and Goodall are reflected in the Bonus column of the Summary Compensation Table.

Retention Bonus Awards

As described in the Compensation Discussion and Analysis on page 30 of this proxy statement, on February 17, 2010, FirstMerit adopted the Retention Plan for fiscal 2010 in order to further employee retention initiatives with regards to certain key employees. Pursuant to its terms, the Retention Plan paid cash bonuses to a limited group of officers on June 30 and September 30 of 2010, although any officer who voluntarily terminates employment prior to the first anniversary of the grant date is required to return the bonus payment in its entirety. Awards under the Retention Plan were made to each of the named executive officers on or about March 1, 2010 and are reflected in the Bonus column of the Summary Compensation Table.

Long-Term Equity Awards

On April 21, 2010, the Board of Directors issued long-term incentive awards of restricted stock to approximately 390 executive officers of FirstMerit. In general, long-term equity incentive award target grants to FirstMerit’s named executive officers are determined annually by the Compensation Committee and are generally set in accordance with the 50th percentile of competitive market levels, with adjustments based upon individual and corporate performance. Consistent with historic practice, long-term incentive target amounts are established annually as a percentage of each named executive officer’s salary grade midpoint (for 2008, 200% of base salary for Mr. Greig, 80% for Messrs. Bichsel and Richgels and 70% for Messrs. Goodall and Shoff). The long-term equity awards issued during 2010 to the named executive officers of FirstMerit are reflected in the All Other Stock Awards Column of the Grants of Plan Based Awards Table.

Outstanding Equity Awards at Fiscal Year-End

					Stock Awards
	Option Awards						Market
	Number of	Number of			Number of		Value of
	Securities	Securities			Shares		Shares or
	Underlying	Underlying			or Units of		Units of
	Unexercised	Unexercised	Option	Option	Stock That		Stock That
	Options	Options	Exercise	Expiration	Have Not		Have Not
Name	(#) Exercisable	(#) Unexercisable	Price ($)	Date	Vested (#)		Vested ($)(1)

Paul G. Greig	50,734	—	$22.90	5/18/2016	—		—
	—	—	—	—	26,787	(2)	$530,115
	—	—	—	—	62,196	(3)	$1,230,859
	—	—	—	—	84,674	(4)	$1,675,698
Terrence E. Bichsel	45,458	—	$25.51	1/18/2011	—		—
	36,529	—	$26.67	2/21/2012	—		—
	36,833	—	$19.68	2/20/2013	—		—
	50,734	—	$26.04	2/19/2014	—		—
	50,734	—	$26.41	2/17/2015	—		—
	15,931	—	$23.93	4/19/2016	—		—
					6,361	(2)	$125,884
					14,771	(3)	$292,318
					14,733	(4)	$291,566
William P. Richgels	15,221	—	$21.29	5/21/2017	—		—
	—	—	—	—	6,361	(2)	$125,884
	—	—	—	—	14,771	(3)	$292,318
	—	—	—	—	14,733	(4)	$291,566
David G. Goodall	—	—	—	—	10,000	(5)	$197,900
	—	—	—	—	7,620	(4)	$150,800
Larry A. Shoff	41,602	—	$25.51	1/18/2011	—		—
	20,294	—	$26.67	2/21/2012	—		—
	36,833	—	$19.68	2/20/2013	—		—
	31,760	—	$26.04	2/19/2014	—		—
	30,238	—	$26.41	2/17/2015	—		—
	8,625	—	$23.93	4/19/2016	—		—
	—	—	—	—	1,674	(2)	$33,128
	—	—	—	—	5,830	(3)	$115,376
	—	—	—	—	7,790	(4)	$154,164

(1)	Market value computed using $19.79, the closing share price of FirstMerit’s common shares on December 31, 2010.

(2)	Award of restricted shares, all of which will vest on February 21, 2011.

(3)	Award of restricted shares, one-half of which vest on each of January 15, 2011 and 2012.

(4)	Award of restricted shares, one-third of which vest on each of April 21, 2011, 2012 and 2013.

(5)	Award of restricted shares, all of which will vest on April 15, 2012.

Option Exercises and Stock Vested

	Stock Awards
	Number of Shares
	Acquired on	Value Realized on
Name	Vesting (#)	Vesting ($)

Paul G. Greig	76,218	$1,652,114
Terrence E. Bichsel	17,114	$369,757
William P. Richgels	23,748	$475,075
David G. Goodall	—	—
Larry A. Shoff	6,690	$146,331

Pension Benefits

The following table sets forth the number of years of credited service, an estimate of the present value of accumulated benefits and payments made during the last fiscal year, if any, for each of the named executive officers with respect to the Pension Plan, Excess Plan and SERP.

				Present Value of
		Number of Years		Accumulated
Name	Plan Name	Credited Service (#)(1)		Benefits ($)(2)

Paul G. Greig	Pension Plan	0.72		$9,527
	Excess Plan	0.72		$18,621
	SERP	11.00	(3)	$4,997,406
Terrence E. Bichsel	Pension Plan	11.00		$318,178
	Excess Plan	11.00		$143,425
	SERP	11.00		$1,522,707
William P. Richgels	Pension Plan	0.00		$0
	Excess Plan	0.00		$0
	SERP	4.00		$1,709,464
David G. Goodall	Pension Plan	0.00		$0
	Excess Plan	0.00		$0
	SERP	0.00		$0
Larry A. Shoff	Pension Plan	11.00		$214,140
	Excess Plan	11.00		$37,331
	SERP	11.00		$903,904

(1)	For purposes of the SERP, executives are 100% vested upon the attainment of ten years of credited service.

(2)	Present Value of Accumulated Benefit is based on a pre-retirement discount rate of 5.60%. Benefits were assumed to be paid as a lump sum at the earliest retirement age in each plan (age 65). Lump sum present values were based on postretirement discount segment rates of 3.13%, 4.31%, 5.07% and 5.50% and the postretirement mortality table specified in Section 417(e) of the Code. Benefits earned prior to June 2004 in the Pension Plan and Excess Plan are available in a lump sum form of payment at retirement.

(3)	Pursuant to age and service credits granted to Mr. Greig during fiscal 2008 and 2009, Mr. Greig is entitled to six years of age and service credit under the SERP beyond his years of actual service. However, as a result of the vesting parameters of the SERP and Mr. Greig’s actual years of service, only five years of the additional service credits is currently applicable.

Executive Retirement Plans

FirstMerit sponsors the following five executive retirement plans: (1) the Pension Plan; (2) the Excess Plan; (3) the 2008 Excess Plan; (4) the SERP; and (5) the 2008 SERP.

Pension Plan

Under the tax-qualified Pension Plan, pension benefits at normal retirement age 65 are based on the average base salary and commissions (exclusive of bonuses and overtime, if either exists, and not exceeding $245,000 in 2009) of each participant for the highest four consecutive years during the last ten years of employment. The benefits payable equal: (1) the sum of 1.35 percent of such average base salary multiplied by the number of years of credited service prior to January 1, 2005, up to 40 years, plus 0.55 percent of such average base salary in excess of “covered compensation,” multiplied by the number of years of credited service earned prior to January 1, 2005, up to 35 years; and (2) the sum of one percent of such average base salary multiplied by the number of years of credited service earned after January 1, 2005, up to 40 years (including years of service earned prior to January 1, 2005). “Covered compensation” for this purpose means the average (without indexing) of the Social Security taxable wage base in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which the participant attains (or will attain) Social Security retirement age. Final average earnings are based upon the average of the four highest-paid consecutive calendar years of compensation out of the last ten years worked. Final average earnings are based on base salary and do not include overtime, bonuses, equity awards or other incentive compensation. Compensation recognized under the plan is limited based on the limits of Section 401(a)(17) of the Code.

Previously, employees were eligible to participate in the Pension Plan after attaining age 21 and working one year of at least 1,000 hours and became fully vested in their benefits upon the completion of five years of participating service, with the benefit payable to them on an unreduced basis at age 65 (normal retirement). However, effective January 1, 2007, benefit accruals under the Pension Plan ceased for employees with less than five years of services as of December 31, 2006.

The Pension Plan offers several optional forms of payment, including 5, 10, and 15 year certain or life annuities and 50%, 66 2/3%, 75% and 100% joint and survivor annuities. Benefits earned prior to June 30, 2004 are also eligible to be taken as a lump sum distribution at retirement The benefit paid under any of these options is actuarially equivalent to the life annuity benefit produced by the formula above. Employees are eligible to commence early retirement benefits at age 55 with 15 years of service. For participants with 25 or more years of service at retirement, the normal retirement benefit is reduced 3% annually for each year prior to age 65. For participants with less than 25 years of service at retirement, the normal retirement benefit is reduced 3% for each year retirement is taken prior to age 65 but after age 62, and 5% annually if retirement is taken prior to age 62. During 2010, none of the named executive officers were eligible to take early retirement under the Pension Plan.

Excess Plan

The Excess Plan is an unfunded arrangement that provides the difference between normal Pension Plan benefit calculations and federal maximum limits on pensions ($245,000 in 2010). Previously, all FirstMerit employees who had a base salary large enough to qualify were covered under the Excess Plan; however, effective January 1, 2007, benefit accruals under the Excess Plan ceased for non-vested employees as of December 31, 2006. The provisions of the Excess Plan are the same as the Pension Plan, and benefits payable under the Excess Plan are reduced by any benefits payable from the Pension Plan.

2008 Excess Plan

The 2008 Excess Plan is an unfunded arrangement designed for any employee earning more than the IRS defined annual compensation limit ($245,000 in 2010). Eligible employees become participants under the 2008 Excess Plan in the first plan year (a “Plan Year”) during which the eligible employee can participant in the 401(k) Plan and the eligible employee’s benefits under the profit sharing feature and/or the Retirement Investment Plan are affected by the limitations set forth in Section 401(a)(17) of the Code. Currently, the named executive officers of FirstMerit are all participants in the 2008 Excess Plan.

Pursuant to the 2008 Excess Plan, FirstMerit maintains an account for each participant. With respect to each Plan Year, FirstMerit will make a deemed contribution to each participant’s account in an amount equal to the excess, if any, of: (i) the maximum profit sharing and/or Retirement Investment Plan amount that could have been credited to an account for the participant’s benefit for the Plan Year under the 401(k) Plan if the limitations under Section 401(a)(17) of the Code were not applied; minus (ii) the actual profit sharing and/or Retirement Investment Plan amount that was actually credited to the participant’s account for such Plan Year under the 401(k) Plan. In addition, FirstMerit reserves the right to issue discretionary contributions to the account of one or more participants as may be determined by the Company’s Board of Directors. A participant will be vested in all 2008 Excess Plan contributions and all discretionary contributions in the same percentage as the participant is vested in profit sharing and Retirement Investment Plan accounts contributions under the 401(k) Plan. In addition, a participant will become 100% vested upon the earliest to occur of: (1) a determination that the participant is Disabled prior to the participant’s Separation from Service; (2) the participant’s Separation from Service due to his or her death; or (3) the participant’s Separation from Service by the Company without Cause or by the participant for Good Reason, in each case, within two years following a Change in Control (as such terms are defined in the 2008 Excess Plan). Any amounts credited to a participant’s account that are not vested at the time of a participant’s Separation from Service will be forfeited.

Except as otherwise provided, a participant in the 2008 Excess Plan will receive a distribution in cash equal to the value of the vested portion of their account within 90 days following their Separation from Service with FirstMerit. Each participant may elect to receive his or her vested distributions either in a single lump sum payment or in ten equal annual installments. Notwithstanding anything in the 2008 Excess Plan to the contrary, if a participant incurs a Separation from Service by FirstMerit for Cause, all amounts credited to the participant’s account (whether or not vested) will be forfeited as of the date of such Separation from Service. Participants agree not to compete with the Company for a period of three years following their Separation from Service. In addition, each participant agrees that in the event of a violation of such non-competition provision, such participant may be required to repay FirstMerit an amount equal to all distributions received by the participant and to forfeit any amounts credited to his or her account.

SERP

The intent of the SERP is to provide executives with a monthly retirement benefit equal to 50% of their average earnings after accounting for all other employer-provided sources of retirement income. Of the named executive officers, Messrs. Greig, Bichsel, Richgels and Shoff each are participants under the SERP. The first step in calculating the benefit payable to a SERP participant at retirement is to determine the Target Benefit:

Target Benefit: 50% of Average Total Monthly Earnings (average of the highest three out of the last five years). The Target Benefit is reduced by 3% for each year the participant’s attained age is less than age 65 (i.e., the Target Benefit is multiplied by .91 for an executive retiring at age 62).

Once the Target Benefit has been calculated, it is then offset by retirement benefits provided from other sources, including benefits from other FirstMerit retirement plans, benefits provided from prior employers’ retirement plans, and 50% of the benefit provided from Social Security (since FirstMerit and the employee each pay 50% of the required Social Security tax).

•	The SERP benefit is calculated as follows:

•	Target Benefit (as defined above, after reduction for early commencement); less

•	Monthly benefit payable from the Qualified Pension Plan (reduced for early commencement); less

•	Monthly benefit payable from the Excess Plan (reduced for early commencement); less

•	Monthly benefits payable from prior employer defined benefit plans (reduced for early commencement); less

•	Actuarial equivalent monthly payments from prior employer defined contribution plan account balances (rolled forward with 6.5% earnings, if actual earnings are not available); less

•	FirstMerit matching contributions to the 401(k) Plan since January 1, 2001, converted to an actuarial equivalent monthly life annuity; less

•	FirstMerit contributions to the Profit Sharing Plan rolled forward with 7% earnings and converted to an actuarial equivalent monthly life annuity; less

•	FirstMerit contributions to the Retirement Investment Plan rolled forward with 7% earnings and converted to an actuarial equivalent monthly life annuity; less

•	50% of Primary Social Security monthly benefit.

Finally, the benefit resulting from the above calculation is multiplied by a Vesting Percentage based on the executive’s length of service in the SERP. The Vesting Percentage is determined as follows:

•	Vesting Percentage = Vesting Service multiplied by 10%.

•	If termination is on or after age 55, the minimum Vesting Percentage is 50% at age 55 and increases by 10% on each anniversary date thereafter.

Benefits earned after December 31, 2004 in the SERP are payable as a lump sum or as an annuity based on an election that was submitted in 2005 in order to comply with Section 409A of the Code. Benefits earned on or before December 31, 2004 are payable in a life annuity or 5, 10, or 15 year certain life annuities, and 50%, 66 2/3% and 100% joint and survivor annuities, and can be taken as a lump sum distribution. Prior to 2001, the Target Benefit in the SERP was based on 65% of base pay. If this formula would yield a higher benefit for any executive who was a participant in the SERP as of December 31, 2000, this benefit would be payable as a minimum benefit. Executives are eligible to commence early retirement benefits in the SERP at age 55 with 5 years of service. As described above, the 50% Target Benefit in the SERP is reduced by 3% per year prior to age 65. The SERP was closed to all non-participating executives as of December 31, 2007. During 2010, only Messrs. Greig and Bichsel were eligible to take early retirement under the SERP.

2008 SERP

The 2008 SERP is a nonqualified defined contribution plan designed for a select group of highly compensated employees, serving in executive tier positions, who are not eligible to participate in the closed SERP. Eligible employees become participants under the 2008 SERP only upon designation by the Compensation Committee. Currently, Mr. Goodall is the only named executive officer of FirstMerit participating in the 2008 SERP, however, other executive officers have been designated as participants..

Pursuant to the 2008 SERP, FirstMerit maintains an account for each participant and makes an annual contribution to each participant’s account in an amount equal to ten percent of the participant’s compensation for the portion of the plan year during which such participant was eligible to participate in the 2008 SERP. Except as otherwise determined by the Compensation Committee, each participant shall become 100% vested in their participant account upon the completion of at least 1,000 hours of service in three consecutive plan years. However, in accordance with the accelerated vesting provisions of the 2008 SERP, participants shall also become 100% vested upon the earliest occurrence of: (i) the participant’s death; (ii) a determination that the participant is Disabled prior to his or her Separation from Service; or (iii) termination of the participant by the Company Without Cause or the voluntary resignation of the participant for Good Reason, in each case, within two years following a Change in Control (as such terms are defined in the 2008 SERP). All amounts credited to a participant’s account that are not vested at the time of the participant’s Separation from Service shall be forfeited. Except as otherwise provided, a participant in the 2008 SERP will receive a distribution in cash equal to the value of the vested portion of his or her account within 90 days following his or her Separation from Service with FirstMerit. Pursuant to the 2008 SERP, each participant may direct that the participant’s account be valued as if it is invested in one or more investment funds indices that are available to participants in the 401(k) Plan. Under the 2008 SERP, each participant may elect to receive his or her vested distributions either in a single lump sum payment or in ten equal annual installments.

In the event that FirstMerit terminates a participant For Cause (as such term is defined in the 2008 SERP), such participant shall forfeit all amounts credited to his or her account (whether vested or unvested) as of the date of his or her Separation from Service. Under the terms of the 2008 SERP, participants agree not to compete with FirstMerit for a period of three years following their Separation from Service. Additionally, each participant agrees that in the event of a violation of such non-competition provision, such participant will be required to repay FirstMerit an amount equal to all distributions received by the participant and will forfeit any amounts credited to their account.

Nonqualified Deferred Compensation

	Executive	Registrant	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings	Balance at
Name	Last FY ($)(1)	Last FY ($)	in Last FY ($)(2)	Last FYE ($)

Paul G. Greig	$0	$0	$0	$0
Terrence E. Bichsel	$0	$0	$16,474	$1,031,807
William P. Richgels	$0	$0	$0	$0
David G. Goodall	$0	$0	$287	$4,472
Larry A. Shoff	$0	$0	$0	$0

(1)	Executive contributions to the Executive Deferred Plan include salary deferred in 2010.

(2)	All earnings under the Executive Deferred Plan in 2010 are tied to the performance of common shares or other designated investment fund indices, are not above-market and are not included in the Summary Compensation Table.

Executive Deferred Compensation Plan

Under the Executive Deferred Plan, FirstMerit offers flexibility to certain key employees in regards to the form and timing of compensation payment by providing participating executives the opportunity to defer a portion of their annual base and ICP compensation, if any, and invest in the Company’s common shares and/or an asset account. Under the Executive Deferred Plan, base salary up to 90% and incentive payments up to 100% can each be deferred in 1% increments up to 100%. Executives electing to participate in the Executive Deferred Plan have the option of investing deferred compensation into a stock account and/or asset account (effective January 1, 2009), both of which are maintained by the Company in the name of each participant.

If a participating executive chooses to establish a stock account, FirstMerit will maintain a stock account in the name of each participant and credit such account with stock credits equal to the number of Company common shares that could have been purchased with the amount of any deferred compensation, at the closing price of common shares on the day as of which the stock account is credited. In addition, the stock account is credited with any dividends paid on FirstMerit common shares. Participants are 100% vested in their stock account at all times.

Effective January 1, 2009, participants in the Executive Deferred Plan may elect to establish an annual asset account, which will be maintained by FirstMerit in the name of each participant. Under the asset account deferral option, participants are provided the option to have deferred compensation credited to mirror investment fund indices that are available to participants in the 401(k) Plan. Each participant’s asset account will be deemed to be credited and debited on a daily basis based on the performance of each investment fund in which a participant’s asset account is deemed to be invested. Under the Executive Deferred Plan, the Compensation Committee has sole discretion in the selection, number and types of investment funds available for investment and may change or eliminate investment funds from time-to-time in its sole discretion. The deemed earnings, gains and losses of each participant’s asset account are determined based upon the performance of the participant’s selected investment funds. Participants are 100% vested in their asset accounts at all times.

For deferrals prior to January 1, 2005, distribution of a participant’s stock account is to be made within 30 days after the last day of the month in which termination of employment occurs, provided that a retiring participant may elect to receive amounts in his or her stock account in up to 120 monthly installments. For deferrals on or after January 1, 2005, distribution of a participant’s stock and/or asset account may be made no sooner than six months after termination of employment, provided that a retiring participant may elect to receive amounts in his or her stock and/or asset account in up to ten annual installments. With respect to deferrals made prior to January 1, 2005, a participant may also elect to withdraw all or a portion of amounts in the stock account in a single sum or in up to five equal annual installments during employment, provided such election is made at least one year prior to the date of the requested distribution. With respect to amounts deferred after December 31, 2004, a participant may elect to receive an in-service distribution of his or her annual deferrals, provided the election is made at the time the of deferral election and the deferrals remain in the plan for a minimum of three years. Notwithstanding the foregoing, all of a participant’s stock and/or asset account will be distributed to a participant’s beneficiary upon the participant’s death according to the election made by the participant. Distributions from a stock account are made in whole common shares, while distributions from a participant’s asset account will be made in cash.

Employment Agreements

On May 15, 2006, FirstMerit entered into an employment agreement with Paul G. Greig (the “Greig Agreement”) to retain him as its President and Chief Executive Officer, which was subsequently amended on January 17, 2008 and January 8, 2009. The initial term of the Greig Agreement was set to expire on May 31, 2009; however, since neither FirstMerit nor Mr. Greig delivered written notice on or before June 1, 2008 of an intent not to renew the Greig Agreement, the Greig Agreement continued for an additional one year term. The Greig Agreement will continue to renew for additional one year terms (“Additional One-Year Terms”) unless either party delivers a written notice of an intent not to renew the Greig Agreement at least 12 months before the beginning of the then current Additional One-Year Term. As of the date of this proxy statement, neither FirstMerit nor Mr. Greig has provided a notice of non-renewal.

As amended, the Greig Agreement provided for an initial base salary of $689,037.36, which may be (and has been) increased during the term at the discretion of the Board of Directors. Mr. Greig is also entitled to participate in any long-term or short-term cash bonus program that the Company adopts or maintains for its senior executives and shall be assigned a target bonus of no less than 100 percent of his base salary, with the payment conditions for such bonus established by the Board of Directors. Additionally, Mr. Greig is entitled to participate in the health, welfare and retirement benefit programs provided to the Company’s senior executives and is entitled to reimbursement for one country club membership. Furthermore, Mr. Greig is entitled to reimbursement each year for the annual premiums he incurs for a variable, whole life insurance policy with a face value of $1,500,000 and is entitled to a distribution of 40 percent of the amount of any premiums taxable to him on account of such policy.

For a period of 24 full calendar months after Mr. Greig’s employment terminates for any reason (or 12 full calendar months after termination pursuant to either FirstMerit or Mr. Greig delivering a notice of intent not to renew the Greig Agreement), he will not directly or indirectly engage in any business that competes with the Company or its affiliates in any state where the Company or its affiliates have an office or branch during the term of the Greig Agreement and any contiguous state thereto. In addition, Mr. Greig is prohibited during the same time periods from soliciting, influencing or inducing any employee of the Company or its affiliates to leave his or her employment.

If the Greig Agreement is terminated by FirstMerit without Cause or by Mr. Greig for Good Reason, Mr. Greig will be entitled to certain severance payments and other benefits (as such terms are defined hereafter). Under the Greig Agreement, “Cause” is defined generally as: (i) any act of fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of assets of FirstMerit; (ii) conviction of Mr. Greig of a felony or intentional and repeated violations by Mr. Greig of the Company’s written policies or procedures; (iii) unauthorized disclosure of certain Company confidential information; (iv) intentional and material breach of any contract with, or violation of any legal obligation owed to, FirstMerit; (v) willful and intentional failure by Mr. Greig to materially comply (to the best of his ability) with a specific, written direction of the Board; (vi) willful engagement in gross misconduct that is injurious to the Company; (vii) Mr. Greig’s material breach of the Greig Agreement; or (viii) any intentional cooperation with any party attempting to effect a change in control of FirstMerit unless the Board has approved or ratified that action before such change in control or if such cooperation is required by law. Under the Greig Agreement, “Good Reason” is defined generally as: (1) any breach of the Greig Agreement by or on behalf of FirstMerit; (2) a reduction in Mr. Greig’s title, duties, responsibilities or status; (3) the assignment to Mr. Greig of duties that are inconsistent with his office; (4) the modification of his reporting responsibilities; (5) certain involuntary reductions in base salary; (6) relocation to an office more than 50 miles distant from Akron, Ohio; (7) involuntary discontinuance of Mr. Greig’s participation in any Company benefit plan unless the plan is discontinued equally to all participants; (8) any termination of employment or discontinuation of benefits during any period that Mr. Greig is unable to perform his duties due to a disability but before the end of the disability determination period; (9) an unsuccessful attempt by FirstMerit to terminate Mr. Greig for Cause or any attempted termination that is not effected pursuant to the required notice; or (10) failure of the Company to obtain an assumption of its obligations under the Greig Agreement by any successor.

Executive Agreements

Change in Control Agreements

To promote stability among certain key officers, the Board of Directors has authorized FirstMerit to execute Amended Change in Control Agreements with certain executive officers of the Company, including each of the named executive officers. Pursuant to the terms of the Amended Change in Control Agreements, covered executive officers are provided with certain benefits upon the occurrence of: (1) a Change in Control (as defined in the Amended Change in Control Agreements); or (2) certain termination events following a Change in Control. In the event of a Change in Control, whether or not resulting in termination, covered executives are provided with the automatic vesting of all outstanding equity awards and certain executives (excluding Mr. Greig) are credited with 24 additional months of service, age and earnings in connection with calculating benefits under either the SERP or 2008 SERP. However, notwithstanding the foregoing, in the event that a covered executive is subsequently terminated for Cause (as defined in the Amended Change in Control Agreements), such executive will not be entitled to benefits under the Amended Change in Control Agreements.

If a Change in Control has occurred and during the Protection Period a covered executive’s employment is terminated: (1) by FirstMerit other than for Cause, Disability or death; or (2) by the executive for Good Reason (as such terms are defined in the Amended Change in Control Agreements), covered executives are generally provided with base salary, incentive compensation (at the “target” or higher level) and medical, life and accidental death and dismemberment insurance for a designated period following termination. In regards to base salary and incentive compensation, such executive officer shall be entitled to an amount payable in one lump sum equal to the named executive officer’s base salary (at the highest annualized rate in effect during the period after or immediately prior to the Change in Control) multiplied by a specific variable. Mr. Greig has a multiple of 3.0, Messrs. Richgels and Bichsel have multiples of 2.5 and all other named executive officers have a multiple of 2.0. Each named executive officer is also entitled to receive an amount equal to the target level of incentive compensation during the year of the date of termination, multiplied by the same variable. Finally, each named executive officer also receives benefits for a period after termination corresponding with their specific multiple (i.e. 24 months for a 2.0 multiple, 36 months for a 3.0 multiple, etc.), which must include medical and life insurance benefits identical to those in effect just before the Change in Control.

Other than for Mr. Greig, total compensation and benefits provided by the Amended Change in Control Agreements must be less than federal regulations which constitute a “golden parachute” (currently 299% of previous five year W-2 income average), as provided by Section 280G of the Code. In the event that compensation received by Mr. Greig exceeds the threshold imposed by Section 280G of the Code, Mr. Greig shall be entitled to a “full gross up” in an amount sufficient to ensure that, after payment of taxes, Mr. Greig will retain an after tax amount equal to the amount he would have retained had no tax arisen under Section 4999 of the Code. In return for the benefits provided, covered executives agree to abide by certain confidentiality, cooperation and disclosure obligations in regards to the Company during a potential Change in Control situation, and in the case of executives other than Mr. Greig, certain non-competition provisions for a period of one year if: (1) the executive voluntarily terminates their employment for Good Reason following a Change in Control: or (2) the Company terminates the executive other than for Cause, Disability or death following a Change in Control.

Displacement Agreements

In addition to the Amended Change in Control Agreements, FirstMerit has executed Displacement Agreements with certain executive officers of the Company, including each of the named executive officers. The Displacement Agreements each provide that if there is a merger, acquisition or like transaction that does not result in or involve a change in control of FirstMerit and the named executive officer is subsequently terminated or voluntarily terminates for Good Reason (as such term is defined in the Displacement Agreements) during the term of his or her agreement, the officer will be entitled to receive certain benefits similar to those provided for a qualifying termination under the Amended Change in Control Agreements.

Potential Payments Upon Termination or Change in Control

The tables below set forth a summary of the potential amounts payable to each named executive officer, based upon the closing price of common shares effective for December 31, 2010 of $19.79, under the various termination scenarios, including those provided pursuant to the Amended Change in Control Agreements and Displacement Agreements. Additionally, for Mr. Greig, the only named executive officer with an employment agreement, the table also provides an estimate of payments that would have been owed to him under the various termination provisions set forth in his employment agreement.

For Paul G. Greig, Chairman, President and Chief Executive Officer

				Involuntary			Displacement			CIC+
	Voluntary			Without			+ Involuntary		CIC +	Involuntary
	Termination			Cause or			Without Cause		Voluntary	Without Cause
	Without			Voluntary			or Voluntary	CIC +	Without	or Voluntary
Compensation	Good		Involuntary	for Good			for Good	Involuntary	Good	for Good
Component	Reason(1)	Retirement(1)	for Cause(1)	Reason(1)	Disability(2)	Death(3)	Reason(4)	for Cause(5)	Reason(6)	Reason(7)

Pension Plan	$9,527	$9,527	$9,527	$9,527	$9,527	$4,764	$9,527	$9,527	$9,527	$9,527
2008 Excess Plan	$138,991	$138,991	$138,991	$138,991	$138,991	$138,991	$138,991	$138,991	$138,991	$138,991
Excess Plan	$18,621	$18,621	$18,621	$18,621	$18,621	$9,311	$18,621	$18,621	$18,621	$18,621
SERP	$10,725,683	$10,725,683	$3,661,327	$10,725,683	$10,725,683	$10,725,683	$9,573,487	$3,661,327	$9,573,487	$9,573,487
Life Insurance(8)	$71,197	$71,197	$71,197	$71,197	$71,197	$1,500,000	$71,197	$71,197	$71,197	$71,197
Cash Severance (Base Salary)	—	—	—	$2,295,000	—	—	$2,295,000	—	—	$2,295,000
Cash Severance (Bonus)	—	—	—	$2,295,000	—	—	$2,295,000	—	—	$2,295,000
Restricted Stock/Unit Value	—	—	—	$2,821,243	$2,821,243	$2,821,243	$2,821,243	—	$2,821,243	$2,821,243
Health and Welfare Benefits	—	—	—	$52,663	—	—	$52,663	—	—	$52,663
Outplacement	—	—	—	—	—	—	$35,000	—	—	$35,000
Excise Tax Gross-up(9)	—	—	—	$4,833,483	—	—	$4,176,212	—	—	$4,176,212

Total Value	$10,964,019	$10,964,019	$3,899,663	$23,261,408	$13,785,262	$15,199,992	$21,486,941	$3,899,663	$12,633,066	$21,486,941

For Terrence E. Bichsel, Executive Vice President and Chief Financial Officer

					Displacement +			CIC+
					Involuntary			Involuntary
					Without Cause		CIC +	Without Cause
					or Voluntary	CIC +	Voluntary	or Voluntary
Compensation					for Good	Involuntary for	Without Good	for Good
Component	Termination(1)	Retirement	Disability(2)	Death(3)	Reason(4)	Cause(5)	Reason(6)	Reason(7)

Pension Plan	$318,178	$318,178	$318,178	$159,089	$318,178	$318,178	$318,178	$318,178
Excess Plan	$143,425	$143,425	$143,425	$71,713	$143,425	$143,425	$143,425	$143,425
SERP	$2,129,508	$2,129,508	$2,129,508	$2,129,508	$2,212,659	$2,129,508	$2,421,769	$2,421,769
Nonqualified Deferred Comp Balance	$1,031,807	$1,031,807	$1,031,807	$1,031,807	$1,031,807	$1,031,807	$1,031,807	$1,031,807
Life Insurance(8)	$79,251	$79,251	$79,251	$500,000	$79,251	$79,251	$79,251	$79,251
Cash Severance (Base Salary)	—	—	—	—	$950,000	—	—	$950,000
Cash Severance (Bonus)	—	—	—	—	$570,000	—	—	$570,000
Restricted Stock/Unit Value	—	—	$563,599	$563,599	$563,599	—	$563,599	$563,599
Health and Welfare Benefits	—	—	—	—	$31,287	—	—	$31,287
Outplacement	—	—	—	—	$25,000	—	—	$25,000
Excise Tax Forfeiture(9)	—	—	—	—	$(683,443)	—	—	$(892,553)

Total Value	$3,702,169	$3,702,169	$4,265,768	$4,455,716	$5,241,763	$3,702,169	$4,558,029	$5,241,763

For William P. Richgels, Executive Vice President and Chief Credit Officer

					Displacement +			CIC+
					Involuntary			Involuntary
					Without Cause		CIC +	Without Cause
					or Voluntary	CIC +	Voluntary	or Voluntary
Compensation					for Good	Involuntary for	Without Good	for Good
Component	Termination(1)	Retirement	Disability(2)	Death(3)	Reason(4)	Cause(5)	Reason(6)	Reason(7)

2008 Excess Plan	$43,323	$43,323	$43,323	$43,323	$43,323	$43,323	$43,323	$43,323
SERP	$2,274,818	$2,274,818	$2,274,818	$2,274,818	$3,066,577	$2,274,818	$3,263,547	$3,263,547
Life Insurance(8)	$35,167	$35,167	$35,167	$500,000	$35,167	$35,167	$35,167	$35,167
Cash Severance (Base Salary)	—	—	—	—	$950,000	—	—	$950,000
Cash Severance (Bonus)	—	—	—	—	$570,000	—	—	$570,000
Restricted Stock/Unit Value	—	—	$563,599	$563,599	$563,599	—	$563,599	$563,599
Health and Welfare Benefits	—	—	—	—	$37,264	—	—	$37,264
Outplacement	—	—	—	—	$25,000	—	—	$25,000
Excise Tax Forfeiture(9)	—	—	—	—	$(931,070)	—	—	$(1,128,040)

Total Value	$2,353,308	$2,353,308	$2,916,907	$3,381,740	$4,359,860	$2,353,308	$3,905,636	$4,359,860

For David G. Goodall, Executive Vice President — Commercial Banking

					Displacement +			CIC+
					Involuntary			Involuntary
					Without Cause		CIC +	Without Cause
					or Voluntary	CIC +	Voluntary	or Voluntary
Compensation					for Good	Involuntary for	Without Good	for Good
Component	Termination(1)	Retirement	Disability(2)	Death(3)	Reason(4)	Cause(5)	Reason(6)	Reason(7)

2008 Excess Plan	—	—	$8,906	$8,906	$8,906	—	—	$8,906
2008 SERP	—	—	$54,824	$54,824	$54,824	—	—	$54,824
Life Insurance(8)	$445	$445	$445	$500,000	$445	$445	$445	$445
Cash Severance (Base Salary)	—	—	—	—	$614,600	—	—	$614,600
Cash Severance (Bonus)	—	—	—	—	$338,030	—	—	$338,030
Restricted Stock/Unit Value			$342,763	$342,763	$342,763		$342,763	$342,763
Health and Welfare Benefits	—	—	—	—	$18,550	—	—	$18,550
Outplacement	—	—	—	—	$25,000	—	—	$25,000

Total Value	$445	$445	$406,938	906,493	$1,403,118	$445	$343,208	$1,403,118

For Larry A. Shoff, Executive Vice President and Chief Technology Officer

					Displacement +			CIC+
					Involuntary			Involuntary
					Without Cause		CIC +	Without Cause
					or Voluntary	CIC +	Voluntary	or Voluntary
Compensation					for Good	Involuntary for	Without Good	for Good
Component	Termination(1)	Retirement	Disability(2)	Death(3)	Reason(4)	Cause(5)	Reason(6)	Reason(7)

Pension Plan	$214,140	$214,140	$214,140	$107,070	$214,140	$214,140	$214,140	$214,140
Excess Plan	$37,331	$37,331	$37,331	$18,666	$37,331	$37,331	$37,331	$37,331
SERP	$1,634,911	$1,634,911	$1,634,911	$1,634,911	$1,871,872	$1,634,911	$1,980,709	$1,980,709
Life Insurance(8)	$47,544	$47,544	$47,544	$500,000	$47,544	$47,544	$47,544	$47,544
Cash Severance (Base Salary)	—	—	—	—	$575,400	—	—	$575,400
Cash Severance (Bonus)	—	—	—	—	$316,470	—	—	$316,470
Restricted Stock/Unit Value			$244,980	$244,980	$244,980	—	$244,980	$244,980
Health and Welfare Benefits	—	—	—	—	$10,751	—	—	$10,751
Outplacement	—	—	—	—	$25,000	—	—	$25,000
Excise Tax Forfeiture(9)	—	—	—	—	$(667,966)	—	—	$(776,803)

Total Value	$1,933,926	$1,933,926	$2,178,906	$2,505,627	$2,675,522	$1,933,926	$2,524,704	$2,675,522

(1)	For Mr. Greig, amounts determined pursuant to the terms of his employment agreement with FirstMerit. Mr. Greig is the only named executive officer of FirstMerit with an employment agreement. All other named executive officers of FirstMerit are at-will employees.

(2)	Upon the occurrence of permanent disability, named executive officers are entitled to all accrued benefits under the Pension Plan, Excess Plan and SERP. Additionally, upon disability, all time-based restricted stock and unvested stock option awards are considered fully vested and, therefore, the amount reflects the value of the accelerated vesting of all restricted stock awards outstanding for the named executive officers.

(3)	Upon death, each named executive officer’s designated beneficiary is entitled to receive a monthly payment equal to 50% of the named executive officer’s accrued Pension Plan and Excess Plan benefits. Additionally, designated beneficiaries are entitled to a 15-year certain annuity payment based on 100% of the named executive officer’s accrued benefits under the SERP. Upon death, all time-based restricted stock and unvested stock option awards are considered fully vested and, therefore, the amount reflects the value of all restricted stock awards outstanding for the named executive officers.

(4)	Pursuant to the Displacement Agreements, the calculation of Cash Severance (Base Salary) equals the named executive officer’s base salary (at the highest annualized rate in effect during the period after or immediately prior to the displacement) multiplied by each executive’s specific variable (3.0 for Mr. Greig, 2.5 for Messrs. Bichsel and Richgels and 2.0 for Messrs. Goodall and Shoff). In addition, the calculation of each named executive officer’s Cash Severance (Bonus) is equal to the target level of incentive compensation during the year of the date of termination, multiplied by the same variable. Moreover, pursuant to the Displacement Agreements, all time-based restricted stock and unvested stock option awards become fully vested upon displacement and, therefore, the amount reflects the value of all restricted stock awards outstanding for the named executive officers. The calculation of Health and Welfare Benefits include identical medical, life and accidental death and dismemberment insurance benefits to those available to the named executive officer prior to the displacement corresponding with their specific multiple (i.e., 24 months for a 2.0 multiple, 36 months for a 3.0 multiple, etc.).

(5)	Pursuant to the Amended Change in Control Agreements, named executive officers that are terminated “For Cause” are not entitled to any additional compensation and only receive benefits accrued under the Pension Plan, Excess Plan, the 2008 Excess Plan, the SERP and 2008 SERP.

(6)	Pursuant to the Amended Change in Control Agreements, named executive officers that voluntary terminate their employment “Without Good Reason” are entitled to accelerated vesting of outstanding equity awards, a SERP enhancement and to any benefits accrued under the Pension Plan, the Excess Plan, the 2008 Excess Plan and the 2008 SERP.

(7)	Pursuant to the Amended Change in Control Agreements, the calculation of Cash Severance (Base Salary) equals the named executive officer’s base salary (at the highest annualized rate in effect during the period after or immediately prior to the change in control) multiplied by each executive’s specific variable (3.0 for Mr. Greig, 2.5 for Messrs. Bichsel and Richgels and 2.0 for Messrs. Goodall and Shoff). In addition, the calculation of each named executive officer’s Cash Severance (Bonus) is equal to the target level of incentive compensation during the year of the date of termination, multiplied by the same variable. Moreover, pursuant to the Amended Change in Control Agreements, all time-based restricted stock and unvested stock option awards become fully vested upon displacement and, therefore, the amount reflects the value of all restricted stock awards outstanding for the named executive officers. The calculation of Health and Welfare Benefits include identical medical, life and accidental death and dismemberment insurance benefits to those available to the named executive officer prior to the change in control corresponding with their specific multiple (i.e., 24 months for a 2.0 multiple, 36 months for a 3.0 multiple, etc.).

(8)	For all events other than death, amounts represent the cash surrender value for each named executive officer’s life insurance policy. In the event of death, amount represents the benefit to be received by the designated beneficiary of each named executive officer under their respective life insurance policy.

(9)	Pursuant to the Amended Change in Control Agreements, total compensation and benefits for each named executive officer, other than Mr. Greig, must be less than what federal regulation characterize as a “golden parachute,” as defined by Code Section 280G. Consequently, the amount presented reflects the compensation that the named executive officers must forfeit under the Amended Change in Control Agreements and Displacement Agreements in order to be less than the Section 280G threshold. For Mr. Greig, the amount reflects a tax gross up equal to the 20% excise tax charged under Regulation 280G.

Director Compensation

The following table sets forth compensation information on each of the non-employee directors of FirstMerit. Directors who are also employees receive no additional compensation for their services as a director.

			Change in
			Pension Value
			and Nonqualified
	Fees Earned		Deferred
	or Paid in	Restricted Stock	Compensation	All Other
Name	Cash ($)(1)	Awards ($)(2)	Earnings ($)(3)	Compensation ($)(4)	Total ($)(5)

Steven H. Baer	$61,500	$24,022	$0	$541	$86,063
Karen S. Belden	$98,790	$24,022	$15,875	$488	$139,175
R. Cary Blair	$91,150	$24,022	$0	$488	$115,660
John C. Blickle	$135,670	$24,022	$0	$488	$160,180
Robert W. Briggs	$84,050	$24,022	$0	$488	$108,560
Richard Colella	$70,725	$24,022	$25,431	$488	$120,666
Gina D. France	$91,540	$24,022	$3,582	$488	$119,542
Terry L. Haines	$61,750	$24,022	$30,192	$488	$116,451
J. Michael Hochschwender	$80,090	$24,022	$4,332	$488	$108,932
Clifford J. Isroff	$185,750	$24,022	$31,877	$488	$242,137
Philip A. Lloyd II	$104,300	$24,022	$0	$488	$128,810

(1)	Includes amounts, if any, deferred at the director’s election pursuant to the Director Deferred Plan. Amount also includes fees, if any, received by the director for sitting on regional bank advisory boards.

(2)	Amounts shown reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards granted during such fiscal year. Assumptions used in the calculation of these amounts are included in Note 13 “Share-Based Compensation” to the Consolidated Financial Statements included in FirstMerit’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

(3)	Earnings for all directors are related to the Director Deferred Plan and are based either on: (i) two percentage points over the average of the composite yield on Moody’s average Corporate Bond Yield for the month of October preceding each plan year; or (ii) the performance of FirstMerit common shares. The column includes all earnings related to the Moody’s average Corporate Bond Yield.

(4)	All amounts were dividends paid on restricted stock grants or dividend equivalents paid on exercised options.

(5)	Total does not reflect negative amounts, if any, in the Change in Pension Value and Nonqualified Deferred Compensation Earnings Column.

The aggregate number of stock awards and the aggregate number of option awards outstanding at fiscal year end are as follows:

	Restricted Stock	Option
Name	Awards	Awards

Steven H. Baer	1,017	0
Karen S. Belden	1,017	27,397
R. Cary Blair	1,017	27,397
John C. Blickle	1,017	27,397
Robert W. Briggs	1,017	27,397
Richard Colella	1,017	27,397
Gina D. France	1,017	9,133
Terry L. Haines	1,017	27,397
J. Michael Hochschwender	1,017	6,089
Clifford J. Isroff	1,017	27,397
Philip A. Lloyd II	1,017	27,397

The annual retainer for service on the Board of Directors is $27,000, pro-rated and payable monthly in advance. In addition, the Board’s Lead Independent Director, whose governance role and responsibilities are broad and significant, receives an additional annual retainer of $60,000, pro-rated and payable monthly in advance. Directors receive $2,000 for each Board meeting attended ($750 per meeting for telephone participation). Audit Committee members receive $2,500 per committee meeting attended, with the Audit Chair receiving an annual retainer of $10,000, pro-rated and payable monthly in advance, and $3,500 per meeting. Risk Committee members receive $2,500 per committee meeting attended, with the Risk Chair receiving $3,500 per meeting. Compensation Committee members receive $1,550 per committee meeting attended, with the Compensation Chair receiving $3,100 per meeting. Other Board Committee members receive $1,350 per committee meeting attended, with the Committee Chair receiving $2,700 per meeting.

On April 21, 2010, directors received a grant of 1,017 restricted shares, representing approximately $24,022 in restricted share value, the restrictions on which lapse one year after the grant date. In February 1996, the Board adopted share ownership guidelines for its directors. The guidelines state that within five years after adoption or commencement of service as a director, each director of FirstMerit should own common shares having a market value equal to at least five times the director’s base retainer.

Director Deferred Compensation Plan

Under the Director Deferred Compensation Plan, FirstMerit offers flexibility to non-employee directors in regards to the form and timing of compensation payment by providing participating directors the opportunity to defer all or a portion of their director fees and invest in a variety of investment vehicles, including the Company’s common shares. Directors electing to participate in the Director Deferred Plan have the option of investing deferred compensation into a cash, stock and/or asset account, each of which is maintained by the Company in the name of each participant.

Participating directors may elect to establish an annual cash account, which will be maintained solely for recordkeeping purposes. If a participating director chooses to establish a cash account, FirstMerit will maintain a cash account in the name of each participant and credit such account with any deferred compensation plus interest at a rate that is two percentage points over the average of the composite yield on Moody’s average Corporate Bond Yield for the month of October preceding each plan year. Participating directors are 100% vested in their cash account at all times.

If a participating director chooses to establish a stock account, FirstMerit will maintain a stock account in the name of each participant and credit such account with stock credits equal to the number of Company common shares that could have been purchased with the amount of any deferred compensation, at the closing price of common shares on the day as of which the stock account is credited. In addition, the stock account is credited with any dividends paid on common shares. Participants are 100% vested in their stock account at all times.

Effective January 1, 2009, participating directors may elect to establish an annual asset account, which will be maintained by FirstMerit in the name of each participant. Under the asset account deferral option, participants are provided the option to have deferred compensation credited to mirror investment fund indices that are available to participants in the 401(k) Plan. Each participant’s asset account will be deemed to be credited and debited on a daily basis based on the performance of each investment fund in which a participant’s asset account is deemed to be invested. Under the Director Deferred Plan, the Compensation Committee has sole discretion in the selection, number and types of investment funds available for investment and may change or eliminate investment funds from time-to-time. The deemed earnings, gains and losses of each participant’s asset account are determined based upon the performance of the participant’s selected investment funds. Participants are 100% vested in their asset account at all times.

For deferred compensation attributed to a participating director’s cash and/or asset account, distributions will be made within 30 days after the last day of the month in which the participant’s Separation from Service (as such term is defined under the Director Deferred Plan) occurs and a participant may elect to receive amounts from their cash and/or asset account in either a lump sum payment or in up to 120 monthly installments. For distributions of a participant’s stock account, such distribution will be made within 30 days after the last day of the month in which the participant’s Separation from Service occurs and a participant may elect to receive distribution amounts in either a lump sum payment, 120 monthly installments, or in ten annual installments, depending on the date such deferrals were made. With respect to deferrals made prior to January 1, 2005, a participant may also elect to withdraw all or a portion of amounts in their cash and/or stock account in a single sum or in up to five equal annual installments during service as a director, provided such election is made at least one year prior to the date of the requested distribution. Notwithstanding the foregoing, all of a participating director’s cash, stock and/or asset account will be distributed to a participant’s beneficiary upon the participant’s death according to the election made by the participant. Distributions from a stock account are made in whole common shares, while distributions from a participant’s cash and/or asset account will be made in cash.

Eight of FirstMerit’s directors participated in the Director Deferred Plan. The following table provides details for those directors who have participated in the Director Deferred Plan.

	Director	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
Name	Last FY ($)	Last FY ($)	Last FY ($)(1)	Distributions ($)	Last FYE ($)

Steven H. Baer	$0	$0	$0	$0	$0
Karen S. Belden	$0	$0	$21,883	$0	$600,193
R. Cary Blair	$0	$0	$0	$0	$0
John C. Blickle	$0	$0	$20,016	$0	$1,253,635
Robert W. Briggs	$0	$0	$5,560	$0	$267,610
Richard Colella	$0	$0	$27,429	$0	$483,891
Gina D. France	$91,540	$0	$15,499	$0	$410,803
Terry L. Haines	$0	$0	$39,533	$224,323	$954,011
J. Michael Hochschwender	$64,072	$0	$9,283	$0	$276,516
Clifford J. Isroff	$0	$0	$31,877	$35,000	$443,651
Philip A. Lloyd II	$0	$0	$0	$0	$0

(1)	Earnings for all directors are related to the Director Deferred Plan and are based either on: (i) two percentage points over the average of the composite yield on Moody’s average Corporate Bond Yield for the month of October preceding each plan year; (ii) the performance of certain investment fund indices; or (iii) the performance of the common shares. The column includes all earnings accrued in 2010.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Management is responsible for FirstMerit’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of FirstMerit’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, and the Audit Committee Chair, as representative of the Committee, discusses the interim financial information contained in quarterly earnings announcements with both management and the independent registered public accounting firm prior to public release. The Audit Committee also recommends to the Board of Directors the appointment of FirstMerit’s independent registered public accounting firm and must pre-approve all services provided.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. NASDAQ rules require each member of the Audit Committee to be able to read and understand financial statements. FirstMerit believes that each member of the Audit Committee as constituted satisfies this requirement. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm, although each member of the Audit Committee has the authority to engage and determine funding for independent advisors as deemed necessary. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of FirstMerit’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting standards or that the Company’s independent registered public accounting firm is in fact “independent.”

In this context, the Audit Committee met and held discussions with management of FirstMerit, who represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed the consolidated financial statements with both management and the Company’s independent registered public accounting firm for the year ended December 31, 2010, Ernst & Young LLP (“EY”). The Audit Committee also discussed with EY matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by SAS No. 90 (Audit Committee Communications). EY provided to the Audit Committee written disclosures pursuant to Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence). The Audit Committee has discussed with EY any relationships with or services to the Company or its subsidiaries that may impact the objectivity and independence of EY, and the Audit Committee has satisfied itself as to EY’s independence.

Based upon the Audit Committee’s discussion with management and EY, and the Committee’s review of the representation of management and the report of EY to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2010 be included in the Company’s Annual Report on Form 10-K filed with the Commission. The Audit Committee also recommended that EY be retained as the Company’s independent registered public accounting firm for the 2011 fiscal year.

The Audit Committee:

John C. Blickle, Chair
Karen S. Belden
Gina D. France
J. Michael Hochschwender

PROPOSAL TWO — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed EY as the independent registered public accounting firm to examine the books, records and accounts of FirstMerit and its subsidiaries for the fiscal year ending December 31, 2011. This appointment is being presented to shareholders for ratification or rejection at the Annual Meeting.

EY was the independent registered public accounting firm of FirstMerit for the fiscal year ended December 31, 2010, and is considered by the Audit Committee and the Board of Directors to be well qualified. By NASDAQ and Commission rules and regulations, appointment of FirstMerit’s independent registered public accounting firm is the direct responsibility of the Audit Committee. The Board of Directors has determined, however, to seek shareholder ratification of this appointment as both a good corporate practice and to provide shareholders an avenue to express their views on this important matter.

The proposal to ratify the appointment of EY as FirstMerit’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the common shares present, represented and entitled to vote at the Annual Meeting. Shareholders may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting on Proposal Two. Broker non-votes will not be counted for the purpose of determining whether Proposal Two has been approved. Abstentions will be counted as present and entitled to vote on the matter for purposes of Proposal Two and, thus, will have the same effect as a vote against Proposal Two. If shareholders fail to ratify the appointment, the Audit Committee will seek to understand the reasons for such failure and will take those views into account in this and future appointments of FirstMerit’s independent registered public accounting firm. Even if the current appointment is ratified by shareholders, the Audit Committee reserves the right to terminate the engagement of EY and appoint a different independent accounting firm at any time during the year if the Audit Committee determines that such change would be in the best interests of FirstMerit and its shareholders.

Representatives of EY will be present at the Annual Meeting to make a statement if they desire to do so and will be available to respond to appropriate questions.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS EACH UNANIMOUSLY RECOMMEND A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE CURRENT YEAR.

Independent Registered Public Accounting Firm Fees

Fees for professional services rendered by EY for fiscal 2010 and 2009 were as follows:

	2010	2009

Audit Fees	$2,139,897	$1,141,350
Audit-Related Fees	$321,612	$341,900
Tax Fees	$0	$0
All Other Fees	$0	$27,448

Audit Fees consist of fees billed in the last two fiscal years for the audit of FirstMerit’s annual financial statements, the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, statutory and subsidiary audits and services provided in connection with regulatory filings during those two years.

Audit-Related Fees consist of fees billed in the last two fiscal years for accounting consultations and assurance services reasonably related to the audit and review of FirstMerit’s financial statements.

Tax Fees represent fees for professional services for tax compliance, tax advice and tax planning. There were no tax fees billed by EY for 2010 or 2009.

All Other Fees represent services provided with respect to cash management services during 2009.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of EY and has concluded that it is.

Pre-Approval of Fees

Under applicable Commission rules, the Audit Committee pre-approves the audit and non-audit services performed by the independent registered public accounting firm to assure that the provision of the services does not impair the firm’s independence. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Committee. In addition, any proposed services exceeding pre-approved cost levels require specific Audit Committee pre-approval. The Audit Committee has delegated pre-approval authority to its Chair, provided that fees for the pre-approved services do not exceed $50,000 and that the pre-approval is to be reviewed with the Audit Committee at its next regular meeting. The Audit Committee also reviews, generally on a quarterly basis, reports summarizing the services provided by the independent registered public accounting firm. All of the services related to Audit-Related Fees or All Other Fees described above were pre-approved by the Audit Committee. A copy of the pre-approval policy is available at www.firstmerit.com.

PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and corresponding SEC rules enable FirstMerit’s shareholders to vote to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with Commission rules. Accordingly, the following resolution will be submitted for shareholder approval at the Annual Meeting:

RESOLVED, that FirstMerit’s shareholders approve, on an advisory basis, the compensation of named executive officers, as disclosed in the Company’s proxy statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure.

The Board of Directors believes that FirstMerit’s compensation policies and procedures, which are reviewed and approved by the Compensation Committee, are imperative to align the compensation of the Company’s named executive officers with FirstMerit’s short-term goals and long-term success and that such compensation and incentives are designed to attract, retain and motivate the Company’s key executives who are directly responsible for the Company’s continued success. In addition, the Board of Directors believes that its pay-for-performance philosophy and incentive-based compensation opportunities are designed to be competitive with the opportunities offered by similarly situated financial institutions within FirstMerit’s geographic footprint. This compensation philosophy, and the programs and policies adopted and approved by the Compensation Committee thereunder, has allowed FirstMerit to attract and retain talented financial services necessary to successfully lead the Company during the recent period of economic turbulence and its significant acquisition and integration strategy during 2010.

A similar “Say on Pay” proposal was approved by a significant majority of the common shares voted at the 2009 Annual Meeting of Shareholders, in connection with FirstMerit’s brief participation in the Capital Purchase Program established under the Emergency Economic Stabilization Act of 2008.

Shareholders are encouraged to carefully review the information provided in this proxy statement regarding the compensation of our named executive officers in the section captioned “Compensation Discussion and Analysis” beginning on page 21 of this proxy statement.

The proposal to approve the resolution regarding the compensation of FirstMerit’s named executive officers requires the affirmative vote of the holders of a majority of the common shares present, represented and entitled to vote at the Annual Meeting. As this is an advisory vote, the outcome of the vote is not binding on the Compensation Committee or the Board of Directors with respect to future executive compensation decisions, including those relating to the Company’s named executive officers, or otherwise. However, the

Compensation Committee and the Board of Directors expect to take into account the outcome of the vote when considering future executive compensation decisions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF
THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL FOUR — ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act and corresponding SEC rules also enable FirstMerit’s shareholders to vote, on an advisory and non-binding basis, on how frequently they would like to cast an advisory vote on the compensation of the Company’s named executive officers. By voting on this proposal, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years. Accordingly, the following resolution is submitted for an advisory shareholder vote at the Annual Meeting:

RESOLVED, that FirstMerit’s shareholders approve, on an advisory basis, that the frequency with which they prefer to have an advisory vote on executive compensation is:

•	every three years;

•	every two years;

•	every year; or

•	abstain from voting.

After consideration of the frequency alternatives, the Board of Directors believes that conducting an advisory vote on executive compensation once every three years is appropriate for the Company and its shareholders. Specifically, the Board of Directors recommends that shareholders consider every “3 years” the non-binding executive compensation advisory proposal because a triennial vote will allow FirstMerit adequate time to consider the results and implement changes, as appropriate, to its long-term executive compensation policies and programs. All current equity awards to executive officers have three-year pro rata vesting and FirstMerit does not currently use shorter term equity awards. A triennial vote is also consistent with FirstMerit’s belief that, with regard to its annual cash-based incentive programs, it is important for the nature of the performance metrics and objectives to have consistency in order to promote stable execution of its strategic goals by executive management. Finally, in the event that material changes are made to our compensation programs or philosophies before the next advisory vote is scheduled to occur, the Compensation Committee will undertake consideration of whether it is appropriate to accelerate the time of such advisory vote in order to seek shareholder input on the impact of such significant changes.

Shareholders may cast their vote on the frequency of holding an advisory vote on FirstMerit’s executive compensation by choosing the option of “One Year,” “Two Years,” “Three Years” or “Abstain” from voting when you vote in response to this Proposal. The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders.

The proposal to approve the resolution regarding the frequency of holding an advisory vote on FirstMerit’s executive compensation requires the affirmative vote of the holders of a plurality of the common shares present, represented and entitled to vote at the Annual Meeting. As this is a advisory vote, it is not binding on the Compensation Committee or the Board of Directors and the Board may decide that it is in the best interests of FirstMerit and its shareholders to hold an advisory vote more or less frequently than the preference receiving the highest number of votes. However, the Compensation Committee and the Board of Directors expect to take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR A FREQUENCY
OF “3 YEARS” ON THE ADVISORY VOTE ON THE FREQUENCY OF AN
ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL FIVE — ADOPTION AND APPROVAL OF FIRSTMERIT’S 2011 EQUITY INCENTIVE PLAN

The Board of Directors proposes that the shareholders approve the adoption of the 2011 Incentive Plan. On February 17, 2011, the Board of Directors adopted the 2011 Incentive Plan, subject to approval by the shareholders. Set forth below is a summary of the material features of the 2011 Incentive Plan, which summary is qualified in its entirety by the text of the 2011 Incentive Plan, a copy of which is attached to this proxy statement as Appendix A.

The purpose of the 2011 Incentive Plan is to foster and promote the long-term financial success of FirstMerit and its subsidiaries and to increase shareholder value by: (i) providing employees and directors an opportunity to acquire an ownership interest in the Company; and (ii) enabling FirstMerit and its subsidiaries to attract and retain the services of outstanding employees and directors upon whose judgment, interest and special efforts the successful conduct of the Company’s business is largely dependent. The 2011 Incentive Plan serves these purposes by making equity- and cash-based awards available for grant to eligible participants in the form of:

•	nonqualified stock options to purchase common shares (“NQSOs”);

•	incentive stock options to purchase common shares (“ISOs” and, together with NQSOs, “Options”);

•	stock appreciation rights (“SARs”);

•	restricted common shares (“Restricted Shares”);

•	whole common share awards (“Whole Shares”);

•	other stock-based Awards — awards that are valued in whole or in part by reference to, or otherwise based on, the fair market value of common shares) (“Other Stock-Based Awards”); and

•	performance awards — awards of Restricted Shares or Other Stock-Based Award the granting or vesting of which is based on achieving certain specified performance objectives (“Performance Awards”).

On February 22, 2011, the closing price of the common shares on NASDAQ was $17.04.

Plan Administration

The Compensation Committee of the Board of Directors shall administer all aspects of the 2011 Incentive Plan although the Equity Plan Board has final authority to grant awards to employees and to establish the terms of those awards. The amount and terms of all equity awards to non-employee directors will be determined by the entire Board of Directors, excluding any employee directors. When the term “Equity Plan Board” is used in this discussion of the 2011 Incentive Plan in reference to grants to non-employee directors, it refers to the entire Board of Directors.

The Equity Plan Board is comprised of those directors who are non-employee directors as defined under Rule 16b-3 of the Exchange Act, are “outside directors” within the meaning of Section 162(m) of the Code and do not receive remuneration from FirstMerit or any related entity in any capacity other than as a director, except as permitted by the Code, and who are independent directors under applicable NASDAQ rules.

The Equity Plan Board has the authority to, among other things:

•	construe and interpret the 2011 Incentive Plan;

•	adopt, amend and rescind rules and regulations relating to the administration of the 2011 Incentive Plan;

•	decide which employees of FirstMerit and its subsidiaries and non-employee directors will be granted awards;

•	identify the awards to be granted to each participant;

•	specify the terms and conditions of each award, including the procedures for exercising an award; and

•	administer any performance-based awards, including certifying that applicable performance objectives have been met.

The Compensation Committee is comprised of at least three directors, each of whom must qualify as a non-employee director, as defined under Rule 16b-3 of the Exchange Act, as an “outside director” within the meaning of Section 162(m) of the Code and as an independent director under applicable NASDAQ rules.

The Compensation Committee has the authority to, among other things:

•	recommend the types of awards to be issued to employees, the terms of those awards and the employees to whom they will be issued; and

•	prepare award agreements and otherwise implement the awards authorized by the Equity Plan Board.

In no event may the Board of Directors, the Equity Plan Board or the Compensation Committee amend the terms of an outstanding award to reduce the exercise price of an outstanding Option or SAR or cancel an outstanding Option or SAR in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Option or SAR without shareholder approval.

In its sole discretion, the Board of Directors, the Equity Plan Board and the Compensation Committee may delegate any ministerial duties associated with the 2011 Incentive Plan to any person (including employees) that it deems appropriate. However, none of the Board of Directors, the Equity Plan Board or the Compensation Committee may delegate any duties it is required to discharge to comply with Section 162(m) of the Code.

Eligibility for Awards

The 2011 Incentive Plan permits the Equity Plan Board to grant awards to any employee or non-employee director of FirstMerit or any of its subsidiaries, although it is anticipated that only executives, key employees and non-employee directors will be considered for awards. There are approximately 600 of these executives and key employees of FirstMerit and its subsidiaries who would be eligible for an award under the 2011 Incentive Plan and a total of 11 non-employee directors. The selection of participants and the nature and size of grants and awards are within the discretion of the Equity Plan Board.

Authorized Shares and Limitations on Grants.

The 2011 Incentive Plan authorizes the issuance of 4,600,363 common shares, plus any shares authorized to be granted under the 2006 Equity Incentive Plan but which are not now subject to outstanding awards thereunder (approximately 1.8 million additional common shares). If approved by the shareholders, the 2011 Incentive Plan will replace the 2006 Equity Incentive Plan. Common shares issued under the 2011 Incentive Plan may consist of treasury shares or authorized but unissued common shares not reserved for any other purpose.

Upon the grant of an award under the 2011 Incentive Plan, the number of common shares available for issuance under the 2011 Incentive Plan will be reduced by an amount equal to the number of common shares subject to such award. However, if common shares subject to an award granted under the 2011 Incentive Plan are forfeited, terminated, exchanged or otherwise settled without the issuance of shares or the payment of cash, the shares associated with that award will be available for future grants.

During any fiscal year, no employee whose compensation is (or likely will be) subject to limited deductibility under Section 162(m) of the Code (a “Covered Employee”) may receive Options covering more than 800,000 common shares, SARs covering more than 800,000 common shares (including any common shares in respect of awards that have been cancelled) and Performance Awards covering more than 500,000 common shares, in each case subject to later adjustment as described under the heading “Adjustments.”

Adjustments

If there is a corporate transaction that affects FirstMerit’s outstanding common shares, such as a share dividend, split, recapitalization, merger or other similar corporate change, the Equity Plan Board will make such adjustments as it deems necessary or appropriate to the number of common shares authorized for issuance pursuant to the 2011 Incentive Plan and to the individual limitations described in this proxy statement. The Equity Plan Board also will make adjustments to outstanding awards previously granted under the 2011 Incentive Plan as it deems necessary or appropriate. Any such decision by the Equity Plan Board will be final and binding on all participants.

Types of Awards

Options

The Equity Plan Board may grant Options at any time during the term of the 2011 Incentive Plan in such number, and upon such terms and conditions, as it determines. The exercise price of any Option will be at least equal to the fair market value of the common shares (i.e., the closing price of the common shares on the NASDAQ) on the date the Option is granted, and may be paid: (i) in cash; (ii) by tendering previously-acquired common shares; (iii) by a cashless exercise; and/or (iv) through any other method approved by the Equity Plan Board. The Equity Plan Board will also determine the term of the Option (which may not exceed ten years), the vesting terms and conditions and any other terms and conditions of the Option, all of which will be reflected in the related award agreement. The award agreement will specify whether the Option is intended to be an ISO or a NQSO. The Equity Plan Board may grant all of the common shares available for issuance under the 2011 Incentive Plan with respect to ISOs. However, the Equity Plan Board may only grant ISOs to employees of FirstMerit or its subsidiaries, and ISOs will be subject to certain additional restrictions, including without limitation compliance with the requirements of Section 422 of the Code.

Stock Appreciation Rights

SARs may be granted by the Equity Plan Board at any time during the term of the 2011 Incentive Plan in such number and upon such conditions as it determines. The exercise price of any SAR will be at least equal to the fair market value of the common shares on the date the SAR is granted. The Equity Plan Board will also determine the term of the SAR (which may not exceed ten years), the vesting terms and conditions and any other terms and conditions of the SAR, all of which will be reflected in the related award agreement. Upon exercise of a SAR, a participant will be entitled to receive an amount equal to the difference between: (i) the fair market value of a common share on the exercise date; and (ii) the exercise price per common share, multiplied by the number of common shares with respect to which the SAR is exercised. A SAR may be settled in common shares, cash or a combination thereof, as specified by the Equity Plan Board in the related award agreement.

Restricted Shares

The Equity Plan Board may grant Restricted Shares at any time during the term of the 2011 Incentive Plan in such number, and upon such terms and conditions, as it determines. Restricted Shares consist of common shares that are issued to a participant but are subject to forfeiture based upon satisfaction of certain terms, conditions and restrictions, which may include, without limitation: (i) a requirement that participants pay a purchase price for each Restricted Share; (ii) restrictions based on the achievement of specific performance goals; (iii) time-based restrictions; or (iv) holding requirements or sale restrictions upon vesting. The Equity Plan Board will determine the terms, conditions and restrictions applicable to each Restricted Share Award, all of which will be reflected in the related award agreement.

During the period that the Restricted Shares remain subject to forfeiture: (i) FirstMerit may retain the certificates representing Restricted Shares; (ii) a participant may not sell or otherwise transfer the Restricted

Shares; and (iii) unless otherwise provided in the related award agreement, a participant will generally be entitled to exercise full voting rights and receive all dividends paid with respect to the Restricted Shares (except that receipt of any such dividends will be subject to the same terms, conditions and restrictions as apply to the Restricted Shares). At the end of the restriction period: (1) the participant will forfeit the Restricted shares if all terms, conditions and restrictions specified in the related award agreement have not been met; or (2) FirstMerit will distribute the Restricted Shares to the participant if all terms, conditions and restrictions specified in the related award agreement have been met.

Whole Shares

The Equity Plan Board may grant awards of Whole Shares at any time during the term of the 2011 Incentive Plan in such number, and upon such terms and conditions, as it determines.

Other Stock-Based Awards

The Equity Plan Board may grant Other Stock-Based Awards at any time during the term of the 2011 Incentive Plan in such number, and upon such terms and conditions, as it determines. The Equity Plan Board may grant Other Stock-Based Awards in such form as it determines, including, without limitation: (i) time-based restricted stock units; or (ii) performance-based restricted stock units that are settled in common shares and/or cash. The award agreement relating to each Other Stock-Based Award will specify the terms and conditions upon which the award will vest, the form of settlement (which may be cash, common shares or a combination thereof), whether the award will include dividend equivalents and any other terms and conditions of the award, provided that dividend equivalents may not be provided with respect to any unearned performance-based award.

Performance Awards

Performance Awards are any award of Restricted Shares or Other Stock-Based Award granted under the 2011 Incentive Plan that vests upon the satisfaction of performance criteria. Performance Awards may be granted to Covered Employees in a manner that qualifies as “performance-based compensation” under Section 162(m) of the Code, and to other employees in any manner reasonably determined by the Equity Plan Board. The Equity Plan Board’s authority to issue Performance Awards to Covered Employees, however, will terminate at the time of the first annual meeting of FirstMerit’s shareholders that occurs in the fifth year following the year in which the Company’s shareholders approve the 2011 Incentive Plan.

The performance criteria for Performance Awards intended to qualify as “performance based compensation” will be based on one or more (or a combination) of the following performance criteria:

•	Net earnings or net income (before or after taxes);

•	Earnings per share;

•	Deposit or asset growth;

•	Net operating income;

•	Return measures (including return on assets and equity);

•	Fee income;

•	Earnings before or after taxes, interest, depreciation and/or amortization;

•	Interest spread;

•	Productivity ratios;

•	Share price (including, but not limited to, growth measures and total shareholder return);

•	Expense targets;

•	Credit quality;

•	Efficiency ratio;

•	Market share;

•	Customer satisfaction;

•	NIACC (net income after cost of capital); and

•	Revenue (including gross revenue, net revenue and revenue growth).

Different performance criteria may be applied to an individual employee or to groups of employees and may be based on the results achieved separately or collectively by FirstMerit, any Company related entity, or any combination of segments, products or divisions of FirstMerit or its related entities. These criteria may be applied solely with regard to FirstMerit or any related entity or relatively between the Company or any related entity and one or more unrelated entities.

The Equity Plan Board will make (i) appropriate adjustments to performance criteria to reflect the effect on any performance criteria of any share dividend or split affecting the common shares, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change, (ii) similar adjustments to any portion of performance criteria that is not based on the common shares but which is affected by an event having an effect similar to those just described. Further, to the extent permitted by the Code, the Equity Plan Board may make appropriate adjustments to performance criteria to reflect a substantive change in an employee’s job description or assigned duties and responsibilities.

If the Equity Plan Board decides to grant Performance Awards, it will establish the performance objectives to be applied, the participants or class of participants to which the performance objectives apply and the period over which their achievement will be measured. Performance objectives will be established in the associated award agreement as soon as administratively practicable but, in the case of Covered Employees, not later than the earlier of 90 days after the beginning of the applicable performance period and the expiration of 25% of the applicable performance period.

Unless otherwise provided in the 2011 Incentive Plan or the associated award agreement, at the end of the applicable performance period, the Compensation Committee will certify to the Equity Plan Board and it will independently certify the extent to which an employee has or has not met the applicable performance criteria. If the Equity Plan Board concludes that the performance criteria have not been met, the Performance Awards will be forfeited. If the Equity Plan Board concludes that the performance criteria have been met, the Performance Awards will be distributed to the participant as common shares, unless otherwise specified in the associated award agreement.

Unless the associated award agreement specifies otherwise, an employee who has been granted a Performance Award will have no voting rights with respect to their Performance Award. Also, all dividends and other distributions paid with respect to any Performance Award will be held by FirstMerit during the performance period. No interest or other accrual will be credited with respect to any dividends (and other distributions) held. If any dividends or other distributions are paid in common shares, those shares will be subject to the same restrictions on transferability and forfeitability as the common shares with respect to which they were issued.

Award Agreements

The terms of each award will be described in an award agreement. By accepting an award, a participant will have agreed to be bound by the terms of the 2011 Incentive Plan and the award agreement between the participant and FirstMerit that sets forth the terms and conditions of the award. If there is a conflict between the terms of the 2011 Incentive Plan and the terms of the associated award agreement, the terms of the 2011 Incentive Plan will govern.

Termination of Employment or Service

Except as otherwise set forth in the 2011 Incentive Plan or described in the related award agreement in connection with a participant’s termination due to death, Disability or Retirement (as such terms are defined in the 2011 Incentive Plan): (1) no condition on vesting of an Other Stock-Based Award that is based upon the achievement of specified performance goals may be based on performance over a period of less than one year; and (2) no condition on vesting of an Other Stock-Based Award that is based upon continued employment or the passage of time may provide for vesting in full of the Award more quickly than in pro rata installments over three years from the date of grant.

Unless the associated award agreement provides otherwise, the following rules apply to all awards granted under the 2011 Incentive Plan when a participant terminates service as an employee or non-employee director, as the case may be:

Retirement

Unless the associated award agreement provides otherwise, if a participant’s employment (or, in the case of a non-employee director, his or her board service) terminates because of Retirement:

•	All NQSOs and SARs then held will be fully exercisable and may be exercised at any time before the earlier of: (i) the expiration date specified in the award agreement; or (ii) five years after the Retirement date (or any shorter period specified in the award agreement);

•	All ISOs then held (whether or not then exercisable) will be fully exercisable and may be exercised at any time before the earlier of: (i) the expiration date specified in the award agreement; or (ii) three months after the Retirement date (or any shorter period specified in the award agreement); however, an ISO that is not exercised within three months after the Retirement date will be treated as a NQSO and may be exercised within the period described above.

•	All Restricted Shares granted to a retiring participant that are unvested when the participant retires will be fully vested when the participant retires; and

•	A prorated portion of all Performance Awards granted to a retiring participant that are then subject to a pending performance period will be vested when the participant retires but only if the applicable performance criteria are met at the end of that performance period. The portion of the Performance Award vesting will be based on the extent to which the applicable performance criteria are met multiplied by the number of whole months between the beginning of the performance period and the date the participant retires and divided by the number of whole months included in the performance period.

Death or Disability

Unless the associated award agreement provides otherwise, if a participant’s employment (or, in the case of a non-employee director, his or her board service) terminates because of death or Disability:

•	All NQSOs and SARs then held by a participant who dies or becomes disabled (whether or not then exercisable) will be fully exercisable when the participant dies or becomes disabled and may be exercised at any time before the earlier of: (i) the expiration date specified in the award agreement; or (ii) five years after the date of death or Disability (or any shorter period specified in the award agreement);

•	All ISOs then held by a disabled or dead participant (whether or not then exercisable) will be fully exercisable when the participant dies or becomes disabled and may be exercised at any time before the earlier of: (i) the expiration date specified in the award agreement; or (ii) one year after the death or Disability (or any shorter period specified in the award agreement); however, an ISO that is not exercised within one year after the death or Disability will be treated as a NQSO and may be exercised within the period described above;

•	All Restricted Shares granted to a participant who dies or becomes disabled that are unvested when the participant dies or becomes disabled will be fully vested when the participant dies or becomes disabled; and

•	A prorated portion of all Performance Awards granted to a participant who dies or becomes disabled that are then subject to a pending performance period will be vested when the participant dies or becomes disabled but only if the applicable performance criteria are met at the end of that performance period. The portion of the Performance Award vesting will be based on the extent to which the applicable performance criteria are met multiplied by the number of whole months between the beginning of the performance period and the date the participant dies or becomes disabled and divided by the number of whole months included in the performance period.

Termination for Cause

Unless specified otherwise in the award agreement, all awards that are outstanding (whether or not then exercisable) will be forfeited when (and if) a participant terminates (or is deemed to have been terminated) for Cause (as such term is defined in the 2011 Incentive Plan).

Termination for any Other Reason

Unless otherwise specified in the associated award agreement, any awards that are outstanding when an employee voluntarily terminates for any reason not previously discussed will be forfeited. Any Options and SARs, however, that are outstanding when a participant is involuntarily terminated without Cause and which are then exercisable may be exercised at any time before the earlier of: (i) the expiration date specified in the award agreement; or (ii) 30 days after the termination date (or any shorter period specified in the award agreement) and all Options and SARs that are not then exercisable will terminate on the termination date.

Change in Control

If FirstMerit undergoes a Change in Control (defined in the 2011 Incentive Plan), all of a participant’s awards will be treated as provided in the associated award agreement or in a separate written change in control or similar agreement between the participant and FirstMerit or any related entity.

Amendment, Modification and Termination

FirstMerit may terminate, suspend or amend the 2011 Incentive Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by: (i) Rule 16b-3 under the Exchange Act, or any successor rule or regulation; (ii) applicable requirements of the Code; or (c) any securities exchange, market or other quotation system on or through which FirstMerit’s securities are listed or traded. Also, no amendment may: (1) result in the loss of a Committee member’s or Equity Plan Board member’s status as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, or any successor rule or regulation; (2) cause the 2011 Incentive Plan to fail to meet requirements imposed by Rule 16b-3 under the Exchange Act; or (3) without the consent of the affected participant (and except as specifically provided otherwise in the 2011 Incentive Plan or the award agreement), adversely affect any award granted before the amendment, modification or termination. However, nothing shall restrict FirstMerit’s right to amend the 2011 Incentive Plan and any award agreements without any additional consideration to affected participants to the extent necessary to avoid penalties arising under Section 409A of the Code, even if those amendments reduce, restrict or eliminate rights granted under the 2011 Incentive Plan or award agreement (or both) before those amendments.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income and employment tax consequences relating to the 2011 Incentive Plan. This summary is based on U.S. federal tax laws and Treasury regulations in effect on the date of this proxy statement and does not purport to be a complete description of the U.S. federal income tax laws. In addition, this summary does not constitute tax advice or describe federal employment, state, local or foreign tax consequences. Each participant should consult with his or her tax advisor concerning the U.S. federal income tax and other tax consequences of participating in the 2011 Incentive Plan.

Incentive Stock Options

FirstMerit intends for ISOs to qualify for special treatment available under Section 422 of the Code. A participant will not recognize taxable income when an ISO is granted and FirstMerit will not receive a deduction at that time. A participant will not recognize ordinary income upon the exercise of an ISO provided that the participant was, without a break in service, an employee of FirstMerit or a subsidiary during the period beginning on the grant date of the ISO and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant’s employment is terminated due to Disability).

If the participant does not sell or otherwise dispose of the common shares acquired upon the exercise of an ISO within two years from the grant date of the ISO or within one year after the participant receives the common shares, then, upon disposition of such common shares, any amount realized in excess of the exercise price will be taxed to the participant as a capital gain, and FirstMerit will not be entitled to a corresponding deduction. The participant generally will recognize a capital loss to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant generally will recognize ordinary income at the time of the disposition of the common shares in an amount equal to the lesser of: (i) the excess of the fair market value of the common shares on the date of exercise over the exercise price; or (ii) the excess, if any, of the amount realized upon disposition of the common shares over the exercise price, and FirstMerit will be entitled to a corresponding deduction. Any amount realized in excess of the value of the common shares on the date of exercise will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the common shares.

The rules that generally apply to ISOs do not apply when calculating any alternative minimum tax liability. The rules affecting the application of the alternative minimum tax are complex, and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from ISOs.

Nonqualified Stock Options

A participant will not recognize any income when a NQSO is granted, and FirstMerit will not receive a deduction at that time. However, when a NQSO is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the common shares that the participant purchased on the date of exercise over the exercise price. If a participant uses common shares or a combination of common shares and cash to pay the exercise price of a NQSO, the participant will recognize ordinary income equal to the value of the excess of the number of common shares that the participant purchases over the number of common shares that the participant surrenders, less any cash the participant uses to pay the exercise price. When a NQSO is exercised, FirstMerit will be entitled to a deduction equal to the ordinary income that the participant recognizes.

Stock Appreciation Rights

A participant will not recognize taxable income when a SAR is granted, and FirstMerit will not receive a deduction at that time. When a SAR is exercised, a participant will recognize ordinary income equal to the excess of the cash and/or the fair market value of the common shares the participant receives over the aggregate exercise price of the SAR, if any, and FirstMerit will be entitled to a corresponding deduction.

Restricted Shares

Unless a participant makes an election under Section 83(b) of the Code (a “Section 83(b) Election”), the participant generally will not recognize taxable income when Restricted Shares are granted, and FirstMerit will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the Restricted Shares vest (i.e., when the underlying common shares are freely transferable or not subject to a substantial risk of forfeiture) equal to the fair market value of the common shares that the participant receives when the terms, conditions and restrictions have been met, less any consideration paid for the Restricted Shares, and FirstMerit generally will be entitled to a deduction equal to the income that the participant recognizes.

If a participant makes a Section 83(b) Election, the participant will recognize ordinary income on the grant date equal to the fair market value of the common shares subject to the Restricted Share Award on the grant date, and FirstMerit will be entitled to a deduction equal to the income that the participant recognizes at that time.

However, the participant will not recognize income when (and if) the Restricted Shares vests. If a participant who has made a Section 83(b) Election earns the common shares subject to a Restricted Share Award, any appreciation between the grant date and the date the participant disposes of the common shares will be treated as a long-term or short-term capital gain, depending on whether the participant held the common shares for more than one year after the grant date. Conversely, if the amount the participant receives upon disposition of these common shares is less than the fair market value of the common shares on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after the grant date. Also, if a participant forfeits his or her Restricted Shares, the participant cannot take a tax deduction in connection with the forfeiture of the Restricted Shares subject to a Section 83(b) Election.

Whole Shares

Upon an issuance of unrestricted common shares, a participant will recognize taxable income equal to the fair market value of the shares issued and FirstMerit will receive a deduction in the same amount at that time.

Performance Awards

Generally, a participant will not recognize taxable income when a Performance Award is granted, and FirstMerit will not receive a deduction at that time. However, upon the settlement of a Performance Award, the participant will recognize ordinary income equal to the cash and/or fair market value of the common shares that the participant receives, less the aggregate exercise price of the Performance Award, if any. FirstMerit generally will be entitled to a deduction equal to the income that the participant recognizes.

Section 409A of the Code

Section 409A of the Code imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A. Section 409A includes a broad definition of non-qualified deferred compensation plans, which includes certain types of equity incentive compensation. FirstMerit intends for the Awards granted under the 2011 Incentive Plan to comply with or be exempt from the requirements of Section 409A and the Treasury Regulations promulgated thereunder.

Section 162(m) of the Code

As described above, awards granted under the 2011 Incentive Plan may qualify as “performance-based compensation” under Section 162(m) of the Code in order to preserve federal income tax deductions by the Company with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to one of the Company’s five most highly compensated executive officers. To so qualify, options and other awards must be granted under the 2011 Incentive Plan by a committee consisting solely of two or more “outside directors” (as defined under Treasury regulations) and satisfy the 2011 Incentive Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options to qualify as “performance-based compensation,” the issuance or vesting of the award, as the case may be, must be contingent upon satisfying one or more of the performance criteria described above, as established and certified by a committee consisting solely of two or more “outside directors.”

Sections 280G and 4999 of the Code.

Sections 280G and 4999 of the Code impose penalties on persons who pay and persons who receive excess parachute payments. A parachute payment is the value of any amount that is paid to “disqualified individuals” (such as officers and highly paid employees of the Company or its subsidiaries) on account of a change in control. An excess parachute payment is a parachute payment that is equal to or greater than 300 percent of the participant’s taxable compensation averaged over the five calendar years ending before the change in control (or over the participant’s entire period of employment if that period is less than five calendar years). This average is called the “Base Amount.”

Some participants in the 2011 Incentive Plan may receive parachute payments in connection with a Change in Control. If this happens, the value of each participant’s parachute payment from the 2011 Incentive Plan must be combined with other parachute payments the same participant is entitled to receive under other agreements or plans with the Company or any Company related entity, such as an employment agreement or a change in control or displacement agreement. If the combined value of all parachute payments is an excess parachute payment, the participant must pay an excise tax equal to 20 percent of the value of all parachute payments above 100 percent of the participant’s Base Amount. This tax is due in addition to other federal, state and local income, wage and employment taxes. Also, neither the Company nor any related entity would be able to deduct the amount of any participant’s excess parachute payment and the $1,000,000 limit on deductible compensation under Section 162(m) of the Code would be reduced by the amount of the excess parachute payment.

The 2011 Incentive Plan addresses excess parachute payment penalties in two ways. Generally, if a participant in the 2011 Incentive Plan receives an excess parachute payment, the value of the payment is reduced to avoid the excess parachute penalties. However, the 2011 Incentive Plan also states that another approach will be taken if a 2011 Incentive Plan participant has another agreement with the Company or a related entity (such as an employment or a change in control agreement) that provides for a different approach.

Required Vote of Shareholders

For the adoption and approval of the 2011 Incentive Plan, the affirmative vote of the holders of a majority of the common shares present, represented and entitled to vote at the Annual Meeting will be required for approval. Shareholders may vote “For,” “Against,” or “Abstain” from voting. Broker non-votes will not be counted for the purpose of determining whether the proposal has been approved. Abstentions will be counted as present and entitled to vote for purposes of the proposal and, thus, will have the same effect as a vote against adoption and approval of the 2011 Incentive Plan.

Awards Proposed to be Granted Under the 2011 Incentive Plan

All awards granted under the 2011 Incentive Plan will be at the discretion of the Equity Plan Board and, in the case of Performance Awards, dependent upon the FirstMerit’s future performance. As a result, the specific number and terms of awards that: (i) will be granted to participants; or (ii) would have been granted to participants during the 2010 had the 2011 Incentive Plan been in place, are not determinable

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ADOPTION AND APPROVAL OF FIRSTMERIT’S 2011 INCENTIVE PLAN

INCORPORATION BY REFERENCE

The Audit Committee Report and the Compensation Committee Report in this proxy statement are not deemed filed with the Commission and shall not be deemed incorporated by reference into any prior or future filings made by FirstMerit under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that FirstMerit specifically incorporates such information by reference.

Judith A. Steiner
Secretary

Akron, Ohio
March 9, 2011

APPENDIX A

FIRSTMERIT CORPORATION
2011 EQUITY INCENTIVE PLAN

This Plan is intended to foster and promote the long-term financial success of the Company and its Related Entities and to increase shareholder value by (1) providing Employees and Directors an opportunity to acquire an ownership interest in the Company and (2) enabling the Company and its Related Entities to attract and retain the services of outstanding Employees and Directors upon whose judgment, interest and special efforts the successful conduct of the Company’s and its Related Entities’ business is largely dependent.

ARTICLE I
DEFINITIONS

When used in this Plan, the following words, terms and phrases have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions and any other word, term or phrase used in this Plan, the form of any word, term or phrase will include any and all of its other forms.

1.01  Act.  The Securities Exchange Act of 1934, as amended, or any successor statute of similar effect, even if the Company is not subject to the Act.

1.02  Award.  Any Incentive Stock Option, Nonqualified Stock Option, Performance Award, Restricted Stock, Stock Appreciation Right, Whole Share or Other Stock-Based Award granted under the Plan.

1.03  Award Agreement. The written or electronic agreement between the Company and each Participant that describes the terms and conditions of each Award. If there is a conflict between the terms of this Plan and the terms of the Award Agreement, the terms of this Plan will govern.

1.04  Beneficiary.  The person a Participant designates to receive or to exercise any Plan benefit or right that is unpaid or unexercised when the Participant dies. A Beneficiary may be designated only by following the procedures described in Section 14.02; neither the Company nor the Committee is required to infer a Beneficiary from any other source.

1.05  Board.  The Company’s Board of Directors; provide, however, that for purposes of granting Awards to Directors under Section 2.02, the Board shall be limited to non-employee directors.

1.06  Cause.  As defined in any written agreement between the Employee and the Company or any Related Entity or, if there is no written agreement, one or more of the following acts of the Employee: (a) any act of fraud, intentional misrepresentation, embezzlement, misappropriation or conversion by the Employee of the assets or business opportunities of the Company or any Related Entity; (b) conviction of the Employee of (or plea by the Employee of guilty to) a felony (or a misdemeanor that originally was charged as a felony but was reduced to a misdemeanor as part of a plea bargain) or intentional and repeated violations by the Employee of the written policies or procedures of the Company or Related Entity, as the case may be; (c) disclosure, other than through mere inadvertence, to unauthorized persons of any Confidential Information (as defined below); (d) intentional breach of any contract with or violation of any legal obligation owed to the Company or any Related Entity; (e) dishonesty relating to the duties owed by the Employee to the Company or any Related Entity; (f) the Employee’s (i) willful and continued refusal to substantially perform assigned duties (other than any refusal resulting from sickness or illness or while suffering from an incapacity due to physical or mental illness, including a condition that does or may result in a Disability), (ii) willful engagement in gross misconduct materially and demonstrably injurious to the Company or any Related Entity or (iii) breach of any term of this Plan or an Award Agreement; or (g) any intentional cooperation with any party attempting to effect a Change in Control unless (i) the Board has approved or ratified that action before the Change in Control or (ii) that cooperation is required by law.

However, Cause will not arise solely because the Employee is absent from active employment during periods of paid time off, consistent with the applicable paid time off policy of the Company or Related Entity with which the Participant has a direct employment relationship, as the case may be, sickness or illness or while suffering from an incapacity due to physical or mental illness, including a condition that does or may result in a Disability or other period of absence initiated by the Employee and approved by the Company or Related Entity with which the Participant has a direct employment relationship, as the case may be.

The term “Confidential Information” means any and all information (other than information in the public domain) related to the Company’s or any Related Entity’s business, including all processes, inventions, trade secrets, computer programs, technical data, drawings or designs, information concerning pricing and pricing policies, marketing techniques, plans and forecasts, new product information, information concerning methods and manner of operations and information relating to the identity and location of all past, present and prospective customers and suppliers.

1.07  Change in Control. The earliest to occur of any one of the following events on or after the Effective Date:

(a)  Individuals who, on April 19, 2006, constituted the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to April 19, 2006 whose election or nomination for election was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) will be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board will ever be deemed to be an Incumbent Director;

(b)  Any “person” (as such term is defined in Section 3(a)(9) of the Act and as used in Sections 13(d)(3) and 14(d)(2) of the Act) becomes through any means (including those described in Sections 1.08(c)(i) through (vi)) a “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”);

(c)  Any “person” (as such term is defined in Section 3(a)(9) of the Act and as used in Sections 13(d)(3) and 14(d)(2) of the Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of Company Voting Securities representing 25 percent or more (but less than 50 percent) of the Company Voting Securities; provided, however, that the event described in this subsection (c) will not be deemed to be a Change in Control for purposes of this subsection (c) by virtue of any of the following acquisitions: (i) by the Company or any Related Entity; (ii) by or through any employee benefit plan sponsored or maintained by the Company or any Related Entity and described (or intended to be described) in Code § 401(a); (iii) directly through an equity compensation plan maintained by the Company or any Related Entity, including this Plan and any program described in Code § 423; (iv) by any underwriter temporarily holding securities pursuant to an offering of such securities; (v) by any entity or “person” (including a “group” as contemplated by Sections 13(d)(3) and 14(d)(2) of the Act) with respect to which that acquirer has filed SEC Schedule 13G indicating that the securities were not acquired and are not held for the purpose of or with the effect of changing or influencing, directly or indirectly, the Company’s management or policies (regardless of whether such acquisition of securities is considered to constitute the acquisition of control under the Bank Holding Company Act of 1956 pursuant to Regulation Y promulgated thereunder), unless and until that entity or person files SEC Schedule 13D, at which point this exception will not apply to such Company Voting Securities, including those previously subject to a SEC Schedule 13G filing; or (vi) pursuant to a Non-Control Transaction (as defined in Section 1.08(d)).

(d)  The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any Related Entity that requires the approval of the Company’s shareholders, whether with respect to such transaction or the issuance of securities in connection with the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50 percent of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Entity”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100 percent of the voting securities eligible to elect directors (“Total Voting Power”) of the Surviving Entity (the “Parent Entity”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination; and (ii) at least a majority of the members of the board of directors of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination. Any Business Combination which satisfies all of the criteria specified in Section 1.07(d)(i) and (ii) of this definition will be deemed to be a “Non-Control Transaction”; or

(e)  The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing:

(1)  With respect to an Award that is subject to Code § 409A and that is payable or settled upon a Change in Control, the Change in Control must also constitute a “change in control event” within the meaning of Code § 409A;

(2)  A Change in Control of the Company will not be deemed to occur solely because any person acquires beneficial ownership of more than 25 percent of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person by more than one percent, a Change in Control of the Company will then occur; and

(3)  The Employee will not be entitled to any amount under this Plan if he or she acted in concert with any person or group (as defined above) to effect a Change in Control, other than at the specific direction of the Board and in his or her capacity as an employee of the Company or any Related Entity.

1.08  Code. The Internal Revenue Code of 1986, as amended, and any applicable rulings or regulations issued under the Code.

1.09  Committee. The Board’s Compensation Committee, which also constitutes a “compensation committee” within the meaning of Treasury Regulation § 1.162-27(c)(4), shall be comprised of at least three persons: (a) each of whom is (i) an outside director, as defined in Treasury Regulation § 1.162-27(e)(3)(i), (ii) a “non-employee” director within the meaning of Rule 16b-3 under the Act, and (iii) an “independent director” under the rules of the exchange on which the Shares are listed; and (b) none of whom may receive remuneration from the Company or any Related Entity in any capacity other than as a director, except as permitted under Treasury Regulation § 1.162-27(e)(3)(ii).

1.10  Company. FirstMerit Corporation, an Ohio corporation, and any and all successors to it.

1.11  Covered Officer. Those Employees whose compensation is (or likely will be) subject to limited deductibility under Code § 162(m).

1.12  Director. A person who, on an applicable grant date: (a) is an elected member of the Board or of the board of directors of a Related Entity (or has been appointed to the Board or to the board of directors of a Related Entity to fill an unexpired term and will continue to serve at the expiration of that term only if elected by shareholders); and (b) is not an Employee. For purposes of applying this definition, a Director’s status will be determined as of the grant date applicable to each affected Award.

1.13  Disability. Unless specified otherwise in the Award Agreement:

(a)  With respect to an Incentive Stock Option, as defined in Code § 22(e)(3);

(b)  With respect to any Award subject to Code § 409A, as defined under Code § 409A; and

(c)  With respect to any Award not described in subsection (a) or (b) of this definition, as defined in any long-term disability policy or benefit contract maintained by the Company that is applicable to the Participant and in effect on the grant date.

1.14  Effective Date. The date specified in Article XV.

1.15  Employee. Any person who, on any applicable date, is a common law employee of the Company or any Related Entity. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company for any reason and on any basis will be treated as a common law employee only from the date that reclassification occurs and will not retroactively be reclassified as an Employee for any purpose of this Plan.

1.16  Equity Plan Board. Those Board members who: (a) are “outside directors” as defined in Treasury Regulation § 1.162-27(c)(3)(i); (b) are “non-employee” directors within the meaning of Rule 16b-3 under the Act; (c) are “independent directors” under the rules of the exchange on which the Shares are listed; and (d) do not receive remuneration from the Company or any Related Entity in any capacity other than as a director, except as permitted under Treas. Reg. § 1.162-27(e)(3)(ii).

1.17  Exercise Price. The amount, if any, that a Participant must pay to exercise an Award.

1.18  Fair Market Value. The value of one share of Stock on any relevant date, determined under the following rules:

(a)  If the Stock is traded on an exchange, the reported “closing price” on the relevant date, if it is a trading day, otherwise on the preceding trading day; or

(b)  If subsection (a) of this definition does not apply: (i) with respect to any Nonqualified Stock Option, Stock Appreciation Right or Award subject to Code § 409A, the fair market value as determined by the Equity Plan Board through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, that satisfies the requirements of Code § 409A and Treasury Regulation § 1.409A-1(b)(5)(iv)(B); and (ii) with respect to any other Award, the fair market value as determined by the Equity Plan Board in good faith and, with respect to Incentive Stock Options, consistent with the rules prescribed under Code § 422.

1.19  Incentive Stock Option. Any Option that, on the grant date, meets the conditions imposed under Code § 422 and is not subsequently modified in a manner inconsistent with Code § 422.

1.20  Nonqualified Stock Option. Any Option that is not an Incentive Stock Option.

1.21  Other Stock-Based Award. An Award granted pursuant to Article VIII of the Plan.

1.22  Option. The right granted under Section 6.00 to a Participant to purchase a share of Stock at a stated price for a specified period of time that may be either an Incentive Stock Option or a Nonqualified Stock Option.

1.23  Participant. Any Employee or Director to whom an Award has been granted and which is still outstanding.

1.24  Performance Criteria. The criteria described in Section 9.02.

1.25  Performance Period. The period over which the Equity Plan Board will determine if applicable Performance Criteria have been met.

1.26  Performance Award. An Award granted to a Participant contingent upon satisfaction of conditions described in Article IX.

1.27  Plan. The FirstMerit Corporation 2011 Equity Incentive Plan.

1.28  Plan Year. The Company’s fiscal year.

1.29  Prior Plan. The FirstMerit Corporation Amended and Restated 2006 Equity Plan. Upon approval of the Plan by the Company’s shareholders, the Prior Plan shall terminate and no further awards may be granted under the Prior Plan; however, awards outstanding under the Prior Plan shall continue to be subject to the terms and conditions of the Prior Plan.

1.30  Related Entity. Any entity with whom the Company would be considered a single employer under Code §§ 414(b) or (c), but modified as permitted under any Code section relevant to the purpose for which the definition is applied.

1.31  Restricted Stock. A share of Stock issued to a Participant contingent upon satisfaction of conditions described in Article VI.

1.32  Restriction Period. The period over which the Equity Plan Board will determine if a Participant has met conditions placed on Restricted Stock.

1.33  Retirement. Unless otherwise specified in the Award Agreement, the date an Employee terminates on or after reaching age 55 and qualifying to receive benefits under any defined benefit type deferred compensation arrangement (as defined in Section3(35) of the Employee Retirement Income Security Act of 1974, as amended, but without regard to subsections (A) and (B) of that definition), whether or not intended to comply with Code § 401(a), then maintained by the Company or any Related Entity that is applicable to the Employee., and if the Employee is not a participant in such a plan, applied as though the Employee was eligible to participate in such a plan.

1.34  Shares. The common shares, without par value, issued by the Company or any security issued by the Company in substitution, exchange or in place of these shares.

1.35  Stock Appreciation Right (or “SAR”). An Award granted under Article X and consisting of the potential appreciation of the shares of Stock underlying the Award.

1.36  Ten Percent Holder. An Employee who, on the grant date of an Incentive Stock Option, owns (as defined in Code § 424(d)) stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company (or the combined voting power of any Related Entity), determined under rules issued under Code § 422.

1.37  Whole-Share. A share of Stock issued under Article VII.

ARTICLE II
ELIGIBILITY

2.01  Awards to Employees. Consistent with the terms of the Plan and subject to Section 2.03, the Equity Plan Board will decide which Employees will be granted Awards and the type of Award to be granted to Employees and the terms upon which those Awards will be granted and may be earned. The Equity Plan Board may establish different terms and conditions: (a) for each type of Award granted to an Employee; (b) for each Employee receiving the same type of Award; and (c) for the same Employee for each Award the Employee receives, whether or not those Awards are granted at different times.

2.02  Awards to Directors. Consistent with the terms of the Plan and subject to Section 2.03, the Board will grant Awards to Directors and the type of Award to be granted to Directors and the terms upon which those Awards will be granted and may be earned.

2.03  Conditions of Participation. By accepting an Award, each Employee and Director agrees: (a) to be bound by the terms of the Award Agreement and the Plan and to comply with other conditions imposed by the Equity Plan Board; and (b) that the Equity Plan Board (or the Board, as appropriate) may amend the Plan and the Award Agreements without any additional consideration to the extent necessary to avoid penalties arising under Code § 409A, even if those amendments reduce, restrict or eliminate rights that were granted under the Plan or Award Agreement (or both) before those amendments.

ARTICLE III
ADMINISTRATION

3.01  Duties. The Committee is responsible for administering the Plan and has all powers appropriate and necessary to that purpose. The Committee also may recommend the types of Awards to be issued to Employees, the terms of those Awards and the Employees to whom they will be issued, although the Equity Plan Board has final authority to grant Awards to Employees as described in Section 2.01 and to establish the terms of those Awards and the Board has final authority to grant Awards to Directors as described in Section 2.02. Consistent with the Plan’s objectives, the Board, the Equity Plan Board and the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the Company’s and its Related Entities interests, and have complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Board or the Equity Plan Board will be final, binding and conclusive for all purposes and upon all persons.

3.02  Delegation of Duties. In its sole discretion, the Board, the Equity Plan Board and the Committee may delegate any ministerial duties associated with the Plan to any person (including Employees) that it deems appropriate. However, none of the Board, the Equity Plan Board or the Committee may delegate any duties it is required to discharge to comply with Code § 162(m).

3.03  Award Agreement. As soon as administratively feasible after the grant date, the Committee, at the Equity Plan Board’s (or the Board’s, if appropriate) direction will prepare and deliver an Award Agreement to each affected Participant that: (a) will describe the terms of the Award, including (i) the type of Award and when and how it may be exercised or earned, (ii) any Exercise Price associated with that Award and (ii) how the Award will or may be settled; and (b) to the extent different from the terms of the Plan, will describe (i) any conditions that must be met before the Award may be exercised or earned, (ii) any objective restrictions placed on the Award and any performance-related conditions and Performance Criteria that must be met before those restrictions will be released and (ii) any other applicable terms and conditions affecting the Award. Notwithstanding the foregoing, subject to Section 4.05 and Articles XI and XII of the Plan or as described in the related Award Agreement in connection with a Participant’s death, termination due to Disability and/or Retirement, no condition on the vesting of an Award that is based upon achievement of specified performance goals shall be based on performance over a period of less than one year and no condition on vesting of an Award that is based upon continued employment or the passage of time shall provide for vesting in full of the Award more quickly than in pro rata installments over three years from the date of grant of the Award.

3.04  Restriction on Repricing. Except for adjustments made pursuant to Section 4.03 of the Plan, in no event may the Board, Equity Plan Board or the Compensation Committee amend the terms of an outstanding Award to reduce the exercise price of an outstanding Option or Stock Appreciation Right or cancel an outstanding Option or Stock Appreciation Right in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Option or Stock Appreciation Right without shareholder approval.

ARTICLE IV:
LIMITS ON STOCK SUBJECT TO AWARDS

4.01  Number of Authorized Shares. Subject to Section 4.03, the number of Shares subject to Awards under the terms of this Plan may not be larger than the sum of: (a) the number of Shares authorized to be granted under the Prior Plan but which were not subject to outstanding awards under the Prior Plan on the Effective Date, but not any Shares subject to awards issued under the Prior Plan that are subsequently forfeited under the terms of the Prior Plan; plus (b) 4,600,363, all of which may be issued as Incentive Stock Options. The Shares to be delivered under the Plan may consist, in whole or in part, of treasury Shares or authorized but unissued Shares not reserved for any other purpose. Subject to the limits imposed under this Article IV, upon the grant of an Award, the number of Shares available for issuance under the Plan shall be reduced by an amount equal to the number of Shares subject to such Award, and any Shares underlying such an Award that become available for future grant under the Plan pursuant to Section 4.02 shall be added back to the Plan in an amount equal to the number of Shares subject to such an Award that become available for future grant under the Plan pursuant to Section 4.02.

4.02  Share Usage. In addition to the number of Shares provided for in Section 4.01, the following Shares shall be available for Awards under the Plan: (a) Shares covered by an Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares; (b) Shares covered by an Award that is settled only in cash or for less than the full number of Shares subject to the Award; (c) Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees or Directors as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company or any Related Entity; (d) any Shares subject to outstanding awards under the Prior Plan as of the Effective Date that on or after the Effective Date cease for any reason to be subject to such awards other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and non-forfeitable Shares; (e) any Shares from awards exercised for or settled in vested and nonforfeitable Shares that are later returned to the Company pursuant to any compensation recoupment policy, provision or agreement; or (f) Shares surrendered upon exercise of an Award as payment of the applicable exercise price or withheld to satisfy any applicable taxes.

4.03  Adjustment in Capitalization. If, after the Effective Date, there is a Share dividend or Share split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or other similar corporate change affecting Share, the Committee will appropriately adjust: (a) the number of Awards that may or will be granted to Participants during a Plan Year; (b) the aggregate number of Shares available for Awards under Section 4.01 or subject to outstanding Awards (as well as any share-based limits imposed under this Plan); (c) the respective Exercise Price, number of Shares and other limitations applicable to outstanding or subsequently granted Awards; and (d) any other factors, limits or terms affecting any outstanding or subsequently granted Awards. Notwithstanding the foregoing, an adjustment to a Nonqualified Stock Option or a SAR pursuant to this Section 4.03 shall be made only to the extent such adjustment complies with the requirements of Code § 409A.

4.04  Limits on Awards to Covered Officers. During any Plan Year, no Covered Officer may receive: (a) Options covering more than 800,000 Shares (adjusted as provided in Section 4.03), including Awards that are cancelled during each Plan Year granted; (b) SARs covering more than 800,000 Shares (adjusted as provided in Section 4.03); or (c) Performance Awards covering more than 500,000 Shares (adjusted as provided in Section 4.03).

4.05  Limits on Certain Awards. Notwithstanding anything in the Plan to the contrary, Awards covering up to 644,000 Shares may be granted without regard to the minimum vesting requirements of Section 3.03 of the Plan.

ARTICLE V
OPTIONS

5.01  Grant of Options. Subject to the terms of the Plan and the associated Award Agreement, at any time during the term of this Plan: (a) the Equity Plan Board may grant Options to Employees, provided that Incentive Stock Options may only be granted to Employees of the Company or any Related Entity that is also “subsidiary” corporation as defined under Code § 424(f)) of the Company; and (b) the Board may, in its sole discretion, grant Options to Directors in such a number as it determines appropriate.

5.02  Exercise Price. Except to the extent necessary to implement Section 5.06, each Option will bear an Exercise Price equal to at least 100 percent of the Fair Market Value of a Share on the grant date; provided, however, that the Exercise Price of an Incentive Stock Option granted to a Ten Percent Holder will be at least 110 percent of the Fair Market Value of a share of Stock on the grant date.

5.03  Exercise of Options. Subject to Section 11.00 and any terms, restrictions and conditions specified in the Plan and unless specified otherwise in the Award Agreement, Options will be exercisable at the time (or times) specified in the Award Agreement. Notwithstanding the foregoing: (a) no Incentive Stock Option may be exercised more than ten years after it is granted (five years in the case of an Incentive Stock Option granted to Ten Percent Holder); and (b) no Nonqualified Stock Option will be exercisable more than ten years after it is granted.

5.04  Incentive Stock Options. Notwithstanding anything in the Plan to the contrary:

(a)  The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Code § 422.

(b)  The aggregate Fair Market Value of the Shares (determined as of the grant date) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all option plans of the Company and all Related Entities of the Company) will not exceed $100,000 (or such other amount specified in Code § 422(d)), determined under rules issued under Code § 422.

(c)  No Incentive Stock Option will be granted to any person who is not an Employee on the grant date.

5.05  Exercise Procedures and Payment for Options. Except as otherwise provided in the Plan or in a related Award Agreement, an Option may be exercised for all or any portion of the Shares for which it is then exercisable. An Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Committee which sets forth the number of Shares with respect to which the Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of an Option may be paid: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; provided that such Shares had been held for at least six months or such other period required to obtain favorable accounting treatment and to comply with the requirements of Section 16 of the Act; (c) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by applicable law); (d) by a combination of the methods described in clauses (a), (b) and/or (c); or (e) though any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

5.06  Substitution of Options. In the Company’s discretion, persons who become Employees as a result of a transaction described in Code § 424(a) may receive Options in exchange for options granted by their former employer or the former Related Entity subject to the rules and procedures prescribed under Code § 424.

5.07  Rights Associated With Options.

(a)  A Participant to whom an unexercised Option has been granted will have no voting or dividend rights with respect to the Shares underlying that unexercised Option and the Option will be transferable only to the extent provided in Section 14.01.

(b)  Unless otherwise specified in the Award Agreement or as otherwise specifically provided in the Plan, Shares acquired through an Option: (i) will bear all dividend and voting rights associated with Shares; and (ii) will be transferable, subject to applicable federal securities laws, the requirements of any national securities exchange or system on the which the Shares are then listed or traded or any blue sky or state securities laws.

ARTICLE VI
RESTRICTED STOCK

6.01  Grant of Restricted Stock. Subject to the terms, restrictions and conditions specified in the Plan and the associated Award Agreement, at any time during the term of this Plan: (a) the Equity Plan Board may grant shares of Restricted Stock to Employees; and (b) the Board may, in its sole discretion, grant between a number of shares of Restricted Stock to any Director during any Plan Year as it determines appropriate.

6.02  Earning Restricted Stock. Subject to the terms, restrictions and conditions specified in the Plan and the associated Award Agreement and unless otherwise specified in the Award Agreement:

(a)  Terms, restrictions and conditions imposed on Restricted Stock granted to Employees and Directors will lapse as described in the Award Agreement.

(b)  During the Restriction Period, Restricted Stock will be held by the Company as escrow agent. The Restricted Stock will be: (i) forfeited, if all terms, restrictions and conditions described in the Award Agreement have not been met; or (ii) released from escrow and distributed to the Participant as soon as practicable after the last day of the Restriction Period, if all terms, restrictions and conditions specified in the Award Agreement have been met. Any Restricted Stock Award relating to a fractional share of Stock will be rounded up to the next whole share when settled.

6.03  Rights Associated With Restricted Stock. During the Restriction Period and unless the associated Award Agreement specifies otherwise:

(a)  Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; but

(b)  Each Participant to whom Restricted Stock has been issued: (i) may exercise full voting rights associated with that Restricted Stock; and (ii) will be entitled to receive all dividends and other distributions paid with respect to that Restricted Stock; provided, however, that if any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were issued.

ARTICLE VII
WHOLE SHARES

The Equity Plan Board may grant Whole-Shares to Employees on any basis and on any terms it deems appropriate.

ARTICLE VIII
OTHER STOCK-BASED AWARDS

8.01  Grant of Other Stock-Based Awards. Subject to the terms and conditions of the Plan, Other Stock-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Equity Plan Board in its sole discretion. Other Stock-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, the Shares, and shall be in such form as the Equity Plan Board shall determine, including without limitation, time-based or performance-based restricted stock units that are settled in Shares and/or cash.

8.02  Award Agreement. Each Other Stock-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Stock-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Equity Plan Board shall determine and which are not inconsistent with the terms and conditions of the Plan.

8.03  Form of Settlement. An Other Stock-Based Award may be settled in full Shares, cash or a combination thereof, as specified by the Equity Plan Board in the related Award Agreement

8.04  Dividend Equivalents. Awards of Other Stock-Based Awards may provide the Participant with dividend equivalents, as determined by the Equity Plan Board in its sole discretion and set forth in the related Award Agreement.

ARTICLE IX
PERFORMANCE AWARDS

9.01  Generally.  Any Award of Restricted Stock or Other Stock-Based Award may be granted: (a) to Covered Officers in a manner that qualifies as “performance-based compensation” under Code § 162(m); or (b) to Employees who are not Covered Officers in any manner reasonably determined by the Equity Plan Board. Subject to any terms, restrictions and conditions specified in the Plan and the Award Agreement, the granting or vesting of Performance Awards will, in the Equity Plan Board’s sole discretion, be based on achieving performance objectives derived from one or more of the Performance Criteria specified in Section 9.02. However, the Equity Plan Board’s authority to issue any Performance Awards to Covered Officers will expire no later than the first annual meeting of the Company’s shareholders that occurs in the fifth year following the year in which the Company’s shareholders approved the original version of the Plan, unless the shareholders reapprove the Performance Criteria in accordance with the requirements of Code § 162(m).

9.02  Performance Criteria.

(a)  The granting or vesting of a Performance Award that is intended to qualify as “performance-based compensation” under Code § 162(m) will be based on one or more (or a combination) of the following Performance Criteria and may be applied solely with reference to the Company (and/or any Related Entity) or relatively between the Company (and/or any Related Entity) and one or more unrelated entities:

(i) Net earnings or net income (before or after taxes);

(ii) Earnings per share;

(iii) Deposit or asset growth;

(iv) Net operating income;

(v) Return measures (including return on assets and equity);

(vi) Fee income;

(vii) Earnings before or after taxes, interest, depreciation and/or amortization;

(viii) Interest spread;

(ix) Productivity ratios;

(x) Share price (including, but not limited to, growth measures and total shareholder return);

(xi) Expense targets;

(xii) Credit quality;

(xiii) Efficiency ratio;

(xiv) Market share;

(xv) Customer satisfaction;

(xvi) NIACC (net income after cost of capital); and

(xvii) Revenue (including gross revenue, net revenue and revenue growth).

(b)  The granting or vesting of Performance Awards granted to Participants who are not Covered Officers may be based on one or more (or a combination) of the Performance Criteria listed in Section 9.02(a) or on other factors the Equity Plan Board believes are relevant and appropriate.

(c)  Different Performance Criteria may be applied to individual Employees or to groups of Employees and, as specified by the Equity Plan Board, may be based on the results achieved: (i) separately by the Company or any Related Entity; (ii) any combination of the Company and Related Entities; or (iii) any combination of segments, products or divisions of the Company and Related Entities.

(d)  The Equity Plan Board: (i) will make appropriate adjustments to Performance Criteria to reflect the effect on any Performance Criteria of any stock dividend or stock split affecting the Shares, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of Shares or similar corporate change. Also, the Equity Plan Board, will make a similar adjustment to any portion of a Performance Criteria that is not based on Shares but which is affected by an event having an effect similar to those just described; and (ii) to the extent permitted under Code § 162(m), may make appropriate adjustments to Performance Criteria to reflect a substantive change in an Employee’s job description or assigned duties and responsibilities.

(e)  Performance Criteria will be established in an associated Award Agreement: (i) as soon as administratively practicable after established; but (ii) in the case of Covered Officers, no later than the earlier of (A) 90 days after the beginning of the applicable Performance Period or (B) the expiration of 25 percent of the applicable Performance Period.

9.03  Earning Performance Awards.  Except as otherwise provided in the Plan or the Award Agreement, as of the end of each Performance Period, the Committee will certify to the Equity Plan Board and the Equity Plan Board will independently certify the extent to which the Employee has or has not met his or her Performance Criteria and Performance Awards will be:

(a)  Forfeited, to the extent that the Equity Plan Board concludes that the related Performance Criteria have not been met at the end of the Performance Period; or

(b)  To the extent that the Equity Plan Board certifies that the related Performance Criteria have been met, distributed to the Employee in the form of cash and/or Shares as specified in the Award Agreement no later than the later of: (i) the 15th day of the third month following the end of the Participant’s taxable year in which the applicable Performance Period ends; or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the applicable Performance Period ends.

9.04  Rights Associated with Performance Awards.  During the Performance Period, and unless the Award Agreement provides otherwise:

(a)  Employees may not exercise voting rights associated with their Performance Awards; and

(b)  With respect to any Performance Share, all dividends and other distributions paid with respect to any Performance Share will be held by the Company as escrow agent during the Performance Period. At the end of the Performance Period, these dividends and other distributions will be distributed to the Participant or forfeited as provided in Section 9.03. No interest or other accretion will be credited with respect to any dividends and other distributions held in this escrow account. If any dividends or other distributions are paid in Shares, those Shares or the will be subject to the same restrictions on transferability and forfeitability as the Shares with respect to which they were issued. Dividend equivalents granted with respect to Performance Awards, other than Performance Shares, will be distributed to the Participant or forfeited as provided in Section 9.03. No interest or other accretion will be credited with respect to any dividend equivalent.

ARTICLE X
STOCK APPRECIATION RIGHTS

10.01  SAR Grants.  Subject to the terms of the Plan and the associated Award Agreement, the Equity Plan Board may grant SARs to Employees at any time during the term of this Plan.

10.02  Exercise Price.  The Exercise Price specified in the Award Agreement will not be less than 100 percent of the Fair Market Value of a share of Stock on the grant date.

10.03  Exercise and Settling of SARs.

(a)  SARs will be exercisable subject to the terms specified in the Award Agreement; provided, however, that no SAR shall be exercisable more than 10 years after the grant date.

(b)  Except as otherwise provided in the Plan or in a related Award Agreement, a SAR may be exercised for all or any portion of the Shares for which it is then exercisable. A SAR shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Committee which sets forth the number of Shares with respect to which the SAR is to be exercised. Upon exercise, an SAR shall entitle a Participant to an amount equal to: (a) the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the exercise price per Share; multiplied by (b) the number of Shares with respect to which the SAR is exercised. A SAR may be settled in full Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

ARTICLE XI
TERMINATION

11.01  Retirement.  Unless specified otherwise in the Award Agreement or this Plan:

(a)  All Nonqualified Stock Options and SARs then held by a Retiring Participant (whether or not then exercisable) will be fully exercisable when the Participant Retires and may be exercised at any time before the earlier of: (i) the expiration date specified in the Award Agreement; or (ii) five years after the Retirement date (or any shorter period specified in the Award Agreement).

(b)  All Incentive Stock Options then held by a Retiring Participant (whether or not then exercisable) will be fully exercisable when the Participant Retires and may be exercised at any time before the earlier of: (i) the expiration date specified in the Award Agreement; or (ii) three months after the Retirement date (or any shorter period specified in the Award Agreement). However, an Incentive Stock Option that is not exercised within three months after the Retirement date will be treated as a Nonqualified Stock Option and may be exercised within the period described in Section 11.01(a).

(c)  All Restricted Stock granted to a Retiring Participant that is unvested when the Participant Retires will be fully vested when the Participant Retires.

(d)  A prorated portion of all Performance Awards granted to a Retiring Participant that are then subject to a pending Performance Period will be vested when the Participant Retires but only if the applicable Performance Criteria are met at the end of that Performance Period. The portion of the Performance Award vesting will be based on the extent to which the applicable Performance Criteria are met multiplied by the number of whole months between the beginning of the Performance Period and the date the Participant Retires and divided by the number of whole months included in the Performance Period.

11.02  Death or Disability.  Unless specified otherwise in the Award Agreement or this Plan:

(a)  All Nonqualified Stock Options and SARs then held by a Participant who dies or becomes Disabled (whether or not then exercisable) will be fully exercisable when the Participant dies or becomes Disabled and may be exercised at any time before the earlier of: (i) the expiration date specified in the Award Agreement; or (ii) five years after the date of death or Disability (or any shorter period specified in the Award Agreement).

(b)  All Incentive Stock Options then held by a Disabled or dead Participant (whether or not then exercisable) will be fully exercisable when the Participant dies or becomes Disabled and may be exercised at any time before the earlier of: (i) the expiration date specified in the Award Agreement; or (ii) one year after the Termination date (or any shorter period specified in the Award Agreement). However, an Incentive Stock Option that is not exercised within one year after the Termination date will be treated as a Nonqualified Stock Option and may be exercised within the period described in Section 11.02(a).

(c)  All Restricted Stock granted to a Participant who dies or becomes Disabled that is unvested when the Participant dies or becomes Disabled will be fully vested when the Participant dies or becomes Disabled.

(d)  A prorated portion of all Performance Awards granted to a Participant who dies or becomes Disabled that are then subject to a pending Performance Period will be vested when the Participant dies or becomes Disabled but only if the applicable Performance Criteria are met at the end of that Performance Period. The portion of the Performance Award vesting will be based on the extent to which the applicable

Performance Criteria are met multiplied by the number of whole months between the beginning of the Performance Period and the date the Participant dies or becomes Disabled and divided by the number of whole months included in the Performance Period.

11.03  Termination for Cause.  Unless specified otherwise in the Award Agreement or this Plan, all Awards that are outstanding (whether or not then exercisable) will be forfeited when (and if) a Participant terminates (or is deemed to have been terminated) for Cause.

11.04  Termination for any Other Reason.  Unless specified otherwise in the Award Agreement or this Plan (and except as provided in the next sentence of this section) or subsequently (but only to the extent permitted under Code § 409A), any Awards that are outstanding when a Participant terminates for any reason not described in Sections 11.01 through 11.03 will be forfeited. However, any Options and SARs that are outstanding when a Participant is involuntarily terminated without Cause and which are then exercisable may be exercised at any time before the earlier of (a) the expiration date specified in the Award Agreement or (b) 30 days after the Termination date (or any shorter period specified in the Award Agreement) and all Options and SARs that are not then exercisable will terminate on the termination date.

ARTICLE XII
EFFECT OF CHANGE IN CONTROL

12.01  Accelerated Vesting and Settlement.  Upon a Change in Control, all of a Participant’s Awards will be treated as provided in the related Award Agreement or in a separate written change in control or similar agreement between the Participant and the Company or any Related Entity.

12.02  Effect of Code § 280G.  Unless specified otherwise in the Award Agreement or in another written agreement between the Participant and the Company or a Related Entity executed simultaneously with or before any Change in Control, if the sum (or value) of the payments pursuant to Section 12.01 constitute an “excess parachute payment” as defined in Code § 280G(b)(1) when combined with all other parachute payments attributable to the same Change in Control, the Company or other entity making the payment (“Payor”) will reduce the Participant’s benefits under this Plan so that the Participant’s total “parachute payment” as defined in Code § 280G(b)(2)(A) under this Plan, an Award Agreement and all other agreements will be $1.00 less than the amount that otherwise would generate an excise tax under Code § 4999. If the reduction described in the preceding sentence applies, within 10 business days of the effective date of the event generating the payments (or, if later, the date of the Change in Control), the Payor will apprise the Participant of the amount of the reduction (“Notice of Reduction”). Within 10 business days of receiving that information, the Participant may specify, to the extent permitted under Code § 409A, how and against which benefit or payment source, (including benefits and payment sources other than this Plan) the reduction is to be applied (“Notice of Allocation”). The Payor will be required to implement these directions within 10 business days of receiving the Notice of Allocation. If the Payor has not received a Notice of Allocation from the Participant within 10 business days of the date of the Notice of Reduction or if the allocation provided in the Notice of Allocation is not sufficient to fully implement the reduction described in this section, the Payor will apply the reduction described in this section proportionately based on the amounts otherwise payable under Section 12.01 or, if a Notice of Allocation has been returned that does not sufficiently implement the reduction described in this section, on the basis of the reductions specified in the Notice of Allocation.

ARTICLE XIII
AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

The Company may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by: (a) Rule 16b-3 under the Act, or any successor rule or regulation; (b) applicable requirements of the Code; or (c) any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. Also, no Plan amendment may: (d) result in the loss of a Committee member’s or Equity Plan Board member’s status as a “non-employee director” as defined in Rule 16b-3 under the Act, or any successor rule or regulation; (e) cause the Plan to fail to meet requirements imposed by Rule 16b-3; or (f) without the consent of the affected Participant (and except as specifically provided otherwise in this Plan or the Award Agreement), adversely affect any Award granted before the amendment, modification or termination. However, nothing in this section will restrict the Company’s right to amend the Plan and any Award Agreements without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code § 409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.

ARTICLE XIV
MISCELLANEOUS

14.01  Assignability.  Except as described in this section or as provided in Section 14.02, an Award may not be transferred except by will or the laws of descent and distribution and, during the Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative. However, with the permission of the Committee, a Participant or a specified group of Participants may transfer Awards (other than Incentive Stock Options) to a revocable inter vivos trust of which the Participant is the settlor, or may transfer Awards (other than Incentive Stock Options) to any member of the Participant’s immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the Participant’s immediate family, any partnership or limited liability company whose only partners or members are members of the Participant’s immediate family or an organization described in Code § 501(c)(3) (“Permissible Transferees”). Any Award transferred to a Permissible Transferee will continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Committee. A Permissible Transferee may not retransfer an Award except by will or the laws of descent and distribution and then only to another Permissible Transferee.

14.02  Beneficiary Designation.  Each Participant may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death. Unless otherwise provided in the Beneficiary designation, each designation made will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective Beneficiary designation, the deceased Participant’s Beneficiary will be his or her surviving spouse or, if none, the deceased Participant’s estate. The identity of a Participant’s designated Beneficiary will be based only on the information included in the latest Beneficiary designation form completed by the Participant and will not be inferred from any other evidence.

14.03  No Guarantee of Continuing Services.  Except as specifically provided elsewhere in the Plan, nothing in the Plan may be construed as: (a) interfering with or limiting the right of the Company or any Related Entity to terminate any Employee’s employment at any time; (b) conferring on any Participant any right to continue as an Employee or director of the Company or any Related Entity; (c) guaranteeing that any Employee will be selected to be a Participant; or (d) guaranteeing that any Participant will receive any future Awards.

14.04  Tax Withholding.

(a)  The Company or Related Entity, as applicable, shall have the power and the right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to an Award granted under the Plan. This amount may, as determined by the Equity Plan Board in its sole discretion, be: (i) withheld from other amounts due to the Participant; (ii) withheld from the value of any Award being settled or any Shares being transferred in connection with the exercise or settlement of an Award; (iii) withheld from the vested portion of any Award (including the Shares transferable thereunder), whether or not being exercised or settled at the time the taxable event arises; (iv) collected directly from the Participant; or (v) satisfied through any combination of the methods described above.

(b)  Subject to the approval of the Equity Plan Board, a Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company or Related Entity, as applicable, withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction; provided that such Shares would otherwise be distributable to the Participant at the time of the withholding and if such Shares are not otherwise distributable at the time of the withholding, provided that the Participant has a vested right to distribution of such Shares at such time. All such elections shall be irrevocable and made in writing and shall be subject to any terms and conditions that the Committee, in its sole discretion, deems appropriate.

14.05  Indemnification.  Each individual who is or was a member of the Board, the Equity Plan Board or the Committee will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or not taken under the Plan as a Board, Equity Plan Board or Committee member and against and from any and all amounts paid, with the Company’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Board, Equity Plan Board or Committee member or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Board, Equity Plan Board or Committee member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company’s organizational documents, by contract, as a matter of law or otherwise.

14.06  No Limitation on Compensation.  Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or directors, in cash or property, in a manner not expressly authorized under the Plan.

14.07 Requirements of Law.  The grant of Awards and the issuance of Shares will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no Shares will be issued under the Plan unless the Company is satisfied that the issuance of those Shares will comply with applicable federal and state securities laws. Certificates for Shares delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Equity Plan Board believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Stock is then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.

14.08  Governing Law.  The Plan, and all agreements hereunder, will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio.

14.09  No Impact on Benefits.  Plan Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

14.10  Code § 409A Compliance.  It is intended that Awards granted under the Plan are either exempt from the application of, or comply with, Code § 409A and the Plan shall be interpreted, administered and operated accordingly. Nothing herein shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant.

14.11  Savings Clause.  In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE XV
EFFECTIVE DATE AND TERM OF THE PLAN

The effective date of the Plan shall be the date on which the Plan is approved by the Company’s shareholders and the Plan shall terminate and no Awards may be granted after the tenth anniversary of this date. Notwithstanding the foregoing, no Incentive Stock Options shall be granted more than ten years after the date the Plan is approved by the Board. The termination of the Plan shall not preclude the Company from complying with the terms of Awards outstanding on the date the Plan terminates.

ANNUAL MEETING OF SHAREHOLDERS OF
FIRSTMERIT CORPORATION
April 20, 2011
COMMON

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 20, 2011
The Proxy Statement, Form 10-K for the year ended December 31, 2010 and the 2010 Annual Report to Shareholders are available at http://www.proxydocs.com/fmer
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   â

■ 21230304030000000000 8	042011

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of twelve directors

NOMINEES:
☐	FOR ALL NOMINEES	O O	Steven H. Baer Karen S. Belden
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O O O	R. Cary Blair John C. Blickle Robert W. Briggs
☐	FOR ALL EXCEPT (See instructions below)	O O O O O O O	Richard Colella Gina D. France Paul G. Greig Terry L. Haines J. Michael Hochschwender Clifford J. Isroff Philip A. Lloyd II
INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2011.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	To approve the advisory proposal regarding FirstMerit’s executive compensation.	☐	☐	☐

		1 YEAR	2 YEARS	3 YEARS	ABSTAIN
4.	To recommend the frequency of a vote on executive compensation.	☐	☐	☐	☐

		FOR	AGAINST	ABSTAIN
5.	To approve the adoption of FirstMerit’s 2011 Equity Incentive Plan.	☐	☐	☐

6.	Such other business which is properly brought before said meeting and any adjournments thereof.
The Board of Directors Recommends a Vote FOR All Nominees and FOR Proposals 2, 3 and 5, and 3 YEARS for Proposal 4.
The undersigned acknowledges receipt from FirstMerit Corporation prior to the execution of this proxy of the Notice of Meeting and a proxy statement.
DO YOU HAVE ANY COMMENTS? Please use the comments box on the reverse side.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ANNUAL MEETING OF SHAREHOLDERS OF
FIRSTMERIT CORPORATION
April 20, 2011
COMMON
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 20, 2011
The Proxy Statement, Form 10-K for the year ended December 31, 2010 and the 2010 Annual Report to Shareholders are available at
http://www.proxydocs.com/fmer
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
ê   Please detach along perforated line and mail in the envelope provided.  ê

■ 21230304030000000000 8	042011

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of twelve directors

NOMINEES:
☐	FOR ALL NOMINEES	O O	Steven H. Baer Karen S. Belden
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O O O	R. Cary Blair John C. Blickle Robert W. Briggs
☐	FOR ALL EXCEPT (See instructions below)	O O O O O O O	Richard Colella Gina D. France Paul G. Greig Terry L. Haines J. Michael Hochschwender Clifford J. Isroff Philip A. Lloyd II
INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2011.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	To approve the advisory proposal regarding FirstMerit’s executive compensation.	☐	☐	☐

		1 YEAR	2 YEARS	3 YEARS	ABSTAIN
4.	To recommend the frequency of a vote on executive compensation.	☐	☐	☐	☐

		FOR	AGAINST	ABSTAIN
5.	To approve the adoption of FirstMerit’s 2011 Equity Incentive Plan.	☐	☐	☐

6.	Such other business which is properly brought before said meeting and any adjournments thereof.
The Board of Directors Recommends a Vote FOR All Nominees and FOR Proposals 2, 3 and 5, and 3 YEARS for Proposal 4.
The undersigned acknowledges receipt from FirstMerit Corporation prior to the execution of this proxy of the Notice of Meeting and a proxy statement.
DO YOU HAVE ANY COMMENTS? Please use the comments box on the reverse side.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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1                    ■

COMMON	FIRSTMERIT CORPORATION
ANNUAL MEETING OF SHAREHOLDERS, APRIL 20, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF FIRSTMERIT CORPORATION.
     The undersigned hereby appoints PAUL G. GREIG, TERRENCE E. BICHSEL AND JUDITH A. STEINER, and each of them, proxies with full power of substitution to vote on behalf of the shareholders of FirstMerit Corporation on Wednesday, April 20, 2011, and any adjournment(s) and postponement(s) thereof, with all powers that the undersigned would possess if personally present, with respect to the proposal(s) set forth on the reverse side hereof. The affirmative vote of a majority of the shares represented at the meeting may authorize the adjournment of the meeting; provided, however, that no proxy which is voted against a proposal will be voted in favor of adjournment to solicit further proxies for such proposal.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF THIS PROXY IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY PROPOSAL, THE PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES, “FOR” THE APPROVAL OF PROPOSALS TWO, THREE AND FIVE AND FOR “3 YEARS” ON PROPOSAL FOUR. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.
(Continued and to be signed on the reverse side.)
COMMENTS:

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